                                                                    EXHIBIT 3.2


                                     FORM OF

                                     BY-LAWS

                                       OF

                              BAYLIS BROTHERS INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall he designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a Stockholder or Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders. the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall he present or represented. At such adjourned meeting, at which a quorum shall be present or represented. any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the Delaware General Corporation Law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

     (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

     SECTION 6. The Board of Directors, in advance of any meeting, may. but need not. appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.
Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be one or such other number not greater than ten as may be fixed from time to time by the Board of Directors or the Stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders' meeting is held.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall he held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.

     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee, Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     (b) The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and, if there is no Chairman, of the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President's duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property. the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of Stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the hook in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not he required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation ma issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate. or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any .funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rats in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rats in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation available for distribution as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall not have the right to receive a pro rats share of each or any such asset available for distribution as a dividend; however, the Corporation shall not be prohibited hereby for making a pro rats distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation's Board of Directors.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in either of the following forms: (a) the letters "L.S." or (b) a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may he used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Power To Indemnify In Actions, Suits Or Proceedings Other Than Those By Or In the Right Of The Corporation. Subject to Section 3 of this
Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Power To Indemnify In Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article XIV, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) if the Board of Directors so directs, by the Stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XIV, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would not be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be.

     SECTION 5. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XIV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article XIV, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 6. Expenses Payable In Advance. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal. administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIV. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XIV (as distinguished from advancement of funds pursuant to Section 6 of this Article XIV) shall be made to the fullest extent permitted by law. The provisions of this Article XIV shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this
Article XIV shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 8. Meaning of "other enterprises" in connection with Employee Benefit Plans, etc. For purposes of this Article XIV (including Sections 1, 2, 4 and 9 hereof), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIV.

     SECTION 9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XIV.

                                     FORM OF

                                     BY-LAWS

                                       OF

                          BRUCKNER MANUFACTURING CORP.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall he designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a Stockholder or Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders. the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall he present or represented. At such adjourned meeting, at which a quorum shall be present or represented. any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the Delaware General Corporation Law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

     (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

     SECTION 6. The Board of Directors, in advance of any meeting, may. but need not. appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.
Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be one or such other number not greater than ten as may be fixed from time to time by the Board of Directors or the Stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders' meeting is held.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall he held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.

     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee, Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     (b) The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and, if there is no Chairman, of the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President's duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.

                                    ARTICLE V

                                Contracts. Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property. the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of Stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the hook in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not he required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation ma issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate. or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any .funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rats in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rats in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation available for distribution as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall not have the right to receive a pro rats share of each or any such asset available for distribution as a dividend; however, the Corporation shall not be prohibited hereby for making a pro rats distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation's Board of Directors.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in either of the following forms: (a) the letters "L.S." or (b) a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may 22he used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Power To Indemnify In Actions, Suits Or Proceedings Other Than Those By Or In the Right Of The Corporation. Subject to Section 3 of this
Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Power To Indemnify In Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article XIV, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) if the Board of Directors so directs, by the Stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XIV, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would not be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be.

     SECTION 5. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XIV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article XIV, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 6. Expenses Payable In Advance. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal. administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIV. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XIV (as distinguished from advancement of funds pursuant to Section 6 of this Article XIV) shall be made to the fullest extent permitted by law. The provisions of this Article XIV shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this
Article XIV shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 8. Meaning of "other enterprises" in connection with Employee Benefit Plans, etc. For purposes of this Article XIV (including Sections 1, 2, 4 and 9 hereof), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIV.

     SECTION 9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XIV.

                                     FORM OF

                                     BY-LAWS

                                       OF

                        LOKELANI DEVELOPMENT CORPORATION
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall he designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a Stockholder or Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders. the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall he present or represented. At such adjourned meeting, at which a quorum shall be present or represented. any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the Delaware General Corporation Law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

     (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

     SECTION 6. The Board of Directors, in advance of any meeting, may. but need not. appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.
Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be one or such other number not greater than ten as may be fixed from time to time by the Board of Directors or the Stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders' meeting is held.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall he held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.

     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee, Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     (b) The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and, if there is no Chairman, of the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President's duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.

                                    ARTICLE V

                                Contracts. Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property. the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of Stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the hook in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not he required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation ma issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate. or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any .funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rats in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rats in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation available for distribution as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall not have the right to receive a pro rats share of each or any such asset available for distribution as a dividend; however, the Corporation shall not be prohibited hereby for making a pro rats distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation's Board of Directors.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in either of the following forms: (a) the letters "L.S." or (b) a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may he used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Power To Indemnify In Actions, Suits Or Proceedings Other Than Those By Or In the Right Of The Corporation. Subject to Section 3 of this
Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Power To Indemnify In Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article XIV, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) if the Board of Directors so directs, by the Stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XIV, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would not be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be.

     SECTION 5. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XIV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article XIV, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 6. Expenses Payable In Advance. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal. administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIV. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XIV (as distinguished from advancement of funds pursuant to Section 6 of this Article XIV) shall be made to the fullest extent permitted by law. The provisions of this Article XIV shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this
Article XIV shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 8. Meaning of "other enterprises" in connection with Employee Benefit Plans, etc. For purposes of this Article XIV (including Sections 1, 2, 4 and 9 hereof), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIV.

     SECTION 9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XIV.

                                     FORM OF

                                     BY-LAWS

                                       OF

                             LUXOR INDUSTRIES INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall he designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a Stockholder or Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders. the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall he present or represented. At such adjourned meeting, at which a quorum shall be present or represented. any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the Delaware General Corporation Law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

     (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

     SECTION 6. The Board of Directors, in advance of any meeting, may. but need not. appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.
Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be one or such other number not greater than ten as may be fixed from time to time by the Board of Directors or the Stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders' meeting is held.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall he held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.

     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee, Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     (b) The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and, if there is no Chairman, of the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President's duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts. Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property. the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of Stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the hook in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not he required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation ma issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate. or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any .funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rats in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rats in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation available for distribution as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall not have the right to receive a pro rats share of each or any such asset available for distribution as a dividend; however, the Corporation shall not be prohibited hereby for making a pro rats distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation's Board of Directors.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in either of the following forms: (a) the letters "L.S." or (b) a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may he used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Power To Indemnify In Actions, Suits Or Proceedings Other Than Those By Or In the Right Of The Corporation. Subject to Section 3 of this
Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Power To Indemnify In Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article XIV, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) if the Board of Directors so directs, by the Stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XIV, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would not be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be.

     SECTION 5. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XIV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article XIV, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 6. Expenses Payable In Advance. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal. administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIV. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XIV (as distinguished from advancement of funds pursuant to Section 6 of this Article XIV) shall be made to the fullest extent permitted by law. The provisions of this Article XIV shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this
Article XIV shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 8. Meaning of "other enterprises" in connection with Employee Benefit Plans, etc. For purposes of this Article XIV (including Sections 1, 2, 4 and 9 hereof), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIV.

     SECTION 9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XIV.

                                     FORM OF

                                     BY-LAWS

                                       OF

                     MAILI KAI LAND DEVELOPMENT CORPORATION
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall he designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a Stockholder or Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders. the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall he present or represented. At such adjourned meeting, at which a quorum shall be present or represented. any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the Delaware General Corporation Law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

     (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

     SECTION 6. The Board of Directors, in advance of any meeting, may. but need not. appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.
Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be one or such other number not greater than ten as may be fixed from time to time by the Board of Directors or the Stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders' meeting is held.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall he held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.

     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee, Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     (b) The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and, if there is no Chairman, of the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President's duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.


                                    ARTICLE V

                                Contracts. Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property. the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of Stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the hook in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not he required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation ma issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate. or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any .funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rats in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rats in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation available for distribution as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall not have the right to receive a pro rats share of each or any such asset available for distribution as a dividend; however, the Corporation shall not be prohibited hereby for making a pro rats distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation's Board of Directors.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.



                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in either of the following forms: (a) the letters "L.S." or (b) a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may he used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Power To Indemnify In Actions, Suits Or Proceedings Other Than Those By Or In the Right Of The Corporation. Subject to Section 3 of this
Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Power To Indemnify In Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article XIV, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) if the Board of Directors so directs, by the Stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XIV, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would not be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be.

     SECTION 5. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XIV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article XIV, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 6. Expenses Payable In Advance. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal. administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIV. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XIV (as distinguished from advancement of funds pursuant to Section 6 of this Article XIV) shall be made to the fullest extent permitted by law. The provisions of this Article XIV shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this
Article XIV shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 8. Meaning of "other enterprises" in connection with Employee Benefit Plans, etc. For purposes of this Article XIV (including Sections 1, 2, 4 and 9 hereof), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIV.

     SECTION 9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XIV.

                                     FORM OF

                                     BY-LAWS

                                       OF

                         NISSEN UNIVERSAL HOLDINGS INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall he designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a Stockholder or Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders. the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall he present or represented. At such adjourned meeting, at which a quorum shall be present or represented. any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the Delaware General Corporation Law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

     (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

     SECTION 6. The Board of Directors, in advance of any meeting, may. but need not. appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.
Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be one or such other number not greater than ten as may be fixed from time to time by the Board of Directors or the Stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders' meeting is held.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall he held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.

     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee, Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     (b) The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and, if there is no Chairman, of the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President's duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.

                                    ARTICLE V

                                Contracts. Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property. the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of Stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the hook in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not he required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation ma issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate. or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any .funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rats in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rats in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation available for distribution as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall not have the right to receive a pro rats share of each or any such asset available for distribution as a dividend; however, the Corporation shall not be prohibited hereby for making a pro rats distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation's Board of Directors.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in either of the following forms: (a) the letters "L.S." or (b) a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may he used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Power To Indemnify In Actions, Suits Or Proceedings Other Than Those By Or In the Right Of The Corporation. Subject to Section 3 of this
Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Power To Indemnify In Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article XIV, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) if the Board of Directors so directs, by the Stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XIV, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would not be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be.

     SECTION 5. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XIV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article XIV, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 6. Expenses Payable In Advance. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal. administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIV. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XIV (as distinguished from advancement of funds pursuant to Section 6 of this Article XIV) shall be made to the fullest extent permitted by law. The provisions of this Article XIV shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this
Article XIV shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 8. Meaning of "other enterprises" in connection with Employee Benefit Plans, etc. For purposes of this Article XIV (including Sections 1, 2, 4 and 9 hereof), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIV.

     SECTION 9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XIV.

                                     FORM OF

                                     BY-LAWS

                                       OF

                         PH PROPERTY DEVELOPMENT COMPANY
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall he designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a Stockholder or Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders. the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall he present or represented. At such adjourned meeting, at which a quorum shall be present or represented. any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the Delaware General Corporation Law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

     (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

     SECTION 6. The Board of Directors, in advance of any meeting, may. but need not. appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.
Each inspector, if any,
before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be one or such other number not greater than ten as may be fixed from time to time by the Board of Directors or the Stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders' meeting is held.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall he held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.

     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee, Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     (b) The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and, if there is no Chairman, of the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President's duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.

                                    ARTICLE V

                                Contracts. Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property. the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of Stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1 . Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the hook in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not he required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation ma issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate. or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any .funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rats in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rats in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation available for distribution as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall not have the right to receive a pro rats share of each or any such asset available for distribution as a dividend; however, the Corporation shall not be prohibited hereby for making a pro rats distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation's Board of Directors.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in either of the following forms: (a) the letters "L.S." or (b) a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may he used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Power To Indemnify In Actions, Suits Or Proceedings Other Than Those By Or In the Right Of The Corporation. Subject to Section 3 of this
Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Power To Indemnify In Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article XIV, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) if the Board of Directors so directs, by the Stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XIV, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would not be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be.

     SECTION 5. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XIV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article XIV, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 6. Expenses Payable In Advance. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal. administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIV. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XIV (as distinguished from advancement of funds pursuant to Section 6 of this Article XIV) shall be made to the fullest extent permitted by law. The provisions of this Article XIV shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this
Article XIV shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 8. Meaning of "other enterprises" in connection with Employee Benefit Plans, etc. For purposes of this Article XIV (including Sections 1, 2, 4 and 9 hereof), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIV.

     SECTION 9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XIV.

                                     FORM OF

                                     BY-LAWS

                                       OF

                              REXAIR HOLDINGS INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall he designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a Stockholder or Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders. the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall he present or represented. At such adjourned meeting, at which a quorum shall be present or represented. any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the Delaware General Corporation Law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

     (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

     SECTION 6. The Board of Directors, in advance of any meeting, may. but need not. appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be one or such other number not greater than ten as may be fixed from time to time by the Board of Directors or the Stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders' meeting is held.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall he held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.

     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee, Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     (b) The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and, if there is no Chairman, of the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President's duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.

                                    ARTICLE V

                                Contracts. Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property. the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of Stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the hook in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not he required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation ma issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate. or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any .funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rats in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rats in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation available for distribution as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall not have the right to receive a pro rats share of each or any such asset available for distribution as a dividend; however, the Corporation shall not be prohibited hereby for making a pro rats distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation's Board of Directors.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in either of the following forms: (a) the letters "L.S." or (b) a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may he used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Power To Indemnify In Actions, Suits Or Proceedings Other Than Those By Or In the Right Of The Corporation. Subject to

Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Power To Indemnify In Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article XIV, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) if the Board of Directors so directs, by the Stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XIV, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would not be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be.

     SECTION 5. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XIV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 6. Expenses Payable In Advance. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal. administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIV. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XIV (as distinguished from advancement of funds pursuant to Section 6 of this Article XIV) shall be made to the fullest extent permitted by law. The provisions of this Article XIV shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this
Article XIV shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 8. Meaning of "other enterprises" in connection with Employee Benefit Plans, etc. For purposes of this Article XIV (including Sections 1, 2, 4 and 9 hereof), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIV.

     SECTION 9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XIV.

                                     FORM OF

                                     BYLAWS

                                       OF

                                BATHCRAFT, INC.

                              A [State] Corporation


                                    ARTICLE I

                                     OFFICES

     Section 1.01. PRINCIPAL OFFICE. The Board of Directors ("Board") shall fix the location of the principal office of the corporation at any place within or outside the State of [State Name].

     Section 1.02. OTHER OFFICES. Branch or subordinate offices may be established at any time by the Board at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 2.01. PLACE OF MEETINGS. All meetings of shareholders shall be held either at the principal office of the corporation or at any other place designated either by the Board or the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

     Section 2.02. ANNUAL MEETING. An annual meeting of shareholders shall be held each year on a date and at a time designated by the Board. At that meeting, directors shall be elected, Any other proper business may be transacted which is within the powers of the shareholders.

     Section 2.03. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose(s) whatsoever, may be called at any time by the Chief Executive Officer, or by the Board, or by the holder(s) of not less than twenty-five percent (25 %) of the voting power of the corporation in the manner required by statute.

     Section 2.04. NOTICE OF MEETING. Written notice of each meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place. date, and time of the meeting and (i) in the case of a special meeting, a description of the purpose(s) for which the meeting is called, or (ii) in the case of the annual meeting. those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action.

     Section 2.05. QUORUM AND ACTION. The presence of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares required to constitute a quorum.

     Section 2.06. ADJOURNMENTS. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum (except as provided in Section 2.05) no other business may be transacted at such meeting.

     Section 2.07. VOTING. The shareholders entitled to notice of or to vote at any meeting of shareholders shall only be persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.08.

     Section 2.08. RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting, or to vote, or to receive payment of any dividend or other distribution or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of the meeting, or to vote, or to receive the dividend, distribution or allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date.

     If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of a meeting of shareholders or to vote shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than notice and voting and as set forth in Section 2.10 shall be at the close of business on the day on which the Board adopts the resolution relating to the action or the sixtieth
(60th) day prior to the date of that action, whichever is later.

     Section 2.09. WAIVER OF NOTICE. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting. each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. Each such waiver, consent or approval shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 2.10. ACTION WITHOUT MEETING. Any action required or permitted by the Georgia Business Corporation Code (the "Code") to be taken at any shareholders' meeting may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote on the action. Unless a record date for voting is fixed as provided in Section 2.08, the record date for determining shareholders entitled to give consent pursuant to this section shall be the day on which the first written consent is given. Each such consent shall be filed with the corporate records.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.01. POWERS. Subject to any limitations of the Articles of Incorporation (the "Articles"), of these Bylaws and of the Code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. Without prejudice to such general powers, but subject to the same limitations, the Board shall have the following powers in addition to any other powers enumerated in these Bylaws:

     (a) To select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Articles or these Bylaws, fix their compensation, and require from them security for faithful service;

     (b) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Articles or these Bylaws as they may deem best;

     (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best;

     (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

     (e) To borrow money and incur indebtedness for the purposes of the corporation. and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation. or other evidences of debt and security therefor.

     Section 3.02. NUMBER OF DIRECTORS. The authorized number of directors shall be not less than one (1) nor more than three (3), and the exact number shall be one (1) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board or by the shareholders.

     Section 3.03. ELECTION AND TERM OF OFFICE. Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the full authorized number of directors are not elected thereat, directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until his or her respective successor shall have been duly elected and qualified.

     Section 3.04. VACANCIES. Any director may resign effective upon giving written notice to the Board, Chief Executive Officer or Secretary, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     A vacancy in the Board shall be deemed to exist in case of the death, resignation or removal of a director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are to be elected, to elect the full authorized number of directors at that meeting. The Board may declare vacant the office of any director who has been declared of unsound mind by an order of court or convicted of a felony.

     The shareholders may elect a director at any time to fill any vacancy not filled by the Board.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 3.05. PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place within or without the State of [State Name] that has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation.

     Section 3.06. REGULAR MEETINGS; NOTICE. Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for consideration of matters of organization, election of officers and the transaction of other business. Other regular meetings of the Board shall be held without call at tunes to be fixed by the Board from time to time. Such regular meetings of the Board may be held without notice of the date, time, place or purpose of the meeting.

     Section 3.07. SPECIAL MEETINGS; NOTICE; WAIVER OF NOTICE. Special meetings of the Board for any purpose(s) may be called at any time by the Board. Chief Executive Officer or Secretary. Written notice of each special meeting of the Board shall be given not less than two (2) days before the date of the meeting to each director. Such notice shall state the place, date, and time of the meeting.

     The transactions of any special meeting of the Board, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if, either before or after the meeting, each director entitled to notice, and not present in at or participating in the meeting, signs a written waiver of notice. Each such waiver, consent shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 3.08. ACTION WITHOUT MEETING. Any action required or permitted by the Code to be taken by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the directors. Each such consent shall be filed with the corporate records.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01. OFFICERS. The officers of the corporation shall be a Chief Executive Officer, President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed by the Board. Any number of offices may be held by the same person.

     Section 4.02. ELECTION. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of
Section 4.04, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

     Section 4.03. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may he conferred by the Board.

     Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights. if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein: and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.04. VACANCIES. A vacancy in any office because of death. resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     Section 4.05. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer has, subject to the control of the Board, supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall preside at all meetings of the Board and shareholders. The Chief Executive Officer shall have such other powers and duties as may be prescribed by the Board.

     Section 4.06. PRESIDENT. The President has, subject to the control of the Board and supervision of the Chief Executive Officer, the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

     Section 4.07. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if there be such an officer or officers, in order of their rank as fixed by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

     Section 4.08. SECRETARY. The Secretary shall prepare and keep. or cause to be kept, at the principal office or such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board and committees of the Board, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal office in accordance with the provisions of the Code.

     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders, the Board and any committees of the Board required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     The duties of an Assistant Secretary shall be those delegated from time to time by the Secretary of the corporation.

     Section 4.09. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                    ARTICLE V

                                OTHER PROVISIONS

     Section 5.01. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chief Executive Officer, President, any Vice President, the Chief Financial Officer or the Secretary of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power of authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

     Section 5.02. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chief Executive Officer, President or a Vice President and by the Chief Financial Officer, the Secretary, or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.

     Section 5.03. ANNUAL REPORT TO SHAREHOLDERS. Any annual report to shareholders referred to in the Code is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

     Section 5.04. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the Code shall govern the construction of these Bylaws. All references in these Bylaws to the Code (or to any other statute or section of the Code or any other statute) shall be deemed to include references to any amendments to such code sections or any reenactment of such statutes to the extent that these Bylaws are consistent with such amendments or reenactments. In the event of any conflict between these Bylaws and any such amendment or reenactment, these Bylaws shall be construed to give effect to such amended code section or reenacted statute. In these Bylaws, the neuter gender includes the feminine and masculine, the feminine gender includes the masculine, the masculine gender includes the feminine, and singular numbers include the plural.

                                   ARTICLE VI

                                 CORPORATE FUNDS

     Section 6.01. DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the Board.

     Section 6.02. CHECKS, DRAFTS. ETC. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall be determined from time to time by the Board.

     Section 6.03. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select and may make such rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VII

                                 INDEMNIFICATION

     Section 7.01. DEFINITIONS. For the purpose of this Article. "agent" includes any person who is or was a director, officer, employee, or other agent of the corporation. or is or was serving at the request of the corporation as a director, officer, partner, member or trustee of another corporation, partnership. joint venture, trust or other enterprise; "proceeding" includes any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes attorneys' fees and any expenses of establishing a right to indemnification under this Article.

     Section 7.02. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. Each person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or a subsidiary thereof or is or was serving at the request of the corporation as a director, officer, partner. member or trustee of another corporation, partnership, joint venture, trust, or other enterprise. including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Code, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than under prior law) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful. The right to indemnification conferred by this section shall be a contract right that shall inure to the benefit of a person's heirs, executors and administrators and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Code so requires, such payment of expenses shall not be made until delivery to the corporation of an undertaking by or on behalf of the person to repay such amount unless it shall be determined ultimately that such person is entitled to be indemnified.

     Section 7.03. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or a subsidiary thereof or is or was serving at the request of the corporation as a director, officer, partner, member or trustee of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Code, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than under prior law) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in or not opposed to the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. The right to indemnification conferred by this section shall be a contract right that shall inure to the benefit of a person's heirs, executors and administrators and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Code so requires, such payment of expenses shall not be made until delivery to the corporation of an undertaking by or on behalf of the person to repay such amount unless it shall be determined ultimately that such person is entitled to be indemnified. No indemnification shall be made under this section:

     (a) In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

     (b) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

     (c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

     Section 7.04. REQUIRED INDEMNIFICATION AGAINST EXPENSES. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 7.02 or 7.03 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     Section 7.05. APPROVAL OF INDEMNIFICATION. Except as provided in Section 7.04, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 7.02 or 7.03 by:

     (a) If there are two or more disinterested directors, by the Board by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

     (b) By special legal counsel (i) selected in the manner prescribed in subdivision (a) above or (ii) if there are fewer than two disinterested directors, selected by the Board (in which selection directors who do not qualify as disinterested directors may participate); or

     (c) By the shareholders, but the shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     Section 7.06. OTHER INDEMNIFICATION. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred by Sections 7.02 and 7.03 may be conferred on any employee or agent of the corporation if, and to the extent, authorized by the Board.

     Section 7.07. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

     These Bylaws may be amended or repealed and new Bylaws may be adopted by approval of the holders of a majority of the outstanding shares entitled to vote. Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a Bylaw providing for a variable number of directors), may be adopted, amended or repealed by the Board.

                                   CERTIFICATE


     I, the undersigned, do hereby certify:

     (a) That I am the duly elected and acting Secretary of [Entity name and State of Incorporation].

     (b) That the foregoing Bylaws, comprising eleven (11) pages, constitute the original Bylaws of said corporation as duly adopted by the Incorporator and approved by the Board of Directors by Unanimous Written Consent dated [ ].




Date:

                                     FORM OF

                                     BYLAWS

                                       OF

                                 REDMONT, INC.

                              A [State] Corporation


                                    ARTICLE I

                                     OFFICES

     Section 1.01. PRINCIPAL OFFICE. The Board of Directors ("Board") shall fix the location of the principal office of the corporation at any place within or outside the State of [State Name].

     Section 1.02. OTHER OFFICES. Branch or subordinate offices may be established at any time by the Board at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 2.01. PLACE OF MEETINGS. All meetings of shareholders shall be held either at the principal office of the corporation or at any other place designated either by the Board or the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

     Section 2.02. ANNUAL MEETING. An annual meeting of shareholders shall be held each year on a date and at a time designated by the Board. At that meeting, directors shall be elected, Any other proper business may be transacted which is within the powers of the shareholders.

     Section 2.03. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose(s) whatsoever, may be called at any time by the Chief Executive Officer, or by the Board, or by the holder(s) of not less than twenty-five percent (25 %) of the voting power of the corporation in the manner required by statute.

     Section 2.04. NOTICE OF MEETING. Written notice of each meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place. date, and time of the meeting and (i) in the case of a special meeting, a description of the purpose(s) for which the meeting is called, or (ii) in the case of the annual meeting. those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action.

     Section 2.05. QUORUM AND ACTION. The presence of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares required to constitute a quorum.

     Section 2.06. ADJOURNMENTS. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum (except as provided in Section 2.05) no other business may be transacted at such meeting.

     Section 2.07. VOTING. The shareholders entitled to notice of or to vote at any meeting of shareholders shall only be persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.08.

     Section 2.08. RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting, or to vote, or to receive payment of any dividend or other distribution or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of the meeting, or to vote, or to receive the dividend, distribution or allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date.

     If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of a meeting of shareholders or to vote shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than notice and voting and as set forth in Section 2.10 shall be at the close of business on the day on which the Board adopts the resolution relating to the action or the sixtieth
(60th) day prior to the date of that action, whichever is later.

     Section 2.09. WAIVER OF NOTICE. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting. each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. Each such waiver, consent or approval shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 2.10. ACTION WITHOUT MEETING. Any action required or permitted by the Georgia Business Corporation Code (the "Code") to be taken at any shareholders' meeting may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote on the action. Unless a record date for voting is fixed as provided in Section 2.08, the record date for determining shareholders entitled to give consent pursuant to this section shall be the day on which the first written consent is given. Each such consent shall be filed with the corporate records.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.01. POWERS. Subject to any limitations of the Articles of Incorporation (the "Articles"), of these Bylaws and of the Code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. Without prejudice to such general powers, but subject to the same limitations, the Board shall have the following powers in addition to any other powers enumerated in these Bylaws:

     (a) To select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Articles or these Bylaws, fix their compensation, and require from them security for faithful service;

     (b) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Articles or these Bylaws as they may deem best;

     (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best;

     (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

     (e) To borrow money and incur indebtedness for the purposes of the corporation. and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation. or other evidences of debt and security therefor.

     Section 3.02. NUMBER OF DIRECTORS. The authorized number of directors shall be not less than one (1) nor more than three (3), and the exact number shall be one (1) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board or by the shareholders.

     Section 3.03. ELECTION AND TERM OF OFFICE. Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the full authorized number of directors are not elected thereat, directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until his or her respective successor shall have been duly elected and qualified.

     Section 3.04. VACANCIES. Any director may resign effective upon giving written notice to the Board, Chief Executive Officer or Secretary, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     A vacancy in the Board shall be deemed to exist in case of the death, resignation or removal of a director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are to be elected, to elect the full authorized number of directors at that meeting. The Board may declare vacant the office of any director who has been declared of unsound mind by an order of court or convicted of a felony.

     The shareholders may elect a director at any time to fill any vacancy not filled by the Board.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 3.05. PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place within or without the State of [State Name] that has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation.

     Section 3.06. REGULAR MEETINGS; NOTICE. Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for consideration of matters of organization, election of officers and the transaction of other business. Other regular meetings of the Board shall be held without call at tunes to be fixed by the Board from time to time. Such regular meetings of the Board may be held without notice of the date, time, place or purpose of the meeting.

     Section 3.07. SPECIAL MEETINGS; NOTICE; WAIVER OF NOTICE. Special meetings of the Board for any purpose(s) may be called at any time by the Board. Chief Executive Officer or Secretary. Written notice of each special meeting of the Board shall be given not less than two (2) days before the date of the meeting to each director. Such notice shall state the place, date, and time of the meeting.

     The transactions of any special meeting of the Board, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if, either before or after the meeting, each director entitled to notice, and not present in at or participating in the meeting, signs a written waiver of notice. Each such waiver, consent shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 3.08. ACTION WITHOUT MEETING. Any action required or permitted by the Code to be taken by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the directors. Each such consent shall be filed with the corporate records.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01. OFFICERS. The officers of the corporation shall be a Chief Executive Officer, President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed by the Board. Any number of offices may be held by the same person.

     Section 4.02. ELECTION. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of
Section 4.04, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected. Section 4.03. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may he conferred by the Board.

     Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights. if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein: and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.04. VACANCIES. A vacancy in any office because of death. resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     Section 4.05. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer has, subject to the control of the Board, supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall preside at all meetings of the Board and shareholders. The Chief Executive Officer shall have such other powers and duties as may be prescribed by the Board.

     Section 4.06. PRESIDENT. The President has, subject to the control of the Board and supervision of the Chief Executive Officer, the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

     Section 4.07. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if there be such an officer or officers, in order of their rank as fixed by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

     Section 4.08. SECRETARY. The Secretary shall prepare and keep. or cause to be kept, at the principal office or such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board and committees of the Board, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal office in accordance with the provisions of the Code.

     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders, the Board and any committees of the Board required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     The duties of an Assistant Secretary shall be those delegated from time to time by the Secretary of the corporation.

     Section 4.09. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                    ARTICLE V

                                OTHER PROVISIONS

     Section 5.01. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chief Executive Officer, President, any Vice President, the Chief Financial Officer or the Secretary of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power of authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

     Section 5.02. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chief Executive Officer, President or a Vice President and by the Chief Financial Officer, the Secretary, or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.

     Section 5.03. ANNUAL REPORT TO SHAREHOLDERS. Any annual report to shareholders referred to in the Code is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

     Section 5.04. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the Code shall govern the construction of these Bylaws. All references in these Bylaws to the Code (or to any other statute or section of the Code or any other statute) shall be deemed to include references to any amendments to such code sections or any reenactment of such statutes to the extent that these Bylaws are consistent with such amendments or reenactments. In the event of any conflict between these Bylaws and any such amendment or reenactment, these Bylaws shall be construed to give effect to such amended code section or reenacted statute. In these Bylaws, the neuter gender includes the feminine and masculine, the feminine gender includes the masculine, the masculine gender includes the feminine, and singular numbers include the plural.

                                   ARTICLE VI

                                 CORPORATE FUNDS

     Section 6.01. DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the Board.

     Section 6.02. CHECKS, DRAFTS. ETC. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall be determined from time to time by the Board.

     Section 6.03. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select and may make such rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VII

                                 INDEMNIFICATION

     Section 7.01. DEFINITIONS. For the purpose of this Article. "agent" includes any person who is or was a director, officer, employee, or other agent of the corporation. or is or was serving at the request of the corporation as a director, officer, partner, member or trustee of another corporation, partnership. joint venture, trust or other enterprise; "proceeding" includes any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes attorneys' fees and any expenses of establishing a right to indemnification under this Article.

     Section 7.02. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. Each person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or a subsidiary thereof or is or was serving at the request of the corporation as a director, officer, partner. member or trustee of another corporation, partnership, joint venture, trust, or other enterprise. including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Code, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than under prior law) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful. The right to indemnification conferred by this section shall be a contract right that shall inure to the benefit of a person's heirs, executors and administrators and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Code so requires, such payment of expenses shall not be made until delivery to the corporation of an undertaking by or on behalf of the person to repay such amount unless it shall be determined ultimately that such person is entitled to be indemnified.

     Section 7.03. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or a subsidiary thereof or is or was serving at the request of the corporation as a director, officer, partner, member or trustee of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Code, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than under prior law) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in or not opposed to the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. The right to indemnification conferred by this section shall be a contract right that shall inure to the benefit of a person's heirs, executors and administrators and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Code so requires, such payment of expenses shall not be made until delivery to the corporation of an undertaking by or on behalf of the person to repay such amount unless it shall be determined ultimately that such person is entitled to be indemnified. No indemnification shall be made under this section:

     (a) In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

     (b) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

     (c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

     Section 7.04. REQUIRED INDEMNIFICATION AGAINST EXPENSES. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 7.02 or 7.03 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     Section 7.05. APPROVAL OF INDEMNIFICATION. Except as provided in Section 7.04, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 7.02 or 7.03 by:

     (a) If there are two or more disinterested directors, by the Board by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

     (b) By special legal counsel (i) selected in the manner prescribed in subdivision (a) above or (ii) if there are fewer than two disinterested directors, selected by the Board (in which selection directors who do not qualify as disinterested directors may participate); or

     (c) By the shareholders, but the shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     Section 7.06. OTHER INDEMNIFICATION. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred by Sections 7.02 and 7.03 may be conferred on any employee or agent of the corporation if, and to the extent, authorized by the Board.

     Section 7.07. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

     These Bylaws may be amended or repealed and new Bylaws may be adopted by approval of the holders of a majority of the outstanding shares entitled to vote. Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a Bylaw providing for a variable number of directors), may be adopted, amended or repealed by the Board.

                                   CERTIFICATE


     I, the undersigned, do hereby certify:

     (a) That I am the duly elected and acting Secretary of [Entity name and State of Incorporation].

     (b) That the foregoing Bylaws, comprising eleven (11) pages, constitute the original Bylaws of said corporation as duly adopted by the Incorporator and approved by the Board of Directors by Unanimous Written Consent dated [ ].



Date:

                                     FORM OF

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                  COMPAX CORP.


                                    ARTICLE I

                                     OFFICES

     Section 1.1. Principal Office. The principal office of the Corporation and any additional offices shall be located in such at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require within or without the State of New York.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

     Section 2.1. Place of Annual and Other Meetings. All meetings of the shareholders for the election of directors shall be held at the principal office of the Corporation, or at such other place within or without the State of New York as may be designated by the Board of Directors. Special meetings of shareholders for any purpose may be held at such place and time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2. Time of Annual Meeting. The annual meeting of shareholders shall be held at such date, time and place as shall be determined by the Board Of Directors and stated in the notice of meeting. At the annual meeting the shareholders shall elect by plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting shall be given, personally or by first class mail, to each shareholder entitled to vote thereat at such address as appears on the stock ledger of the Corporation, not less than ten (10) nor more than fifty (50) days prior to the meeting.

     Section 2.4. Notice of Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the President or the Secretary, and shall be called by the President or the Secretary at the request in writing of shareholders owning a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Unless otherwise prescribed by statute, written notice of a special meeting of shareholders, stating the time and place and object thereof, shall be given, personally or by first class mail, to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten
(10) nor more than fifty (50) days before such meeting.

     Section 2.5. Quorum and Adjourned Meetings. Except as otherwise required by statute or the Certificate of Incorporation, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares of stock then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the shares of stock present at any properly called meeting at which there is a quorum shall be the act of the shareholders, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. The shareholders present may adjourn the meeting despite the absence of a quorum, without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

     Section 2.6. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or his or her attorney-in-fact and bearing a date not more than eleven (11) months prior to said meeting, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his or her legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given. Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation.

     Section 2.7. Action Without Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders and any certificate with respect to the authorization or taking of any such action which is to be delivered to the

Department of State shall recite that the authorization was by unanimous written consent.

                                   ARTICLE III

                                    DIRECTORS

     Section 3.1. Number and Election. The number of directors shall be fixed initially by the incorporator of the Corporation and thereafter such number may be increased or decreased at any time by the affirmative vote of a majority of the entire Board or by the affirmative votes of the holders of a majority of the issued and outstanding capital stock then having voting power, at a special meeting called for that purpose; provided that no decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be shareholders or residents of the State of New York. They shall be elected at the annual meeting of shareholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify.

     Section 3.2. Place of Meetings; Corporate Records. The directors may hold their meetings and keep the books of the Corporation, except as otherwise may be provided by law, outside of New York, at such other places as they may from time to time determine.

     Section 3.3. Vacancies. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, with or without cause, or otherwise, a majority of the remaining directors, though less than a quorum, or the shareholders shall choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred.

     Section 3.4. Resignation. Any director may resign at any time by giving written notice of such resignation to either the Board of Directors or the Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

     Section 3.5. Removal. Any director may be removed either for or without cause at any time by the affirmative vote of shareholders of record.

     Section 3.6. Powers. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

     Section 3.7. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate one or more committees, each committee to consist of three or more of the directors of the Corporation, which, to the extent provided in these By-Laws or said resolution or resolutions, subject to the limitations imposed by statute, shall have and may exercise all or, as may be specified, a part of the powers of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by these By-Laws or resolution adopted by the Board of Directors.

     Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     Section 3.8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of New York, as shall from time to time be determined by Board resolution or by consent in writing of all the directors.

     Section 3.9. Special Meetings. Special meetings of the Board may be called by the President or the Secretary, except as otherwise provided by law, on two
(2) days' notice to each director by mail or by one (1) day's notice personally or by telecopy, telephone, or telegram stating the purpose of the meeting; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of at least one-half of the total number of directors. Special meetings of the Board shall be held at the time and place, in or outside the State of New York, specified in the notices thereof.

     Section 3.10. Quorum. At all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.11. Written Consent to Action of Directors Taken Without a Meeting. Whenever the vote of the directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the directors may be dispensed with if all the directors who would be entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

     Section 3.12. Directors' Meeting by Conference Telephone. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                                     NOTICES

     Section 4.1. Required Forms of Notices. Notices to directors and shareholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Notice to directors may also be given as provided in Section 3.9 of these By-Laws.

     Section 4.2. Waiver of Notice. Whenever any notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of shareholders, directors or any committee of directors, as the case may be, without protest as to the lack of notice, shall constitute a waiver of notice of such meeting.

                                    ARTICLE V

                                    OFFICERS

     Section 5.1. Officers. The officers of the Corporation may include a Chairman of the Board, and shall include a President, one or more Vice Presidents, a Treasurer, and a Secretary. All of such officers shall be elected by the Board of Directors. No executive officer need be a director. The officers shall be elected at the first meeting of the Board of Directors and thereafter at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Except for the offices of President and Secretary, any two or more offices may be held by the same person.

     Section 5.2. Subordinate Officers and Agents. The Board of Directors may appoint such other officers and agents as the Board of Directors shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 5.3. Removal. Any officer may be removed either with or without cause at any time by the affirmative vote of a majority of the Board of

Directors; provided that removal without cause shall be without prejudice to the contract rights, if any, of the officer removed.

     Section 5.4. Vacancies. A vacancy in any office because of death, resignation, disqualification, removal or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

     Section 5.5. Chairman of the Board. The Chairman of the Board of Directors, if there be one, who shall be a Director, shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. As Director, he or she shall perform such other duties as may be assigned from time to time by the Board of Directors.

     Section 5.6. President. The President shall be the chief executive officer of the Corporation and, subject to control by the Board, shall have full power and complete authority in the management of the business of the Corporation, and shall see that all orders and resolutions of the Board and all standing committees are carried into effect. In the event of disability or absence of the Chairman of the Board, or if there shall not be any Chairman, the President shall perform the duties of the Chairman of the Board, including presiding at meetings of shareholders and directors. In the absence or inability to act of the President, the Board of Directors shall designate another officer to perform the duties of the President.

     Section 5.7. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him or her by the Board of Directors or the President.

     Section 5.8. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall be custodian of all records of the Corporation and the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer, an Assistant Secretary or an Assistant Treasurer.

     Section 5.9. Assistant Secretaries. The Assistant Secretaries shall, in the absence or inability to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the President shall prescribe.

     Section 5.10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation authorized by the Board of Directors to make such designation.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, keep correct books of account, and shall render to the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall, in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him or her by the Board of Directors or the President.

     If it be required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum, and with such surety or sureties, as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and also, among other things, for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     Section 5.11. Assistant Treasurers. The Assistant Treasurers shall, in the absence or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the President shall prescribe.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.1. Actions or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer, employee or agent of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that such person or such person's testator or intestate, was a director, officer, employee or agent of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, to the fullest extent permissible under New York law, as then in effect, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted, in good faith, for a purpose which such person reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person, did not act, in good faith, for a purpose which such person reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that such person had reasonable cause to believe that such person's conduct was unlawful. Funds paid or required to be paid to any person as a result of the provisions of this Section 6.1 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any other corporation, partnership, joint venture, trust or other enterprise.

     Section 6.2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person or such person's testator or intestate, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permissible under New York law, as then in effect, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such person acted in good faith, for a purpose which such person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation. No indemnification shall be made under this Section 6.2 in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Funds paid or required to be paid to any person as a result of the provisions of this Section
6.2 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any other corporation, partnership, joint venture, trust or other enterprise.

     Section 6.3. Advancement of Expenses. Expenses (including attorneys' fees) incurred by an indemnified person in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay such amount if the person receiving such advancement is ultimately found not to be entitled to indemnification as authorized in this
Article VI.

     Section 6.4. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses granted pursuant to, or provided by, this Article VI, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, any resolution of shareholders, resolution of directors or agreement, to the fullest extent permissible under New York law, as then in effect.

     Section 6.5. Protection of Rights Existing at Time of Repeal or Modification. Any repeal or modification of this Article VI shall not adversely affect any right or protection of an indemnified person existing at the time of such repeal or modification.

                                   ARTICLE VII

                                  CAPITAL STOCK

     Section 7.1. Certificates Representing Shares. The shares of the Corporation shall be represented by certificates, which shall be in the form determined by the Board of Directors. Such certificates shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and may be sealed with a seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such at the date of issue.

     Section 7.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 7.3. Registration of Transfer. Upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

     Section 7.4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to or dissent from any proposal without a meeting, or entitled to receive payment of any dividend or allotment of any rights, or for the purpose of any other action, the Board of Directions may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

     Section 7.5. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 8.2. Voting of Securities of Other Corporations. In the event that the Corporation shall at any time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, such securities shall be voted the President, any Vice President, or by such other person or person, to such extent and in such manner, as may be determined by the Board of Directors.

     Section 8.3. Reserve Fund. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 8.4. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

     Section 8.5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced in such manner as may be acceptable to the officer so using the seal.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 9.1. By the Shareholders. These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation issued and outstanding `and entitled to vote at any annual or special meeting of shareholders at which a quorum is present or represented.

     Section 9.2. By the Directors. These By-Laws may also be altered, amended or repealed, and new By-Laws may be adopted, by the affirmative vote of a majority of the Board of Directors at any meeting of the Board at which a quorum is present.


Dated:

                                     FORM OF

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                 MOBILITE, INC.


                                    ARTICLE I

                                     OFFICES

     Section 1.1. Principal Office. The principal office of the Corporation and any additional offices shall be located in such at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require within or without the State of New York.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

     Section 2.1. Place of Annual and Other Meetings. All meetings of the shareholders for the election of directors shall be held at the principal office of the Corporation, or at such other place within or without the State of New York as may be designated by the Board of Directors. Special meetings of shareholders for any purpose may be held at such place and time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2. Time of Annual Meeting. The annual meeting of shareholders shall be held at such date, time and place as shall be determined by the Board Of Directors and stated in the notice of meeting. At the annual meeting the shareholders shall elect by plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting shall be given, personally or by first class mail, to each shareholder entitled to vote thereat at such address as appears on the stock ledger of the Corporation, not less than ten (10) nor more than fifty (50) days prior to the meeting.

     Section 2.4. Notice of Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the President or the Secretary, and shall be called by the President or the Secretary at the request in writing of shareholders owning a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Unless otherwise prescribed by statute, written notice of a special meeting of shareholders, stating the time and place and object thereof, shall be given, personally or by first class mail, to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten
(10) nor more than fifty (50) days before such meeting.

     Section 2.5. Quorum and Adjourned Meetings. Except as otherwise required by statute or the Certificate of Incorporation, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares of stock then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the shares of stock present at any properly called meeting at which there is a quorum shall be the act of the shareholders, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. The shareholders present may adjourn the meeting despite the absence of a quorum, without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

     Section 2.6. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or his or her attorney-in-fact and bearing a date not more than eleven (11) months prior to said meeting, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his or her legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given. Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation.

     Section 2.7. Action Without Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders and any certificate with respect to the authorization or taking of any such action which is to be delivered to the

Department of State shall recite that the authorization was by unanimous written consent.

                                   ARTICLE III

                                    DIRECTORS

     Section 3.1. Number and Election. The number of directors shall be fixed initially by the incorporator of the Corporation and thereafter such number may be increased or decreased at any time by the affirmative vote of a majority of the entire Board or by the affirmative votes of the holders of a majority of the issued and outstanding capital stock then having voting power, at a special meeting called for that purpose; provided that no decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be shareholders or residents of the State of New York. They shall be elected at the annual meeting of shareholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify.

     Section 3.2. Place of Meetings; Corporate Records. The directors may hold their meetings and keep the books of the Corporation, except as otherwise may be provided by law, outside of New York, at such other places as they may from time to time determine.

     Section 3.3. Vacancies. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, with or without cause, or otherwise, a majority of the remaining directors, though less than a quorum, or the shareholders shall choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred.

     Section 3.4. Resignation. Any director may resign at any time by giving written notice of such resignation to either the Board of Directors or the Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

     Section 3.5. Removal. Any director may be removed either for or without cause at any time by the affirmative vote of shareholders of record.

     Section 3.6. Powers. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

     Section 3.7. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate one or more committees, each committee to consist of three or more of the directors of the Corporation, which, to the extent provided in these By-Laws or said resolution or resolutions, subject to the limitations imposed by statute, shall have and may exercise all or, as may be specified, a part of the powers of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by these By-Laws or resolution adopted by the Board of Directors.

     Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     Section 3.8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of New York, as shall from time to time be determined by Board resolution or by consent in writing of all the directors.

     Section 3.9. Special Meetings. Special meetings of the Board may be called by the President or the Secretary, except as otherwise provided by law, on two
(2) days' notice to each director by mail or by one (1) day's notice personally or by telecopy, telephone, or telegram stating the purpose of the meeting; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of at least one-half of the total number of directors. Special meetings of the Board shall be held at the time and place, in or outside the State of New York, specified in the notices thereof.

     Section 3.10. Quorum. At all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.11. Written Consent to Action of Directors Taken Without a Meeting. Whenever the vote of the directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the directors may be dispensed with if all the directors who would be entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

     Section 3.12. Directors' Meeting by Conference Telephone. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                                     NOTICES

     Section 4.1. Required Forms of Notices. Notices to directors and shareholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Notice to directors may also be given as provided in Section 3.9 of these By-Laws.

     Section 4.2. Waiver of Notice. Whenever any notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of shareholders, directors or any committee of directors, as the case may be, without protest as to the lack of notice, shall constitute a waiver of notice of such meeting.

                                    ARTICLE V

                                    OFFICERS

     Section 5.1. Officers. The officers of the Corporation may include a Chairman of the Board, and shall include a President, one or more Vice Presidents, a Treasurer, and a Secretary. All of such officers shall be elected by the Board of Directors. No executive officer need be a director. The officers shall be elected at the first meeting of the Board of Directors and thereafter at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Except for the offices of President and Secretary, any two or more offices may be held by the same person.

     Section 5.2. Subordinate Officers and Agents. The Board of Directors may appoint such other officers and agents as the Board of Directors shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 5.3. Removal. Any officer may be removed either with or without cause at any time by the affirmative vote of a majority of the Board of

Directors; provided that removal without cause shall be without prejudice to the contract rights, if any, of the officer removed.

     Section 5.4. Vacancies. A vacancy in any office because of death, resignation, disqualification, removal or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

     Section 5.5. Chairman of the Board. The Chairman of the Board of Directors, if there be one, who shall be a Director, shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. As Director, he or she shall perform such other duties as may be assigned from time to time by the Board of Directors.

     Section 5.6. President. The President shall be the chief executive officer of the Corporation and, subject to control by the Board, shall have full power and complete authority in the management of the business of the Corporation, and shall see that all orders and resolutions of the Board and all standing committees are carried into effect. In the event of disability or absence of the Chairman of the Board, or if there shall not be any Chairman, the President shall perform the duties of the Chairman of the Board, including presiding at meetings of shareholders and directors. In the absence or inability to act of the President, the Board of Directors shall designate another officer to perform the duties of the President.

     Section 5.7. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him or her by the Board of Directors or the President.

     Section 5.8. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall be custodian of all records of the Corporation and the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer, an Assistant Secretary or an Assistant Treasurer.

     Section 5.9. Assistant Secretaries. The Assistant Secretaries shall, in the absence or inability to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the President shall prescribe.

     Section 5.10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation authorized by the Board of Directors to make such designation.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, keep correct books of account, and shall render to the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall, in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him or her by the Board of Directors or the President.

     If it be required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum, and with such surety or sureties, as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and also, among other things, for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     Section 5.11. Assistant Treasurers. The Assistant Treasurers shall, in the absence or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the President shall prescribe.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.1. Actions or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer, employee or agent of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that such person or such person's testator or intestate, was a director, officer, employee or agent of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, to the fullest extent permissible under New York law, as then in effect, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted, in good faith, for a purpose which such person reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person, did not act, in good faith, for a purpose which such person reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that such person had reasonable cause to believe that such person's conduct was unlawful. Funds paid or required to be paid to any person as a result of the provisions of this Section 6.1 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any other corporation, partnership, joint venture, trust or other enterprise.

     Section 6.2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person or such person's testator or intestate, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permissible under New York law, as then in effect, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such person acted in good faith, for a purpose which such person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation. No indemnification shall be made under this Section 6.2 in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Funds paid or required to be paid to any person as a result of the provisions of this Section
6.2 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any other corporation, partnership, joint venture, trust or other enterprise.

     Section 6.3. Advancement of Expenses. Expenses (including attorneys' fees) incurred by an indemnified person in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay such amount if the person receiving such advancement is ultimately found not to be entitled to indemnification as authorized in this
Article VI.

     Section 6.4. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses granted pursuant to, or provided by, this Article VI, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, any resolution of shareholders, resolution of directors or agreement, to the fullest extent permissible under New York law, as then in effect.

     Section 6.5. Protection of Rights Existing at Time of Repeal or Modification. Any repeal or modification of this Article VI shall not adversely affect any right or protection of an indemnified person existing at the time of such repeal or modification.

                                   ARTICLE VII

                                  CAPITAL STOCK

     Section 7.1. Certificates Representing Shares. The shares of the Corporation shall be represented by certificates, which shall be in the form determined by the Board of Directors. Such certificates shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and may be sealed with a seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such at the date of issue.

     Section 7.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 7.3. Registration of Transfer. Upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

     Section 7.4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to or dissent from any proposal without a meeting, or entitled to receive payment of any dividend or allotment of any rights, or for the purpose of any other action, the Board of Directions may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

     Section 7.5. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 8.2. Voting of Securities of Other Corporations. In the event that the Corporation shall at any time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, such securities shall be voted the President, any Vice President, or by such other person or person, to such extent and in such manner, as may be determined by the Board of Directors.

     Section 8.3. Reserve Fund. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 8.4. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

     Section 8.5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced in such manner as may be acceptable to the officer so using the seal.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 9.1. By the Shareholders. These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation issued and outstanding `and entitled to vote at any annual or special meeting of shareholders at which a quorum is present or represented.

     Section 9.2. By the Directors. These By-Laws may also be altered, amended or repealed, and new By-Laws may be adopted, by the affirmative vote of a majority of the Board of Directors at any meeting of the Board at which a quorum is present.


Dated:

                                     FORM OF

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              TT LIQUIDATION CORP.


                                    ARTICLE I

                                     OFFICES

     Section 1.1. Principal Office. The principal office of the Corporation and any additional offices shall be located in such at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require within or without the State of New York.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

     Section 2.1. Place of Annual and Other Meetings. All meetings of the shareholders for the election of directors shall be held at the principal office of the Corporation, or at such other place within or without the State of New York as may be designated by the Board of Directors. Special meetings of shareholders for any purpose may be held at such place and time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2. Time of Annual Meeting. The annual meeting of shareholders shall be held at such date, time and place as shall be determined by the Board Of Directors and stated in the notice of meeting. At the annual meeting the shareholders shall elect by plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting shall be given, personally or by first class mail, to each shareholder entitled to vote thereat at such address as appears on the stock ledger of the Corporation, not less than ten (10) nor more than fifty (50) days prior to the meeting.

     Section 2.4. Notice of Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the President or the Secretary, and shall be called by the President or the Secretary at the request in writing of shareholders owning a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Unless otherwise prescribed by statute, written notice of a special meeting of shareholders, stating the time and place and object thereof, shall be given, personally or by first class mail, to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten
(10) nor more than fifty (50) days before such meeting.

     Section 2.5. Quorum and Adjourned Meetings. Except as otherwise required by statute or the Certificate of Incorporation, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares of stock then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the shares of stock present at any properly called meeting at which there is a quorum shall be the act of the shareholders, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. The shareholders present may adjourn the meeting despite the absence of a quorum, without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

     Section 2.6. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or his or her attorney-in-fact and bearing a date not more than eleven (11) months prior to said meeting, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his or her legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given. Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation.

     Section 2.7. Action Without Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders and any certificate with respect to the authorization or taking of any such action which is to be delivered to the

Department of State shall recite that the authorization was by unanimous written consent.

                                   ARTICLE III

                                    DIRECTORS

     Section 3.1. Number and Election. The number of directors shall be fixed initially by the incorporator of the Corporation and thereafter such number may be increased or decreased at any time by the affirmative vote of a majority of the entire Board or by the affirmative votes of the holders of a majority of the issued and outstanding capital stock then having voting power, at a special meeting called for that purpose; provided that no decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be shareholders or residents of the State of New York. They shall be elected at the annual meeting of shareholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify.

     Section 3.2. Place of Meetings; Corporate Records. The directors may hold their meetings and keep the books of the Corporation, except as otherwise may be provided by law, outside of New York, at such other places as they may from time to time determine.

     Section 3.3. Vacancies. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, with or without cause, or otherwise, a majority of the remaining directors, though less than a quorum, or the shareholders shall choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred.

     Section 3.4. Resignation. Any director may resign at any time by giving written notice of such resignation to either the Board of Directors or the Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

     Section 3.5. Removal. Any director may be removed either for or without cause at any time by the affirmative vote of shareholders of record.

     Section 3.6. Powers. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

     Section 3.7. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate one or more committees, each committee to consist of three or more of the directors of the Corporation, which, to the extent provided in these By-Laws or said resolution or resolutions, subject to the limitations imposed by statute, shall have and may exercise all or, as may be specified, a part of the powers of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by these By-Laws or resolution adopted by the Board of Directors.

     Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     Section 3.8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of New York, as shall from time to time be determined by Board resolution or by consent in writing of all the directors.

     Section 3.9. Special Meetings. Special meetings of the Board may be called by the President or the Secretary, except as otherwise provided by law, on two
(2) days' notice to each director by mail or by one (1) day's notice personally or by telecopy, telephone, or telegram stating the purpose of the meeting; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of at least one-half of the total number of directors. Special meetings of the Board shall be held at the time and place, in or outside the State of New York, specified in the notices thereof.

     Section 3.10. Quorum. At all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.11. Written Consent to Action of Directors Taken Without a Meeting. Whenever the vote of the directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the directors may be dispensed with if all the directors who would be entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

     Section 3.12. Directors' Meeting by Conference Telephone. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                                     NOTICES

     Section 4.1. Required Forms of Notices. Notices to directors and shareholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Notice to directors may also be given as provided in Section 3.9 of these By-Laws.

     Section 4.2. Waiver of Notice. Whenever any notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of shareholders, directors or any committee of directors, as the case may be, without protest as to the lack of notice, shall constitute a waiver of notice of such meeting.

                                    ARTICLE V

                                    OFFICERS

     Section 5.1. Officers. The officers of the Corporation may include a Chairman of the Board, and shall include a President, one or more Vice Presidents, a Treasurer, and a Secretary. All of such officers shall be elected by the Board of Directors. No executive officer need be a director. The officers shall be elected at the first meeting of the Board of Directors and thereafter at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Except for the offices of President and Secretary, any two or more offices may be held by the same person.

     Section 5.2. Subordinate Officers and Agents. The Board of Directors may appoint such other officers and agents as the Board of Directors shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 5.3. Removal. Any officer may be removed either with or without cause at any time by the affirmative vote of a majority of the Board of

Directors; provided that removal without cause shall be without prejudice to the contract rights, if any, of the officer removed.

     Section 5.4. Vacancies. A vacancy in any office because of death, resignation, disqualification, removal or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

     Section 5.5. Chairman of the Board. The Chairman of the Board of Directors, if there be one, who shall be a Director, shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. As Director, he or she shall perform such other duties as may be assigned from time to time by the Board of Directors.

     Section 5.6. President. The President shall be the chief executive officer of the Corporation and, subject to control by the Board, shall have full power and complete authority in the management of the business of the Corporation, and shall see that all orders and resolutions of the Board and all standing committees are carried into effect. In the event of disability or absence of the Chairman of the Board, or if there shall not be any Chairman, the President shall perform the duties of the Chairman of the Board, including presiding at meetings of shareholders and directors. In the absence or inability to act of the President, the Board of Directors shall designate another officer to perform the duties of the President.

     Section 5.7. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him or her by the Board of Directors or the President.

     Section 5.8. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall be custodian of all records of the Corporation and the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer, an Assistant Secretary or an Assistant Treasurer.

     Section 5.9. Assistant Secretaries. The Assistant Secretaries shall, in the absence or inability to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the President shall prescribe.

     Section 5.10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation authorized by the Board of Directors to make such designation.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, keep correct books of account, and shall render to the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall, in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him or her by the Board of Directors or the President.

     If it be required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum, and with such surety or sureties, as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and also, among other things, for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     Section 5.11. Assistant Treasurers. The Assistant Treasurers shall, in the absence or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the President shall prescribe.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.1. Actions or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer, employee or agent of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that such person or such person's testator or intestate, was a director, officer, employee or agent of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, to the fullest extent permissible under New York law, as then in effect, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted, in good faith, for a purpose which such person reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person, did not act, in good faith, for a purpose which such person reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that such person had reasonable cause to believe that such person's conduct was unlawful. Funds paid or required to be paid to any person as a result of the provisions of this Section 6.1 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any other corporation, partnership, joint venture, trust or other enterprise.

     Section 6.2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person or such person's testator or intestate, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permissible under New York law, as then in effect, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such person acted in good faith, for a purpose which such person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation. No indemnification shall be made under this Section 6.2 in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Funds paid or required to be paid to any person as a result of the provisions of this Section
6.2 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any other corporation, partnership, joint venture, trust or other enterprise.

     Section 6.3. Advancement of Expenses. Expenses (including attorneys' fees) incurred by an indemnified person in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay such amount if the person receiving such advancement is ultimately found not to be entitled to indemnification as authorized in this
Article VI.

     Section 6.4. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses granted pursuant to, or provided by, this Article VI, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, any resolution of shareholders, resolution of directors or agreement, to the fullest extent permissible under New York law, as then in effect.

     Section 6.5. Protection of Rights Existing at Time of Repeal or Modification. Any repeal or modification of this Article VI shall not adversely affect any right or protection of an indemnified person existing at the time of such repeal or modification.

                                   ARTICLE VII

                                  CAPITAL STOCK

     Section 7.1. Certificates Representing Shares. The shares of the Corporation shall be represented by certificates, which shall be in the form determined by the Board of Directors. Such certificates shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and may be sealed with a seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such at the date of issue.

     Section 7.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 7.3. Registration of Transfer. Upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

     Section 7.4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to or dissent from any proposal without a meeting, or entitled to receive payment of any dividend or allotment of any rights, or for the purpose of any other action, the Board of Directions may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

     Section 7.5. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 8.2. Voting of Securities of Other Corporations. In the event that the Corporation shall at any time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, such securities shall be voted the President, any Vice President, or by such other person or person, to such extent and in such manner, as may be determined by the Board of Directors.

     Section 8.3. Reserve Fund. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 8.4. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

     Section 8.5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced in such manner as may be acceptable to the officer so using the seal.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 9.1. By the Shareholders. These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation issued and outstanding `and entitled to vote at any annual or special meeting of shareholders at which a quorum is present or represented.

                  Section 9.2. By the Directors. These By-Laws may also be altered, amended or repealed, and new By-Laws may be adopted, by the affirmative vote of a majority of the Board of Directors at any meeting of the Board at which a quorum is present.


Dated:

                                     FORM OF

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             ELJER INDUSTRIES, INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such

Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware

Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on
(b)the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1,2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporations! as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.


Dated: July 10, 2003

                                     FORM OF

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                            ELJER PLUMBINGWARE, INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such

Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware

Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on
(b)the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1,2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporations! as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.


Dated: July 10, 2003

                                     FORM OF

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             STREAMWOOD CORPORATION
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such

Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware

Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on
(b)the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1,2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporations! as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.


Dated: July 10, 2003

                                     FORM OF

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              TA LIQUIDATION CORP.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such

Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware

Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on
(b)the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1,2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporations! as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.


Dated: July 10, 2003

                                     FORM OF

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                  TRIMFOOT CO.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such

Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware

Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on
(b)the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1,2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporations" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.


Dated: July 10, 2003

                                     FORM OF

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          ZURN (CAYMAN ISLANDS), INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on
(b)the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1,2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporations! as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.


Dated: July 10, 2003

                                     FORM OF

                                     BY-LAWS

                                       OF

                                    KLI, INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders


     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which, the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled-to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers. (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant

Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other, professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on' the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for ,indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights' conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or, beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:

                                     FORM OF

                                     BY-LAWS

                                       OF

                               USI CAPITAL, INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which, the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled-to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers. (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant

Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other, professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on' the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for ,indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights' conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or, beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:

                                     FORM OF

                                     BY-LAWS

                                       OF

                               USI FUNDING, INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which, the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled-to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney- in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special-meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers. (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant

Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all. of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other, professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on' the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for ,indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights' conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or, beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:

                                     FORM OF

                                     BY-LAWS

                                       OF

                              USI PROPERTIES, INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which, the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special-meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers. (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

         SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant

Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all. of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other, professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for ,indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights' conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or, beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:

                                     FORM OF

                                     BY-LAWS

                                       OF

                                USI REALTY CORP.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which, the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-.in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.,

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special-meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers. (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant

Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all. of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other, professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not-be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for ,indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but-whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights' conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or, beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:

                                     FORM OF

                                     BYLAWS

                                       OF

                          KRIKLES CANADA U.S.A., INC.


                                    ARTICLE I
                                     OFFICES

     SECTION 1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be The Corporation Trust Company.

     SECTION 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1. Place of Meeting. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.3. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.4. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or by the Board of Directors or by written order of a majority of the directors and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting. The President or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.

     SECTION 2.5. Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than 60 days before the meeting.

     SECTION 2.6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or. if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

     SECTION 2.8. Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or on the written consent of the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

     SECTION 2.9. Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

     SECTION 2.10. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

     SECTION 2.11. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at. any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 2.12. Proxies. Each proxy shall be in writing executed by the stockholder giving the proxy or his duly authorized attorney. No proxy shall be valid after the expiration of three years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 3.1. Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     SECTION 3.2. Number, Election and Term. The number of directors which shall constitute the whole Board of Directors shall be not less than one. Such number of directors shall be as specified in the corporation's Certificate of Incorporation, or, if not so specified in the Certificate of Incorporation, such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the corporation.

     SECTION 3.3. Vacancies, Additional Directors and Removal From Office. Unless otherwise provided in the Certificate of Incorporation or these bylaws:
(1) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director;
(2) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Unless otherwise provided in the corporation's Certificate of Incorporation, any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

     SECTION 3.4. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

     SECTION 3.5. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

     SECTION 3.6. Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting. except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

     SECTION 3.7. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 3.9. Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 3.10 Telephonic Meetings. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE IV
                             COMMITTEE OF DIRECTORS

     SECTION 4.1. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 4.2. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 4.3. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

                                    ARTICLE V
                                     NOTICE

     SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram. so addressed, is delivered to the telegraph company.

     SECTION 5.2. Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except when a person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

                                   ARTICLE VI
                                    OFFICERS

     SECTION 6.1. Officers. The officers of the corporation shall include a President and a Secretary. The Board of Directors may appoint such other officers and agents as it deems necessary or advisable, including, without limitation, a Chairman of the Board, a Vice Chairman of the Board, a Treasurer, one or more Vice Presidents (which may be designated Executive Vice Presidents or Senior Vice Presidents), and one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person. Each officer shall exercise such powers and perform such duties as provided hereinafter or as determined by the Board of Directors. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these bylaws or by any act of the corporation to be executed. acknowledged, verified or countersigned by two or more officers. The Chairman and Vice Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

     SECTION 6.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and Vice Chairman.

     SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.4. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 6.5. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

     SECTION 6.6. Chairman of the Board. The Chairman of the Board (if such officer is appointed by the Board of Directors) shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. In the Chairman's absence, such duties shall be attended to by the Vice Chairman of the Board (if such officer is appointed by the Board of Directors). The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

     SECTION 6.7. President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board or the Vice Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders. He may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board if he is so designated by the Chairman, or in the Chairman's absence by the Vice Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time.

     SECTION 6.8. Vice Presidents. If one or more Vice Presidents are appointed by the Board of Directors, in the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board of Directors) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee.

     SECTION 6.9. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

     SECTION 6.10. Treasurer. If a Treasurer is appointed by the Board of Directors, the Board of Directors may require that the Treasurer give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section
7.3 of these bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

     SECTION 6.11. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers (if such officers are appointed by the Board of Directors) shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board of Directors or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                   ARTICLE VII
                         CONTRACTS, CHECKS AND DEPOSITS

     SECTION 7.1. Contracts. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 7.2. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

     SECTION 7.3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII
                              CERTIFICATES OF STOCK

     SECTION 8.1. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

     SECTION 8.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

     SECTION 8.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the Transfer Agent.

     SECTION 8.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE IX
                                    DIVIDENDS

     SECTION 9.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X
                                 INDEMNIFICATION

     SECTION 10.1. Indemnification. The corporation shall indemnify each of its directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Delaware.

                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 11.1. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     SECTION 11.2. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

                                   ARTICLE XII
                                    AMENDMENT

     These bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

                                     FORM OF

                                     BYLAWS

                                       OF

                          KRIKLES EUROPE U.S.A., INC.


                                    ARTICLE I
                                     OFFICES

     SECTION 1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be The Corporation Trust Company.

     SECTION 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1. Place of Meeting. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.3. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.4. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or by the Board of Directors or by written order of a majority of the directors and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting. The President or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.

     SECTION 2.5. Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than 60 days before the meeting.

     SECTION 2.6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or. if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

     SECTION 2.8. Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or on the written consent of the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

     SECTION 2.9. Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

     SECTION 2.10. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

         SECTION 2.11. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at. any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 2.12. Proxies. Each proxy shall be in writing executed by the stockholder giving the proxy or his duly authorized attorney. No proxy shall be valid after the expiration of three years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 3.1. Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     SECTION 3.2. Number, Election and Term. The number of directors which shall constitute the whole Board of Directors shall be not less than one. Such number of directors shall be as specified in the corporation's Certificate of Incorporation, or, if not so specified in the Certificate of Incorporation, such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the corporation.

     SECTION 3.3. Vacancies, Additional Directors and Removal From Office. Unless otherwise provided in the Certificate of Incorporation or these bylaws:
(1) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director;
(2) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Unless otherwise provided in the corporation's Certificate of Incorporation, any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

     SECTION 3.4. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

     SECTION 3.5. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

     SECTION 3.6. Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting. except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

     SECTION 3.7. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 3.9. Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 3.10 Telephonic Meetings. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE IV
                             COMMITTEE OF DIRECTORS

     SECTION 4.1. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 4.2. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 4.3. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

                                    ARTICLE V
                                     NOTICE

     SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram. so addressed, is delivered to the telegraph company.

     SECTION 5.2. Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except when a person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

                                   ARTICLE VI
                                    OFFICERS

     SECTION 6.1. Officers. The officers of the corporation shall include a President and a Secretary. The Board of Directors may appoint such other officers and agents as it deems necessary or advisable, including, without limitation, a Chairman of the Board, a Vice Chairman of the Board, a Treasurer, one or more Vice Presidents (which may be designated Executive Vice Presidents or Senior Vice Presidents), and one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person. Each officer shall exercise such powers and perform such duties as provided hereinafter or as determined by the Board of Directors. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these bylaws or by any act of the corporation to be executed. acknowledged, verified or countersigned by two or more officers. The Chairman and Vice Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

     SECTION 6.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and Vice Chairman.

     SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.4. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 6.5. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

     SECTION 6.6. Chairman of the Board. The Chairman of the Board (if such officer is appointed by the Board of Directors) shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. In the Chairman's absence, such duties shall be attended to by the Vice Chairman of the Board (if such officer is appointed by the Board of Directors). The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

     SECTION 6.7. President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board or the Vice Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders. He may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board if he is so designated by the Chairman, or in the Chairman's absence by the Vice Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time.

     SECTION 6.8. Vice Presidents. If one or more Vice Presidents are appointed by the Board of Directors, in the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board of Directors) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee.

     SECTION 6.9. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

     SECTION 6.10. Treasurer. If a Treasurer is appointed by the Board of Directors, the Board of Directors may require that the Treasurer give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section
7.3 of these bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

     SECTION 6.11. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers (if such officers are appointed by the Board of Directors) shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board of Directors or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                   ARTICLE VII
                         CONTRACTS, CHECKS AND DEPOSITS

     SECTION 7.1. Contracts. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 7.2. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

     SECTION 7.3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII
                              CERTIFICATES OF STOCK

     SECTION 8.1. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned
(1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

     SECTION 8.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

     SECTION 8.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the Transfer Agent.

     SECTION 8.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE IX
                                    DIVIDENDS

     SECTION 9.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X
                                 INDEMNIFICATION

     SECTION 10.1. Indemnification. The corporation shall indemnify each of its directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Delaware.

                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 11.1. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     SECTION 11.2. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

                                   ARTICLE XII
                                    AMENDMENT

     These bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

                                     FORM OF

                                     BYLAWS

                                       OF

                                 KRIKLES, INC.


                                    ARTICLE I
                                     OFFICES

     SECTION 1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be The Corporation Trust Company.

     SECTION 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1. Place of Meeting. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.3. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.4. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or by the Board of Directors or by written order of a majority of the directors and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting. The President or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.

     SECTION 2.5. Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than 60 days before the meeting.

     SECTION 2.6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or. if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

     SECTION 2.8. Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or on the written consent of the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

     SECTION 2.9. Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

     SECTION 2.10. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

     SECTION 2.11. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at. any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 2.12. Proxies. Each proxy shall be in writing executed by the stockholder giving the proxy or his duly authorized attorney. No proxy shall be valid after the expiration of three years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 3.1. Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     SECTION 3.2. Number, Election and Term. The number of directors which shall constitute the whole Board of Directors shall be not less than one. Such number of directors shall be as specified in the corporation's Certificate of Incorporation, or, if not so specified in the Certificate of Incorporation, such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the corporation.

         SECTION 3.3. Vacancies, Additional Directors and Removal From Office. Unless otherwise provided in the Certificate of Incorporation or these bylaws:
(1) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director;
(2) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Unless otherwise provided in the corporation's Certificate of Incorporation, any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

     SECTION 3.4. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

     SECTION 3.5. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

     SECTION 3.6. Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting. except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

     SECTION 3.7. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 3.9. Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 3.10 Telephonic Meetings. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE IV
                             COMMITTEE OF DIRECTORS

     SECTION 4.1. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 4.2. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 4.3. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

                                    ARTICLE V
                                     NOTICE

     SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram. so addressed, is delivered to the telegraph company.

     SECTION 5.2. Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except when a person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

                                   ARTICLE VI
                                    OFFICERS

     SECTION 6.1. Officers. The officers of the corporation shall include a President and a Secretary. The Board of Directors may appoint such other officers and agents as it deems necessary or advisable, including, without limitation, a Chairman of the Board, a Vice Chairman of the Board, a Treasurer, one or more Vice Presidents (which may be designated Executive Vice Presidents or Senior Vice Presidents), and one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person. Each officer shall exercise such powers and perform such duties as provided hereinafter or as determined by the Board of Directors. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these bylaws or by any act of the corporation to be executed. acknowledged, verified or countersigned by two or more officers. The Chairman and Vice Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

     SECTION 6.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and Vice Chairman.

     SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.4. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 6.5. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

     SECTION 6.6. Chairman of the Board. The Chairman of the Board (if such officer is appointed by the Board of Directors) shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. In the Chairman's absence, such duties shall be attended to by the Vice Chairman of the Board (if such officer is appointed by the Board of Directors). The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

     SECTION 6.7. President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board or the Vice Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders. He may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board if he is so designated by the Chairman, or in the Chairman's absence by the Vice Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time.

     SECTION 6.8. Vice Presidents. If one or more Vice Presidents are appointed by the Board of Directors, in the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board of Directors) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee.

     SECTION 6.9. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

     SECTION 6.10. Treasurer. If a Treasurer is appointed by the Board of Directors, the Board of Directors may require that the Treasurer give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

     SECTION 6.11. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers (if such officers are appointed by the Board of Directors) shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board of Directors or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                   ARTICLE VII
                         CONTRACTS, CHECKS AND DEPOSITS

     SECTION 7.1. Contracts. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 7.2. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

     SECTION 7.3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII
                              CERTIFICATES OF STOCK

     SECTION 8.1. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

     SECTION 8.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

     SECTION 8.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the Transfer Agent.

     SECTION 8.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE IX
                                    DIVIDENDS

     SECTION 9.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X
                                 INDEMNIFICATION

     SECTION 10.1. Indemnification. The corporation shall indemnify each of its directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Delaware.

                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 11.1. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     SECTION 11.2. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

                                   ARTICLE XII
                                    AMENDMENT

     These bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

                                     BY-LAWS

                                       OF

                                    SH 1 INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating- the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President. if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies. and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present. may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place. whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting. from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence. the presiding officer may- appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws. vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee. and in even, case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock. and ma\ exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors. from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it. alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, maybe ratified before or after judgment. by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted. amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and. with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and. with respect to any criminal action or proceeding, had reasonable cause to belies e that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by he Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans. etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to

"serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:

                                     BY-LAWS

                                       OF

                          STRATEGIC MEMBERSHIP COMPANY
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating- the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President. if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies. and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present. may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place. whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting. from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence. the presiding officer may- appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws. vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee. and in even, case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such

Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock. and ma\ exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors. from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The

Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it. alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, maybe ratified before or after judgment. by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted. amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and. with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. and. with respect to any criminal action or proceeding, had reasonable cause to belies e that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by he Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending

Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans. etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.





Dated:

                                     Form of

                                     BY-LAWS

                       Strategic Capital Management, Inc.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting, stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting. the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present. may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to he affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall he entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents, Registrants, Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith (`Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the

Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:

                                     BYLAWS

                                       OF

                               ELITE BATH COMPANY

                            A California Corporation


                                    ARTICLE I

                                     OFFICES

     Section 1.01. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation is located at 100 N. Wiget Lane, in the City of Walnut Creek, the County of Contra Costa, State of California. The Board of Directors (the "Board") is hereby granted full power and authority to change said principal executive office from one location to another.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 2.01. PLACE OF MEETINGS. All meetings of shareholders shall be held either at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated from time to time either by the Board or by the written consent of all persons entitled to vote thereat.

     Section 2.02. ANNUAL MEETING. The annual meeting of shareholders shall be held on the second Monday of May of each year (or, if such day is a legal holiday, then on the next succeeding business day not a legal holiday), at 9:00 a.m. local time, or on such other date or at such other time as may be fixed by the Board. At any annual meeting, the director shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

     Section 2.03. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board or by the President.

     Section 2.04. NOTICE OF ANNUAL OR SPECIAL MEETING. Written notice of any annual or special meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or
(ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action.

     Section 2.05. QUORUM AND ACTION. The presence of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares required to constitute a quorum.

     Section 2.06. ADJOURNED MEETING AND NOTICE THEREOF. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 2.05) no other business may be transacted at such meeting.

     Section 2.07. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall only be persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.08.

     Section 2.08. RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or to receive payment of any dividend or other distribution or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date.

     If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for the determination of shareholders for any purpose other than set forth in this section or in Section 2.10 shall be at the close of business on the clay on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

     Section 2.09. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote and not present in person or by proxy signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. Each such waiver, consent, or approval shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, except as provided in Section 601(f) of the California General Corporation Law.

     Section 2.10. ACTION WITHOUT MEETING. Subject to Section 603 of the California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 2.08, the record date for determining shareholders entitled to give consent pursuant to this section, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

     Section 2.11. CONDUCT OF MEETINGS. At every meeting of the shareholders, the President, or in his absence any Vice President designated by the President, or in the absence of such designation a chairman (who shall be one of the Vice Presidents, if any is present) chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman of the meeting. The Secretary or the Assistant Secretary shall act as secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or Assistant Secretary, the chairman of the meeting may appoint another person to act as secretary of the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.01. POWERS. Subject to the limitations of the Articles of Incorporation (the "Articles"), of these Bylaws and of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. Without prejudice to such general powers, but subject to the same limitations, the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

     (a) To select and remove all officers, agents and employees of the corporation, prescribe the powers and duties for them that are consistent with law, with the Articles or these Bylaws; fix their compensation, and require from them security for faithful service.

     (b) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles or these Bylaws, as they may deem best.

     (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

     (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

     (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and security therefor.

     Section 3.02. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be one.

     Section 3.03. ELECTION AND TERM OF OFFICE. The director shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the director is not elected thereat, the director may be elected at any special meeting of shareholders held for that purpose. The director shall hold office until his or her respective successor shall have been duly elected and qualified.

     Section 3.04. VACANCIES. The director may resign effective upon giving written notice to the President or Secretary, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     A vacancy in the Board shall be deemed to exist in case of the death, resignation or removal of a director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which a director is to be elected, to elect a director at that meeting.

     The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

     The shareholders may elect a director at any time to fill a vacancy. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 3.05. PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place within or without the State of California that has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

     Section 3.06. REGULAR MEETINGS. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for consideration of matters of organization, election of officers and the transaction of other business.

     Other regular meetings of the Board shall be held without call at times to be fixed by the Board from time to time. Such regular meetings of the Board may be held without notice.

     Section 3.07. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the President, the Secretary or the director.

     Section 3.08. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting. A written consent respecting such action shall be filed with the minutes of the proceedings of the board.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01. OFFICERS. The officers of the corporation shall be a President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed by the Board. Any number of offices may be held by the same person.

     Section 4.02. ELECTION. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of
Section 4.04, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

     Section 4.03. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

     Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.04. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     Section 4.05. PRESIDENT. The President is the general manager and chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

     Section 4.06. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if there be such an officer or officers, in order of their rank as fixed by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

     Section 4.07. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board and committees of the Board, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the California General Corporation Law.

     The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders, the Board and any committees of the Board required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     The duties of an Assistant Secretary shall be those delegated from time to time by the Secretary of the corporation.

     Section 4.08. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and the Board, whenever requested, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                    ARTICLE V

                                OTHER PROVISIONS

     Section 5.01. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the President, any Vice President, the Chief Financial Officer or the Secretary of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power of authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

     Section 5.02. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the President or a Vice President and by the Chief Financial Officer, the Secretary, or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.

     Section 5.03. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

     Section 5.04. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. All references in these Bylaws to the California General Corporation Law or sections thereof (or to any other statute or section thereof) shall be deemed to include references to any amendments to such code sections or any reenactment of such statutes to the extent that these Bylaws are consistent with such amendments or reenactments. In the event of any conflict between these Bylaws and any such amendment or reenactment, these Bylaws shall be construed to give effect to such amended code section or reenacted statute. In these Bylaws, the neuter gender includes the feminine and masculine, the feminine gender includes the masculine, the masculine gender includes the feminine, and singular numbers include the plural.

                                   ARTICLE VI

                                 CORPORATE FUNDS

     Section 6.01 DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the Board.

     Section 6.02. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall be determined from time to time by resolution of the Board.

     Section 6.03. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select and may make such rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as they may deem expedient.

                                   ARTICLE VII

                                 INDEMNIFICATION

     Section 7.01. DEFINITIONS. For the purpose of this Article, "agent" includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, member or trustee of another corporation, partnership, joint venture, trust or other enterprise; "proceeding" includes any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes attorneys' fees and any expenses of establishing a right to indemnification under this Article.

     Section 7.02. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. Each person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or a subsidiary thereof or is or was serving at the request of the corporation as a director, officer, partner, member or trustee of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than under prior law) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful. The right to indemnification conferred by this section shall be a contract right that shall inure to the benefit of a person's heirs, executors and administrators and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the California General Corporation Law so requires, such payment of expenses shall not be made until delivery to the corporation of an undertaking by or on behalf of the person to repay such amount unless it shall be determined ultimately that such person is entitled to be Indemnified.

     Section 7.03. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or a subsidiary thereof or is or was serving at the request of the corporation as a director, officer, partner, member or trustee of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than under prior law) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interest of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. The right to indemnification conferred by this section shall be a contract right that shall inure to the benefit of a person's heirs, executors and administrators and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the California General Corporation Law so requires, such payment of expenses shall not be made until delivery to the corporation of an undertaking by or on behalf of the person to repay such amount unless it shall be determined ultimately that such person is entitled to be indemnified. No indemnification shall be made under this section:

     (a) In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

     (b) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

     (e) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

     Section 7.04. REQUIRED INDEMNIFICATION AGAINST EXPENSES. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 7.02 or 7.03 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     Section 7.05. APPROVAL OF INDEMNIFICATION. Except as provided in Section 7.04, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 7.02 or 7.03 by:

     (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

     (b) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

     (e) The court in which such proceeding is or was pending upon application made by the corporation or the person to be indemnified or the attorney or other person rendering services in connection with the defense, whether or not such application by such person, attorney or other person is opposed by the corporation.

     Section 7.06. OTHER INDEMNIFICATION. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred by Sections 7.02 and 7.03 may be conferred on any employee or agent of the corporation if, and to the extent, authorized by the Board of Directors.

     Section 7.07. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

     These Bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Board. However, after issuance of shares, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares; provided, however, that a bylaw or amendment of the articles reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

                                   CERTIFICATE

     I, the undersigned, do hereby certify:

     (a) That I am the duly elected and acting Assistant Secretary of Elite Bath Company, a California corporation; and

     (b) That the foregoing Bylaws, comprising ten (10) pages, constitute the original Bylaws of said corporation as duly adopted by the Board of Directors by Unanimous Written Consent dated March 23, 1990.


                                    --------------------------------------------
                                    Terry T. Gross

                                     BYLAWS

                                       OF

                          ENVIRONMENTAL ENERGY COMPANY

                            A California Corporation


                                    ARTICLE I

                                     OFFICES

     Section 1. PRINCIPAL OFFICE. The location of the corporation's principal executive office shall be designated at the end of this paragraph. The board of directors may change the location of the principal executive office to any place within or outside of California. If the principal executive office is located outside of California and the corporation has one or more business offices in California, the board of directors shall fix and designate a principal business office in California.

     The principal executive office is located at:

     300 Lakeside Drive
     18th Floor
     Oakland, California 94612

     Section 2. OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside of California designated by the board of directors and stated in the notice of the meeting. If no place is so specified, shareholders' meetings shall be held at the corporation's principal executive office.

     Section 2. ANNUAL MEETING. Annual meetings of the shareholders shall be held on the date and time specified below. However, if this date falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, directors shall be elected and any other proper business within the power of the shareholders may be transacted.

     Date:    Second Tuesday of March
     Time:    3:00 p.m.

     Written notice of the annual meeting of shareholders shall be given in accordance with these bylaws.

     Section 3. SPECIAL MEETINGS; HOW CALLED. A special meeting of the shareholders may be called at any time by any of the following: the board of directors, the chairman of the board, the president, any vice president, or one or more shareholders holding shares that in the aggregate are entitled to cast no less than 10 percent of the votes at that meeting. For special meetings called by anyone other than the board of directors, the person or persons calling the meeting shall make a request in writing to the chairman of the board, the president, vice president, or secretary, specifying a time and date for the proposed meeting (which is not less than 35 nor more than 60 days after receipt of the request) and the general nature of the business to be transacted. Within 20 days after receipt, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote at the meeting. The notice shall state that a meeting will be held at the time requested by the person(s) calling the meeting, and shall state the general nature of the business proposed to be transacted. If notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing in this paragraph shall limit, fix, or affect the time or notice requirements for shareholder meetings called by the board of directors.

     Section 4. NOTICE OF MEETINGS; TIME AND CONTENTS. Notice of meetings of shareholders shall be sent or otherwise given not less than 10 nor more than 60 days before the meeting date. The notice shall specify the place, date, and hour of the meeting. It shall also state (a) for special meetings, the general nature of the proposed business, or (b) for annual meetings, those matters which the board of directors at the time of giving the notice intends to present for action by the shareholders. If directors are to be elected, the notice shall include the names of all nominees and persons whom the board intends to present for election, as of the date of the notice. The notice shall also state the general nature of any proposed action at the meeting to approve:

     (a) A transaction in which a director has a financial interest, within the meaning of Section 310 of the California Corporations Code;

     (b) An amendment of the Articles of Incorporation under Section 902 of that Code;

     (c) A reorganization under Section 1201 of that Code;

     (d) A voluntary dissolution of the corporation under Section 1900 of that code; or

     (e) A distribution in dissolution that requires approval of the outstanding shares under Section 2007 of that Code.

     The manner of giving notice and the determination of shareholders entitled to receive notice shall be in accordance with these bylaws.

     Section 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any shareholders' meeting shall be given either (a) personally, or (b) by first-class mail or by telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address appearing on the corporation's books or supplied by the shareholder for purposes of notice. If the corporation has no such address for a shareholder, notice shall be either
(a) sent by first-class mail addressed to the shareholder at the corporation's principal executive office, or (b) published at least once in a newspaper of general circulation in the county where the corporation's principal executive office is located. Notice is deemed to have been given at the time it was delivered personally, deposited in the mail, or sent by other means of written communication.

     If any notice or report mailed to a shareholder at the shareholder's address (as specified in the preceding paragraph) is returned marked "unable to deliver" at that address, subsequent notices or reports shall be deemed to have been duly given without further mailing if the corporation holds the document available for the shareholder on written demand at its principal executive office for one year from the date on which the notice or report was sent to the other shareholders.

     An affidavit, certificate, or declaration of mailing (or other authorized means of delivery) of any notice of shareholders' meeting, report, or other document sent to shareholders shall be executed by the corporate secretary, assistant secretary, or transfer agent, and filed in the corporation's minute book.

     Section 6. ADJOURNED MEETINGS; NOTICE. Shareholders' meetings (either annual or special) may be adjourned from time to time by a vote of the majority of the shareholders represented at that meeting in person or by proxy, whether or not a quorum is present; however, in the absence of a quorum, no other business may be transacted, except as specifically authorized in these bylaws.

     If a meeting is adjourned to another time or place, new notice is not required if the new time and place were announced at the original meeting, unless (a) the board sets a new record date for this purpose, or (b) the adjournment is for more than 45 days from the original meeting date, in which case the board must set a new record date. If a new record date is set, new notice shall be given to the shareholders of record as of that date, in the same manner as other notices of meetings. At an adjourned meeting, the corporation may transact any business that would be proper at the original meeting.

     Section 7. WAIVER OF NOTICE OR CONSENT BY ABSENTEES. The transactions of any shareholders' meeting, either annual or special, however called and noticed and wherever held, shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote but not present at the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. Shareholders' signatures may be obtained either before or after the meeting. The waiver of notice or consent need not specify either the intended business or the purpose of the meeting, except that if action is taken or proposed to be taken regarding any of the matters specified in Section 601(f) of the California Corporations Code (and listed above in the paragraph on contents of notices of shareholder meetings), the general nature of the action or proposed action must be stated in the waiver of notice or consent. All written waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Notice is also waived by a shareholder's attendance at the meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened. Attendance and failure to object to the validity of the meeting, however, does not constitute a waiver of any right to object expressly, at a meeting, to consideration of matters required by law to be included in the notice of the meeting which were not so included.

     Section 8. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that could be taken at an annual or special meeting of shareholders, except for the election of directors (see following paragraph), may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having at least the minimum numbers of votes necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voting.

     Directors may be elected without a meeting only by the unanimous written consent of all shares entitled to vote for the election of directors, except that vacancies the board is entitled to fill (vacancies other than those caused by removal of a director) may be filled by the written consent of a majority of the outstanding shares entitled to vote.

     All written consents shall be filed with the secretary of the corporation and maintained in the corporate records. Anyone who has given a written consent may revoke it by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

     Unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing. As to approvals required by California Corporations Code Section 310 (transactions in which a director has a financial interest), Section 317 (indemnification of corporate agents), Section 1201 (corporate reorganization), or Section 2007 (certain distributions on dissolution), notice of the approval shall be given at least ten days before the consummation of any action authorized by the approval. Notice shall be given in the manner specified in these bylaws for notice of shareholders' meetings.

     Section 9. RECORD DATE FOR SHAREHOLDER NOTICE AND VOTING.

     (a) For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders' meeting or give written consent to corporate action without a meeting, the board may fix in advance a record date that is not more than 60 days nor less than 10 days before the date of any such meeting, or not more than 60 days before any such action without a meeting.

     (b) If no record date has been fixed:

          (i) The record date for determining shareholders entitled to receive notice of and vote at a shareholders' meeting shall be the business day next preceding the day on which notice is given, or if notice is waived as provided in these bylaws, the business day next preceding the day on which the meeting is held;

          (ii) The record date for determining shareholders entitled to give written consent to corporate action without a meeting shall be the day on which the action to be approved was taken by the board, or, if the board has not yet acted, the day on which the first written consent is given; and

          (iii) The record date for any other purpose shall be as set forth in the section of these bylaws regarding record date for purposes other than notice and voting.

     (c) A determination of shareholders of record entitled to receive notice of and vote at a shareholders' meeting shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting.

However, the board shall fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.

     (d) Except as otherwise required by law, only shareholders of record on the corporation's books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection (a) of this section, notwithstanding any transfer of shares on the corporation's books after the record date.

     Section 10. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum was initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum; however, any action taken (other than adjournment) must be approved by at least a majority of the shares requires to constitute a quorum.

     Section 11. VOTING. The corporation shall determine the shareholders entitled to vote at any shareholders' meeting in accordance with bylaw provisions for record date, subject to Sections 702 through 704 of the California Corporations Code (concerning the voting of shares held by a fiduciary, a corporation, or joint owners). Except as otherwise provided by law or as otherwise provided in the Articles of Incorporation or these bylaws, each outstanding share shall be entitled to one vote on each matter submitted to a vote of the shareholders.

     The shareholders may vote by voice vote or by ballot, except that if any shareholder so demands before the voting begins, any election for directors must be by ballot. On any matter other than the election of directors, a shareholder may vote part of his or her shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder does not specify the number of shares being voted, it will be conclusively presumed that the shareholder's vote covers all shares which that shareholder is entitled to vote.

     If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such affirmative vote also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by statute or by the Articles of Incorporation.

     Section 12. CUMULATIVE VOTING. Cumulative voting for the election of directors is permitted if one or more shareholders present at the meeting give notice, before the voting begins, of their intention to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which that shareholder would normally be entitled to cast). If any shareholder has given such notice, and if the candidates' names have been placed in nomination, then all shareholders entitled to vote may cumulate their votes, giving any nominated candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled, or distributing the cumulative number of votes among any or all of the candidates. The elected directors shall be those candidates (up to the number of directorships open for election) receiving the most votes.

     Section 13. PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact.

     A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) it is revoked by the person who executed the proxy, either by a writing delivered to the corporation before the proxy has been voted, or by attendance at the meeting; or (b) the corporation receives written notice of the shareholder's death or incapacity before the vote pursuant to that proxy has been counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy unless the proxy itself provides otherwise.

     Proxies stating on their face that they are irrevocable shall be governed by Sections 705(e) and 705(f) of the California Corporations Code.

     Section 14. VOTING TRUSTS. If any shareholders file a voting trust agreement with the corporation, the corporation shall take notice of its terms and trustee limitations.

     Section 15. ELECTION INSPECTORS. Before any shareholders' meeting, the board of directors may appoint any persons other than nominees for office to act as election inspectors. If no election inspectors have been so appointed, the chairman of the meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint election inspectors at the meeting. The number of inspectors shall be either 1 or 3. If inspectors are appointed at the meeting on the request of one or more shareholders or their proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether 1 or 3 inspectors are to be appointed. If any inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint a person to fill that vacancy. These inspectors shall (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. POWERS. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these bylaws relating to actions requiring approval by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     Without prejudice to these general powers, and subject to the same limitations, the board of directors shall have the power to:

     (a) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service;

     (b) Change the principal executive office or the principal business office in the State of California from one location to another; qualify the corporation to do business in any other state, territory, dependency, or country; conduct business within or outside the State of California; and designate any place within or outside the State of California for the holding of any shareholders' meeting;

     (c) Adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

     (d) Authorize the issuance of shares of corporate stock on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received; and

     (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

     Section 2. NUMBER OF DIRECTORS. The authorized number of directors shall be as set forth below. This number can be changed by an amendment to the Articles of Incorporation or an amendment to this bylaw adopted by the vote or written consent of a majority of the outstanding shares entitled to vote. However, if the number of directors is five or more, an amendment that would reduce the number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting to an action by written consent are equal to more than one sixth (16 2/3 percent) of the outstanding shares entitled to vote.

     Number of Directors: One.

     Section 3. ELECTION AND TERM OF DIRECTORS. Directors shall be elected at each annual shareholders' meeting, to hold office until the next annual meeting. Election of directors by written consent without a meeting requires the unanimous written consent of the outstanding shares entitled to vote. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

     Section 4. VACANCIES. A vacancy in the board of directors shall be deemed to exist (a) if a director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in Section 303 or Section 304 of the California Corporations Code; (b) if the board of directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (C) if the authorized number of directors is increased; or (d) if at a shareholders' meeting the shareholders fail to elect the full authorized number of directors. Vacancies (except for those caused by a director's removal) may be filled by a majority of the remaining directors, whether or not they constitute a quorum, or by a sole remaining director.

     Vacancies on the board caused by the removal of a director (except for vacancies created when the board declares the office of a director vacant as provided in clause (b) of the first paragraph of this section) may be filled only by the shareholders, either by majority vote of the shares represented and voting at a meeting at which a quorum is present, or by the unanimous written consent of all shares entitled to vote.

     Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later effective date. If the resignation is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

     The shareholders may elect a director at any time to fill a vacancy not filled by the board of directors.

     The term of office of a director elected to fill a vacancy shall run until the next annual shareholders' meeting, and the director shall hold office until a successor is elected and qualified.

     Section 5. PLACE OF MEETINGS. Regular meetings of the board of directors may be held at any place within or outside the State of California as designated from time to time by the board. In the absence of a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of California designated in the notice of the meeting, or if the notice does not state a place, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another, and all such directors shall be deemed to be present at the meeting.

     Section 6. ANNUAL DIRECTORS' MEETING. Immediately after each annual shareholders' meeting, the board of directors shall hold a regular meeting at the same place or at any other place designated by the board, to elect officers and transact other necessary business as desired. Notice of this meeting shall not be required unless some place other than the place of the annual shareholders' meeting has been designated.

     Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at times to be fixed by the board of directors from time to time. Such regular meetings may be held without notice.

     Section 8. SPECIAL MEETINGS. Special meetings of the board of directors may be called for any purpose or purposes at any time by the chairman of the board, the president, any vice president, the secretary, or any two directors.

     Special meetings shall be held on 4 days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph. Oral notice given personally or by telephone may be transmitted either to the director or to a person at the director's office who can reasonably be expected to communicate it promptly to the director. Written notice, if used, shall be addressed to each director at his or her address shown on the corporate records. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.

     Section 9. WAIVER OF NOTICE. Notice of a meeting, if otherwise required, need not be given to any director who (a) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice, (b) signs an approval of the minutes of the meeting, or (c) attends the meeting without protesting the lack of notice before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All such waivers, consents, and approvals of the minutes, if written, shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 10. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except for adjournment.

     Except as otherwise required by California Corporations Code Section 310 (approval of contracts or transactions in which a director has a material financial interest), Section 311 (appointment of committees), and Section 317(e) (indemnification of directors), every act done or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be deemed the act of the board of directors, unless a different requirement is imposed by the Articles of Incorporation.

     A meeting at which a quorum was initially present may continue to transact business despite the withdrawal of directors, if the action taken is approved by at least a majority of the quorum required for that meeting.

     Section 11. ADJOURNMENT TO ANOTHER TIME OR PLACE. Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time and place.

     Section 12. NOTICE OF ADJOURNED MEETING. Notice of the time and place of resuming an adjourned meeting need not be given if the adjournment is for 24 hours or less. If the adjournment is for more than 24 hours, notice of the new time and place shall be given, before the time set for resuming the meeting, to any directors who were not present at the time of adjournment, but need not be given to directors who were present at the time of adjournment.

     Section 13. ACTION WITHOUT A MEETING BY WRITTEN CONSENT. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board individually or collectively consent in writing to that action. Any action by written consent shall have the same effect as a unanimous vote of the board of directors. All such written consents shall be filed with the minutes of the proceedings of the board of directors.

     Section 14. COMPENSATION OF DIRECTORS. Directors and members of committees of the board may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the board of directors. This section shall not preclude any director from serving the corporation as an officer, agent, employee, or in any other capacity, and receiving compensation for those services.

     Section 15. REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION. If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed. The board of directors shall enforce repayment of each such amount disallowed by the taxing authorities.

                                   ARTICLE IV

                                   COMMITTEES

     Section 1. EXECUTIVE AND OTHER COMMITTEES OF THE BOARD. The board of directors, by resolution adopted by a majority of the authorized number of directors, may create one or more committees with the authority of the board ("board committees" or "committees of the board"), including an executive committee. Each board committee shall consist of two or more directors, and may have one or more alternative members, also directors. Appointment of members and alternate members requires the affirmative vote of a majority of the authorized number of directors. Committees of the board, to the extent provided in the board resolution establishing the committee, may be granted any or all of the powers and authority of the board except for the following:

     (a) Approving any action for which the California Corporations Code also requires the approval of the shareholders or of the outstanding shares;

     (b) Filling vacancies on the board of directors or any committee of the board;

     (c) Fixing directors' compensation for serving on the board or a committee of the board;

     (d) Adopting, amending, or repealing bylaws;

     (e) Amending or repealing any resolution of the board of directors which by its express terms is not so amendable or repealable;

     (f) Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

     (g) Appointing other committees of the board or their members.

     Section 2. MEETINGS AND ACTIONS OF BOARD COMMITTEES. Meetings and actions of committees of the board shall be governed by the bylaw provisions applicable to meetings and actions of the board of directors as to place of meetings, regular meetings, special meetings, waiver of notice, quorum, adjournment, notice of adjournment, and action by written consent without a meeting, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that (a) the time of regular committee meetings may be determined either by resolution of the board of directors or by resolution of the committee; (b) special committee meetings may also be called by resolution of the board of directors; (c) notice of special committee meetings shall also be given to all alternate members; and (d) alternate members shall have the right to attend all meetings of the committee. The board may adopt rules, not inconsistent with the bylaws, for the governance of committees of the board.

     Section 3. NON-BOARD COMMITTEES. One or more committees without the power and authority of the board ("non-board" committees) may be created by board resolution, for investigative and other appropriate purposes. Membership on non-board committees is not limited to directors. To bind the corporation, actions of non-board committees must be ratified by the board of directors.

                                    ARTICLE V

                                    OFFICERS

     Section 1. OFFICERS; ELECTION. The corporation shall have a chief executive officer, a secretary, and a chief financial officer. There may also be other officers as specified in the bylaws or designated by the board. Any number of offices may be held by the same person. The officers of the corporation (except for subordinate officers appointed in accordance with the provision below) shall be elected annually by the board of directors. All officers shall serve at the pleasure of the board. Any number of offices may be held by the same person.

     Section 2. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 3 of this Article V.

     Section 3. PRESIDENT. Subject to such supervisory power, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be no such officer, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

     Section 4. SECRETARY. The secretary shall have the following duties:

     (a) MINUTES. The secretary shall be present at and take the minutes of all meetings of the shareholders, the board of directors, and committees of the board. If the secretary is unable to be present, the secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting. The secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the board of directors, a book of minutes of all meetings and actions of the shareholders, the board of directors, and committees of the board. The minutes of each meeting shall state the following: The time and place of the meeting; whether it was regular or special; if special, how it was called or authorized; the notice given or waivers or consents obtained; the names of directors present at board or committee meetings; the number of shares present or represented at shareholders' meetings, and an accurate account of the proceedings.

     (b) RECORD OF SHAREHOLDERS. The secretary shall keep or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders. This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

     (c) NOTICE OF MEETINGS. The secretary shall give notice, or cause notice to be given, of all shareholders' meetings, board meetings, and committee meetings for which notice is required by statute or by the bylaws. If the secretary or other person authorized by the secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation. The secretary shall maintain records of the mailing or other delivery of notices and documents to shareholders or directors, as prescribed by the bylaws or by the board of directors.

     (d) OTHER DUTIES. The secretary shall keep the seal of the corporation, if any, in safe custody. The secretary shall have such other powers and perform such other duties as prescribed by the bylaws or by the board of directors.

     Section 5. CHIEF FINANCIAL OFFICER. The chief financial officer, who may also be referred to as the treasurer, shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall (1) deposit corporate funds and other valuables in the corporation's name and to its credit with depositories designated by the board; (2) disburse corporate funds as authorized by the board; (3) whenever requested by the board or the chief executive officer, render a statement of the corporation's financial condition and an account of all transactions he or she has conducted as chief financial officer; and (4) exercise such other powers and perform such other duties as prescribed by the bylaws or by the board of directors.

     The chief financial officer shall be deemed the treasurer for any purpose requiring action by the corporation's treasurer.

     Section 6. VICE PRESIDENTS. There may be one or more vice presidents, as determined by the board. In the absence or disability of the president, the president's duties and responsibilities shall be carried out by the highest-ranking available vice president, or if there are two or more unranked vice presidents, by a vice president designated by the board of directors. When so acting, a vice president shall have all the powers of and be subject to all the restrictions on the president. Vice presidents shall have such other powers and perform such other duties as prescribed by the bylaws or assigned from time to time by the board of directors or the chief executive officer.

     Section 7. SUBORDINATE OFFICERS. The board of directors may appoint, and may empower the chief executive officer to appoint, subordinate officers as required by the corporation's business, whose duties shall be as provided in the bylaws or as determined from time to time by the board of directors or the chief executive officer.

     Section 8. REMOVAL AND RESIGNATION OF OFFICERS. Any officer chosen by the board of directors may be removed by the board at any time, with or without cause or notice. Subordinate officers appointed by persons other than the board may be removed at any time, with or without cause or notice, by the board or by the person by whom appointed. A removed officer shall have no claim against the corporation or individual officers or board members arising from such removal (other than any rights he or she may have to monetary compensation or damages under an employment contract).

     Any officer may resign at any time by giving the corporation written notice. Unless otherwise specified in the notice, resignations shall take effect on the date the notice is received, and acceptance of the resignation is not necessary to make it effective. An officer's resignation or its acceptance by the corporation shall not prejudice any rights the corporation may have to monetary damages under an employment contract.

     Section 9. VACANCIES IN OFFICES. Vacancies in offices resulting from an officer's death, resignation, removal, disqualification, or any other cause shall be filled by the board or by the person, if any, authorized by the bylaws or the board to make an appointment to that office.

     Section 10. COMPENSATION. Salaries of officers and other shareholders employed by the corporation shall be fixed from time to time by the board of directors or established under employment agreements approved by the board of directors. No officer shall be prevented from receiving this salary because he or she is also a director of the corporation.

     Section 11. REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION. If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed. The board of directors shall enforce repayment of each such amount disallowed by the taxing authorities.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 1. INDEMNIFICATION OF AGENT.

     (a) DEFINITIONS. For the purposes of this section, "agent" means any person who is or was a director, officer, employee, or other agent of this corporation or its predecessor, and any person who is or was serving as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of this corporation or its predecessor; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" include but are not limited to attorneys' fees and any expenses of establishing a right to indemnification under this section.

     (b) LAWSUITS OTHER THAN BY THE CORPORATION. This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if the agent acted in good faith and in a manner the agent reasonably believed to be in the best interests of this corporation. If there are criminal charges, the agent must have had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the agent did not act in good faith and in a manner that the agent reasonably believed to be in the best interests of this corporation, or that the agent had reasonable cause to believe that his or her conduct was unlawful.

     (c) LAWSUITS BY OR ON BEHALF OF THE CORPORATION. This corporation shall have the power to indemnify any person who was, is, or is threatened to be made a party by reason of the fact that that person is or was an agent of this corporation, to any threatened, pending, or completed legal action by or in the right of this corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of that action, if the agent acted in good faith, in a manner the agent believed to be in the best interests of this corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person would use under similar circumstances. However, the corporation shall not indemnify:

     (1) Any amount paid with respect to a claim, issue, or matter for which the agent has been adjudged liable to this corporation in the performance of his or her duty, except for any expenses (exclusive of judgment or settlement amount) specifically authorized by the court in which the proceeding is or was pending in accordance with statutory requirements;

     (2) Any amount paid in settling or otherwise disposing of a threatened or pending lawsuit, with or without court approval;

     (3) Any expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval.

     (d) SUCCESSFUL DEFENSE BY AGENT. If the agent is successful on the merits, the corporation shall indemnify the agent for expenses actually and reasonably incurred.

     (e) APPROVAL; WHEN REQUIRED. Unless indemnification is mandatory because of the agent's successful defense on the merits, indemnification can be made only as to a specific case, upon a determination that indemnification is proper in the circumstances because the agent has met the applicable standard of conduct, and must be authorized by one of the following: (1) a majority vote of the board with a quorum consisting of directors who are not parties to the proceeding; (2) the affirmative vote of a majority of the outstanding shares entitled to vote and present or represented at a duly held meeting at which a quorum is present or by the written consent of a majority of the outstanding shares entitled to vote (without counting shares owned by the person seeking indemnification as either outstanding or entitled to vote); or (3) the court in which the proceeding is or was pending, upon application by the corporation, the agent, the agent's attorney, or other person rendering services in connection with the defense, regardless of whether the corporation opposes the application.

     (f) ADVANCING EXPENSES. Expenses incurred or to be incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding, on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance, unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

     (g) OTHER CONTRACTUAL RIGHTS. Nothing contained in this section shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary may be entitled by contract or otherwise.

     (h) LIMITATIONS. No indemnification or advance shall be made under this section (except where indemnification is required because of the agent's successful defense on the merits) if it would be inconsistent with (i) a provision of the Articles of Incorporation or bylaws, a resolution of the directors or shareholders, or an agreement in effect at the time the alleged cause of action accrued which prohibits or limits indemnification, or (ii) a condition expressly imposed by a court in approving a settlement.

     (i) INSURANCE. If the board of directors so decides, the corporation may purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability.

     (j) FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. The requirements and limitations imposed by this section do not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation. The corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of, any such trustee, investment manager, or other fiduciary of any benefit plan for any of the corporation's directors, officers, or employees or those of any of its subsidiary or affiliated corporations. Furthermore, this section shall not limit any right to indemnification that such a trustee, investment manager, or other fiduciary may have as a contract right enforceable by law.

                                   ARTICLE VII

                               RECORDS AND REPORTS

     Section 1. SHAREHOLDER LISTS; INSPECTION BY SHAREHOLDERS. The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as the board shall determine, a record of the names and addresses of all shareholders and the number and class of shares held by each.

     A shareholder or group of shareholders holding 5 percent or more of the outstanding voting shares of the corporation may (a) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours, on 5 days' prior written demand on the corporation; and/or (b) obtain from the corporation's transfer agent, on written demand and tender of the transfer agent's usual charges for this service, a list of the names and addresses of shareholders entitled to vote for the election of directors and their shareholdings, as of the most recent date for which a record has been compiled or as of a specified date which is later than the date of demand. This list shall be made available within 5 days after demand or within 5 days after the specified later date as of which the list is to be compiled.

     The record of shareholders shall also be open to inspection during usual business hours, on the written demand of any shareholder or holder of a voting trust certificate, for a purpose reasonably related to the holder's interest in the corporation. Any inspection or copying under this section may be made in person or by the holder's agent or attorney.

     Section 2. MAINTENANCE OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside of California and the corporation has no principal business office in this state, the secretary shall, upon a shareholder's written request, furnish to that shareholder a copy of the bylaws as amended to date.

     Section 3. MINUTES AND ACCOUNTING RECORDS. The minutes of proceedings of the shareholders, board of directors, and committees of the board, and the accounting books and records shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the board of directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection during usual business hours on the written demand of any shareholder or holder of a voting trust certificate, for a purpose reasonably related to the holder's interests in the corporation. The inspection may be made in person or by an agent or attorney, and includes the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the corporation.

     Section 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection may be made by the director in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

     Section 5. ANNUAL REPORT TO SHAREHOLDERS. Inasmuch as, and for as long as, there are less than 100 shareholders, the requirement of an annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly waived. However, nothing in this provision shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders, as the board considers appropriate.

     Section 6. FINANCIAL STATEMENTS. The corporation shall keep a copy of any annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets on file in its principal executive office for 12 months; these documents shall be exhibited (or copies provided) to shareholders at all reasonable times. If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than 120 days after the close of the fiscal year, the corporation shall deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

     A shareholder or shareholders holding 5 percent or more of the outstanding shares of any class of stock of the corporation may request in writing an income statement for the most recent three-month, six-month, or nine-month period (ending more than 30 days before the date of the request) of the current fiscal year, and a balance sheet as of the end of that period. If such documents are not already prepared, the chief financial officer shall cause them to be prepared and shall deliver them personally or by mail to the requesting shareholders within 30 days after the receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless the corporation has sent the shareholders an annual report for the last fiscal year.

     Quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of independent accountants engaged by the corporation, or a certificate by the authorized corporate officer stating that the financial statements were prepared without audit from the corporation's books and records.

     Section 7. ANNUAL INFORMATION STATEMENT. (a) Every year, during the calendar month in which the original Articles of Incorporation were filed with the California Secretary of State or during the preceding five calendar months, the corporation shall file a statement with the Secretary of State on the prescribed form, setting forth the authorized number of directors; the names and complete business or residence addresses of the chief executive officer, the secretary, and the chief financial officer; the street address of the corporation's principal executive office or principal business office in this state; a statement of the general type of business constituting the principal business activity of the corporation, and a designation of the corporation's agent for service of process, all in compliance with Section 1502 of the Corporations Code of California.

     (b) Notwithstanding the provisions of paragraph (a) of this section, if there has been no change in the information contained in the corporation's last annual statement on file in the Secretary of State's office, the corporation may, in lieu of filing the annual statement, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

                                  ARTICLE VIII

                            GENERAL CORPORATE MATTERS

     Section 1. RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS. For purposes of determining the shareholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of shareholders' meetings and giving written consent of the shareholders without a meeting), the board of directors may fix, in advance, a record date not more than 60 nor less than 10 days before the date of the dividend payment, distribution, allotment, or other action. If a record date is so fixed, only shareholders of record at the close of business on that date shall be entitled to receive the dividend, distribution, or allotment of rights, or to exercise the other rights, as the case may be, notwithstanding any transfer of any shares on the corporate books after the record date, except as otherwise provided by statute.

     If the board of directors does not so fix a record date in advance, the record date for these purposes shall be at the close of business on the later of
(a) the day on which the board of directors adopts the applicable resolution or
(b) the 60th day before the date of the dividend payment, distribution, allotment of rights, or other action.

     Section 2. AUTHORIZED SIGNATORIES FOR CHECKS. All checks, drafts, or other orders for payment of money, notes, and other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed in the manner and by the persons authorized, from time to time, by the board of directors.

     Section 3. EXECUTING CONTRACTS AND INSTRUMENTS. The board of directors, except as otherwise provided in these bylaws, may authorize any of its officers or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation. This authority may be general or it may be confined to one or more specific matters. No officer, agent, employee, or other person purporting to act on behalf of the corporation shall have any power or authority to bind the corporation in any way, pledge its credit, or render it liable for any purpose in any amount, unless that person was acting with authority duly granted by the board of directors as provided in these bylaws, or unless an unauthorized act was later ratified by the corporation.

     Section 4. SHARE CERTIFICATES. One or more certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of the shareholder's shares are fully paid.

     All certificates shall certify the number of shares and the class or series of shares represented by the certificate. All certificates shall be signed in the name of the corporation by (a) one of the following: the chairman or vice chairman of the board of directors, the president, or any vice president; and
(b) one of the following: the chief financial officer, any assistant treasurer, the secretary, or any assistant secretary. Any of the signatures on the certificate may be facsimile. If a party who has signed share certificates ceases to be an officer or other agent before the certificate is issued, the corporation may issue the certificate with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

     The share certificates shall state, by way of appropriate legend, any restrictions on share ownership or transfer, and any other statements required by applicable federal or state securities regulations.

     Section 5. LOST CERTIFICATES. Except as provided in this section, no new certificates for shares shall be issued to replace old certificates unless the old certificates are surrendered to the corporation for cancellation at the same time. If share certificates or certificates for any other security have been lost, stolen, or destroyed, the board of directors may authorize the issuance of replacement certificates on terms and conditions as the board may require, which may include a requirement that the owner give the corporation a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it (including any expenses or liability) on account of the alleged loss, theft, or destruction of the old certificate or the issuance of the replacement certificate.

     Section 6. SHARES OF OTHER CORPORATIONS: HOW VOTED. Shares of other corporations standing in the name of this corporation shall be voted by the chief executive officer or a person designated by the chief executive officer. If neither of them is able to act, the shares may be voted by a person designated by the board of directors. The authority to vote shares includes the authority to execute a proxy in the corporations name for purposes of voting the shares.

     Section 7. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in
Section 100 through 195 of the California Corporations Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. AMENDMENT OF ARTICLES OF INCORPORATION. Unless otherwise provided under California Corporations Code Sections 900 through 911, amendments to the Articles of Incorporation may be adopted if approved by the board and approved by a majority of the outstanding shares entitled to vote, either before or after approval by the board. An amendment to the Articles of Incorporation shall be effective as of the date that the appropriate certificate of amendment is filed with the Secretary of State.

     Section 2. AMENDMENT OF BYLAWS. Except as otherwise required by law or by the Articles of Incorporation, these bylaws may be amended or repealed, and new bylaws may be adopted, by the board of directors or by a majority of the outstanding shares entitled to vote.

                            CERTIFICATE OF SECRETARY

     I, the undersigned, do hereby certify:

     (1) I am the duly elected and acting Secretary of Environmental Energy Company, a California corporation;

     (2) The foregoing Bylaws, comprising twenty-four (24) pages, constitute the Bylaws of that corporation as duly adopted by action of the Board of Directors of the corporation taken as of September 23, 1987.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the corporation this ______ day of ______________, 1988.


                                            -----------------------------------
                                            Charles L. Hedrick, Secretary


[SEAL]

                                BYLAWS AMENDMENTS

                          ENVIRONMENTAL ENERGY COMPANY



DATE: MARCH 14, 1995

     Article 11, Section 2:

     The annual meeting of the stockholders for the election of Directors, and the transaction of such other business as may properly come before the meeting, shall be held on the first Friday of August in each year.

                          Gary Concrete Products, Inc.

                                     BYLAWS


                                    ARTICLE I

                                CORPORATE OFFICES

     Section 1. Registered Office. The registered office shall be in the City of Atlanta, County of Fulton, State of Georgia.

     Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Georgia, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meeting. All meetings of the stockholders for the election of directors shall be in the City of Erie, State of Pennsylvania, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Georgia as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. Annual meetings of stockholders, commencing with the year 1992, shall be held on the first Friday of August, if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Notice. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than three days nor more than ten days before the date of the meeting.

     Section 4. Stockholder Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special Meetings of Stockholders. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statue or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written Notice of Stockholder Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than three days nor more than ten days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Transaction of Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. Quorum. The holders of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute of by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 10. Voting: Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 11. Consent Meeting of Stockholders. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. Number: Term. The number of directors which shall constitute the whole board shall be two. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 2. The number of directors which shall constitute the whole board shall be not less than two nor more than ten. The first board shall consist of two directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting.

     Section 3. Vacancies/Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 4. Duties of Board of Directors. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Place. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Georgia.

     Section 2. First Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 3. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 4. Special Meetings. Special meetings of the board may be called by the president on three days notice to each director, either personally or my mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

     Section 5. Quorum. At all meetings of the board, a majority of directors who have been elected shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

     Section 6. Consent Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members, of the board or committee, as the case may be, consent thereto in writing, and the writing(s) is filed with the minutes of proceedings of the board or committee.

     Section 7. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                    ARTICLE V

                        COMMITTEES OF BOARD OF DIRECTORS

     Section 1. Appointment. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence or disqualification of a member of a committee, the member(s) thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     Section 2. Authority. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, (except that a committee may, to the extent authorized in the resolution(s) providing for the issuance of shares of stock adopted by the board of directors, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares, for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation) adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee(s) shall have such name(s) as may be determined from time to time by resolution adopted by the board of directors. Section 3. Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                   ARTICLE VI

                            COMPENSATION OF DIRECTORS

     Section 1. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE VII

                              REMOVAL OF DIRECTORS

     Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                  ARTICLE VIII

                              NOTICES TO DIRECTORS

     Section 1. Notice. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his/her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE IX

                                    OFFICERS

     Section 1. Officers. The officers of the corporation shall be elected by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also appoint additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

     Section 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall elect a president, one or more vice-presidents, a secretary and a treasurer.

     Section 3. Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. Remuneration. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. Term of Office. The officers of the corporation shall hold office until the successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring to any office of the corporation shall be filled by the board of directors.

     Section 6. President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Section 7. Vice-President. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president(s) shall perform such other duties and have such other powers and the board of directors may from time to time prescribe.

     Section 8. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 9. Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 10. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires an account of all his transactions as treasurer and of the financial condition of the corporation.

     If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 11. Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X

                             CERTIFICATES FOR SHARES

     Section 1. Certificates. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

     Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the General Corporation Law of Georgia, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series, thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Signatures. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The board of directors may direct a new certificate(s) or uncertificated shares to be issued in place of any certificate(s) theretofore issued by the corporation alleged to have been lost or stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such an issue of a new certificate(s) or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate(s), or his legal representative, to advertise the same in such a manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

     Section 5. Record date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meetings nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                   ARTICLE XI

                                    DIVIDENDS

     Section 1. Dividends. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Georgia.

     Section 2. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 3. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum(s) as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE XII

                                ANNUAL STATEMENT

     The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of stockholders, a full and clear statement of the business and condition of the corporation.

                                  ARTICLE XIII

                                     CHECKS

     All checks or demands for money and notes of the corporation shall be signed by such officer(s) or such other person(s) as the board of directors may from time to time designate.

                                   ARTICLE XIV

                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                   ARTICLE XV

                                      SEAL

     The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Georgia". The seal may be used by causing it or a facsimile thereof to be impressed or fixed or reproduced or otherwise.

                                   ARTICLE XVI

                                 INDEMNIFICATION

     Section 1. Indemnification. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Georgia, as amended from time to time, indemnify every person who is or was a party, or is threatened to be made a party, to (i) any threatened, pending or competed action, suite or proceeding, whether civil, criminal, administrative or investigative, or (ii) any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in his favor, by reason of the fact that such person serves or has served at any time as a Director or Officer of the Corporation, or who at the request of the Corporation serves or at any time has served as a Director or officer of another corporation (including subsidiaries of the

Corporation) or of any partnership, joint venture, trust or other enterprises, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law. Such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate of Incorporation, other Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity and as to action in another capacity while holding such office.

     Section 2. Reimbursement for Costs of Successful Defense. To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, shall have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) of this Article XIV or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys, fees) actually and reasonably paid or incurred by him in connection therewith.

     Section 3. Determination of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, Officer, employee or agent is proper in the circumstance because he has met the applicable standard of conduct set forth in this Article XIV. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel, who may be one of the regular independent legal counsel of the Corporation, in a written opinion, or (iii) by the stockholders.

     Section 4. Advance of Expenses. Expenses (including attorneys' fees) incurred by a person in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in a advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of an undertaking in writing by or on behalf of the person to be indemnified to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article
XIV. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XIV.

     Section 6. Definitions. For purposes of this Article, the term "Corporation" shall include constituent corporations referred to in the General Corporation Law of the State of Georgia (or any similar provision of applicable law at the time in effect), and references to "other enterprises" shall include employee benefit plans.

                                  ARTICLE XVII

                                   AMENDMENTS

     These by-laws may be altered, amended or repeated or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such special meeting. If the power to adopt, amend or repeat by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeat by-laws.

                                     BY-LAWS

                                       OF

                                  JACUZZI INC.

                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall he presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall he the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated: December 2, 2002

                      CERTIFICATE OF AMENDMENT OF BY-LAWS

                           OF JACUZZI RESEARCH, INC.

         I, the undersigned, being the Secretary of Jacuzzi Research, Inc., a corporation organized and existing under the laws of the State of California, hereby certify:

         1. That on the 20th day of April, 1967, the regular annual meeting of the shareholders of Jacuzzi Research, Inc. was held at 11511 New Benton Highway, Little Rock, Arkansas.

         2. That at said meeting, the following resolutions providing for the amendment of the By-laws of said corporation were adopted; and that the following is a copy of each of said resolutions:

         "BE IT RESOLVED: That Article I, Shareholders, Section 1, of the By-Laws be amended, and as amended shall read as follows:

         "Section 1: All meetings of the shareholders, including the Annual Meeting of Shareholders, shall be held at a place designated by the Board of Directors of Jacuzzi Research, Inc., at any location at which the company maintains a business operation, and in the absence of such designation, such meetings shall be held at 11511 New Benton Highway, Little Rock, Arkansas.

         "BE IT FURTHER RESOLVED: That Article I, Shareholders, Section 2, of the By-Laws be amended, and as amended shall read as follows:

         "Section 2. The regular annual meeting of shareholders shall be held on the third Thursday in the month of April in each year at the hour of 7:30 P.M., except that the secretary of the company then serving in that capacity is empowered, upon thirty (30) days notice in writing rather than the seven (7) days notice hereinafter provided, to select any date and any hour in the month of April of each year as shall better accommodate attendance at the annual meeting. Should the third Thursday, unless modified as aforesaid, fall on a holiday, the regular annual meeting of shareholders of such year shall be held at said hour on the next business day thereafter.

         "Be IT FURTHER RESOLVED: That Article II, Directors, Section 6, of the By-laws be amended, and as amended shall read as follows:

         "Section 6: The annual meeting of the Board of Directors shall be held on the third Thursday of April of each year at such hour that day as shall be selected by the President and communicated by him to the members of the Board; provided, that if any such Thursday should be a legal holiday, then the next business day at the same time; and further provided that the Board of Directors shall have the right to change the day, time or frequency of such meetings by resolution."


                                          --------------------------------------
                                          Peter Kosta
                                          Secretary, Jacuzzi Research, Inc.

                      CERTIFICATE CF AMENDMENT OF BY-LAWS

                           OF JACUZZI RESEARCH, INC.

         I, the undersigned, being the Secretary of Jacuzzi Research, Inc. , a corporation organized and existing under the laws of the State of California, hereby certify:

         1. That on the 20th day of April, 1967, the regular annual meeting of the shareholders of Jacuzzi Research, Inc. was held at 11511 New Benton Highway, Little Rock, Arkansas.

         2. That at said meeting, the following resolutions providing for the amendment of the By-laws of said corporation were adopted; and that the following is a copy of each of said resolutions:

         "BE IT RESOLVED: That Article I, Shareholders, Section 1, of the By-Laws be amended, and as amended shall read as follows:

         "Section 1: All meetings of the shareholders, including the Annual Meeting of Shareholders, shall be held at a place designated by the Board of Directors of Jacuzzi Research, Inc., at any location at which the company maintains a business operation, and in the absence of such designation, such meetings shall be held at 11511 New Benton Highway, Little Rock, Arkansas.

         "BE IT FURTHER RESOLVED: That Article I, Shareholders, Section 2, of the By-Laws be amended, and as amended shall read as follows:

         "Section 2. The regular annual meeting of shareholders shall be held on the third Thursday in the month of April in each year at the hour of 7:30 P.M., except that the secretary of the company then serving in that capacity is empowered, upon thirty (30) days notice in writing rather than the seven (7) days notice hereinafter provided, to select any date and any hour in the month of April of each year as shall better accommodate attendance at the annual meeting. Should the third Thursday, unless modified as aforesaid, fall on a holiday, the regular annual meeting of shareholders of such year shall be held at said hour on the next business day thereafter.

         BE IT FURTHER RESOLVED: That Article II, Directors, Section 6, of the By-laws be amended, and as amended shall read as follows:

         "Section 6: The annual meeting of the Board of Directors shall be held on the third Thursday of April of each year at such hour that day as shall be selected by the President and communicated by him to the members of Board provided, that if any such Thursday should be a legal holiday, then the next business day at the same time; and further provided that the Board of Directors shall have the right to change the day, time or frequency of such meetings by resolution."




                                          --------------------------------------
                                          Peter Kosta
                                          Secretary, Jacuzzi Research, Inc.

                      CERTIFICATE OF AMENDMENT OF BY-LAWS

                           OF JACUZZI RESEARCH, INC.

         I, the undersigned, being the Secretary of Jacuzzi Research, Inc., a corporation organized and existing under the laws of the State of California, hereby certify:

         1. That on the 25th day of May 1970, the regular annual meeting of the shareholders of Jacuzzi Research, Inc. was held at 1440 San Pablo Avenue, Berkeley, California.

         2. That at said meeting, the following resolutions providing for the amendment of the By-Laws of said corporation were adopted; and that the following is a copy of each of said resolutions:

         "BE IT RESOLVED: That Article I, Shareholders, Section 2, of the By-Laws be amended, and as amended shall read as follows:

         "Section 2. The regular annual meeting of shareholders shall be held on the fourth Thursday in the month of April in each year at the hour of 4:00 p.m., except that the secretary of the company then serving in that capacity is empowered, upon thirty (30) days notice in writing rather than the seven (7) days notice hereinafter provided, to select any date and any hour in the month of April of each year as shall better accommodate attendance at the annual meeting. Should the fourth Thursday, unless modified as aforesaid, fall on a holiday, the regular annual meeting of shareholders of such year shall be held at said hour on the next business day thereafter."

         "BE IT FURTHER RESOLVED: That Article II, Directors, Section 6, of the By-Laws be amended and as amended shall read as follows:

         "Section 6. The annual meeting of the Board of Directors shall be held on the first Monday of May of each year at 9:00 a.m. or at such hour that day as shall be selected by the Board; provided, that if any such Monday should be a legal holiday, then said meeting shall be held on the next business day at the same hour. The Board of Directors shall have power to change the day, time or frequency of meetings by resolution."


                                           /s/ Grant Calhoun
                                          --------------------------------------
                                          Grant Calhoun, Secretary
                                          JACUZZI RESEARCH, INC.

                      CERTIFICATE OF AMENDMENT OF BY-LAWS

                           OF JACUZZI RESEARCH, INC.

         I, the undersigned, being the Secretary of Jacuzzi Research, Inc., a corporation organized and existing under the laws of the State of California, hereby certify:

         1. That on the 25th day of May 1970, the regular annual meeting of the shareholders of Jacuzzi Research, Inc. was held at 1440 San Pablo Avenue, Berkeley, California.

         2. That at said meeting, the following resolutions providing for the amendment of the By-Laws of said corporation were adopted; and that the following is a copy of each of said resolutions:

         "BE IT RESOLVED: That Article I, Section 2, of the By-Laws be amended, and as amended shall read as follows:

         "Section 2. The regular annual meeting of shareholders shall be held on the fourth Thursday in the month of April in each year at the hour of 4:00 p.m., except that the secretary of the company then serving in that capacity is empowered, upon thirty (30) days notice in writing rather than the seven (7) days notice hereinafter provided, to select any date and any hour in the month of April of each year as shall better accommodate attendance at the annual meeting. Should the fourth Thursday, unless modified as aforesaid, fall on a holiday, the regular annual meeting of shareholders of such year shall be held at said hour on the next business day thereafter."

         "BE IT FURTHER RESOLVED: That Article II, Directors, Section 6, of the By-Laws be amended and as amended shall read as follows:

         "Section 6. The annual meeting of the Board of Directors shall be held on the first Monday of May of each year at 9:00 a.m. or at such hour that day as shall be selected by the Board; provided, that if any such Monday should be a legal holiday, then said meeting shall be held on the next business day at the same hour. The Board of Directors shall have power to change the day, time or frequency of meetings by resolution."


                                          /s/ Grant Calhoun
                                          --------------------------------------
                                          Grant Calhoun, Secretary
                                          JACUZZI RESEARCH, INC.

                      CERTIFICATE OF AMENDMENT OF BY-LAWS

                           OF JACUZZI RESEARCH, INC.

         I, the undersigned, being the Secretary of Jacuzzi Research, Inc. , a corporation organized and existing under the laws of the State of California hereby certify:

         1. That on the 26th day of April 1973, the regular annual meeting of the shareholders of Jacuzzi Research, Inc. was held at the Marriott Inn, Berkeley, California.

         2. That at said meeting, the following resolutions providing for the amendment of the By-Laws of said corporation were adopted; and that the following is a copy of each of said resolutions:

         "BE IT RESOLVED: That Article I, Shareholders, Section 2, of the By-Laws be amended, and as amended shall read as follows:

         "Section 2. The regular annual meeting of shareholders shall be held on the first Thursday, after the first Monday, in the month of May in each year at the hour of 4:00 p.m., except that the secretary of the company then serving in that capacity is empowered, upon thirty (30) days notice in writing, to select any date and any hour in the month of May of each year as shall better accommodate attendance at the annual meeting. Should the first Thursday, after the first Monday, fall on a holiday, the regular annual meeting of shareholders of such year shall be held at said hour on the next business day thereafter."

         "BE IT FURTHER RESOLVED: That Article II, Directors, Section 6, of the By-Laws be amended and as amended shall read as follows:

         "Section 6. The annual meeting of the Board of Directors shall be held on the second Monday of May of each year at 9:00 a.m. or at such hour that day as shall be selected by the Board; provided, that if any such Monday should be a legal holiday, then said meeting shall be held on the next business day at the same hour. The Board of Directors shall have power to change the day, time or frequency of meetings by resolutions."


                                          /s/ Grant Calhoun
                                          --------------------------------------
                                          Grant Calhoun, Secretary
                                          JACUZZI RESEARCH, INC.

                      CERTIFICATE OF AMENDMENT OF BY-LAWS

                           OF JACUZZI RESEARCH, INC.

         I, the undersigned, being the Secretary of Jacuzzi Research, Inc., a corporation organized and existing under the laws of the State of California hereby certify:

         1. That on the 26th day of April 1973, the regular annual meeting of the shareholders of Jacuzzi Research, Inc. was held at the Marriott Inn, Berkeley, California.

         2, That at said meeting, the following resolutions providing for the amendment of the By-Laws of said corporation were adopted; and that the following is a copy of each of said resolutions:

         "BE IT RESOLVED: That Article I, Shareholders, Section 2, of the By-Laws be amended, and as amended shall read as follows:

         "Section 2. The regular annual meeting of shareholders shall be held on the first Thursday, after the first Monday, in the month of May in each year at the hour of 4:00 p.m., except that the secretary of the company then serving in that capacity is empowered, upon thirty (30) days notice in writing, to select any date and any hour in the month of May of each year as shall better accommodate attendance at the annual meeting. Should the first Thursday, after the first Monday, fall on a holiday, the regular annual meeting of shareholders of such year shall be held at said hour on the next business day thereafter.

         "BE IT FURTHER RESOLVED: That Article II, Directors, Section 6, of the By-Laws be amended and as amended shall read as follows:

         "Section 6. The annual meeting of the Board of Directors shall be held on the second Monday of May of each year at 9:00 a.m. or at such hour that day as shall he selected by the Board; provided, that if any such Monday should be a legal holiday, then said meeting shall be held on the next business day at the same hour. The Board of Directors shall have power to change the day, time or frequency of meetings by resolutions."


                                          /s/ Grant Calhoun
                                          --------------------------------------
                                          Grant Calhoun, Secretary
                                          JACUZZI RESEARCH, INC.

                       BY-LAWS OF JACUZZI RESEARCH, INC.

                                   ARTICLE I

                                  Shareholders

         Section 1. All meetings of shareholders, except as otherwise herein designated by the shareholders, shall be held at the office of the corporation at 1440 San Pablo Avenue, in the City of Berkeley, County of Alameda, State of California.

         Section 2. The regular annual meeting of the shareholders shall be held on the 2nd Thursday in the month of April in each year at the hour of 7:30 P.M., beginning on the 2nd Thursday in the month of April, l959. Should the 2nd Thursday in the month of April in any year fall on a holiday, the regular annual meeting of the shareholders of such year shall be held at said hour on the next business day thereafter.

         Section 3. No notice of said regular annual meeting of shareholders, whether adjourned or otherwise, need be given to shareholders. In the event, however, that the business to be conducted at such meeting includes any of the actions specified in Section 2201 of the Corporations Code of the State of California, notice shall be given to each of the shareholders concerning the general nature of the business or proposal to be acted upon.

         Section 4. Special meetings of the shareholders may be called at any time for any purpose or purposes whatsoever by the president, vice-president, board of directors, or by one or more shareholders holding no less than one-fifth (1/5) of the voting power of the corporation.

         Section 5. Notice of special meetings of the shareholders, stating the place, day, and hour of the meeting, and the general nature of the business to be transacted, shall be mailed, charges prepaid, by the secretary or assistant secretary to each shareholder entitled to vote, at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice, at least five (5) days prior to the date of the special meeting.

         Section 6. If a shareholder gives no address, notice is duly given him if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which the office is located.

         Section 7. An entry of the service of notice of any special meeting of the shareholders, given in the manner above provided, may be made in the minutes of such meeting, and such entry, if read and approved at a subsequent meeting of the shareholders, shall be conclusive evidence of such service.

         Section 8. The president, or in his absence the vice-president, or in the absence of the president and the vice-president, a chairman elected by the shareholders present, shall call the meetings of the shareholders to order and shall act as the presiding officer thereof, provided that during any meeting of the shareholders the president, or in his absence the vice-president, may appoint any person to act as chairman, who shall thereupon have the power to call such meeting of the shareholders to order, and shall act as presiding officer thereof.

         Section 9. The secretary of the corporation shall act us secretary at all meetings of the shareholders. In his absence the presiding officer or chairman may appoint any person to act as secretary.

         Section 10. At the regular annual meeting of the shareholders held each year the shareholders entitled to vote shall elect by ballot a board of directors as constituted by these by-laws.

         Section 11. At each meeting of the shareholders each shareholder shall have the right to vote in person or by proxy the number of shares entitled to vote standing in his own name on the books of the corporation at least ten (10) days prior thereto.

         Section 12. All proxies must be in writing, executed by the shareholders themselves, or by their duly authorized attorneys, and must be filed with the secretary of the corporation at or before the meeting of the shareholders.


                                   ARTICLE II

                                   Directors

         Section 1. The corporate powers, business, and affairs of the corporation shall be exercised, conducted, and controlled by a board consisting of five (5) directors.

         Section 2. Any vacancy occurring in the office of director by reason of death, resignation, or otherwise, except vacancies caused by the removal of the Board of Directors or members thereof pursuant to the provisions of Sections 810 and 811 of the Corporations Code of the State of California, shall be filled by the Board of Directors at a regular or special meeting. Such director so appointed shall hold office until his successor is elected at the next annual meeting of the shareholders or at any special meeting duly called for that purpose prior thereto.

         Section 3. When one or more of the directors shall give notice of his or their resignation to the Board, effective at a future date, such vacancy or vacancies may be filled to take effect when such resignations shall become effective.

         Section 4. At the first regular meeting or any special meeting of the board of directors immediately after the election of directors at the annual meeting of the shareholders, the directors shall meet for the purpose of organization, the election of officers, and the transaction of other business.

         Section 5. All meetings of the board of directors shall be held at the office of the corporation in the City of Berkeley, County of Alameda, State of California, or at such other place or places as the board of directors may determine.

         Section 6. Regular meetings of the board of directors shall be held without notice on the second Thursday of each month at the hour of seven-thirty P.M., provided that if any such Thursday should he a holiday, then the next business day at the same time, provided that the board of directors shall have the right to change the day, time or frequency of such meetings by resolution.

         Section 7. Special meetings of the board of directors may be called at any time by order of the president, vice president, or by any _______________ directors.

         Section 8. Written notice of the time and place of special meetings of the board of directors shall be mailed or telegraphed or personally delivered to each director not later than two (2) days before the day appointed for such meeting. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned. An entry of the service of such notice given in the manner above provided may be made in the minutes of the proceedings of the board of directors, and such entry, if read and approved at a subsequent meeting of the board of directors, shall be conclusive on the question of service.

         Section 9. Each director shall register his address with the secretary, and notices of meetings mailed or telegraphed to such address shall be valid notices thereof. The depositing of such notice in the United States mail in a sealed envelope with postage prepaid, addressed to the director upon whom it is to be served, shall be conclusive, and the service shall be deemed complete at the time of the depositing of said notice in the mail.

         Section 10. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, and every act or decision of a majority of the directors present at a meeting at which a quorum is present, made or done when duly assembled, shall be valid as the act of the board of directors; but a majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time, or from day to day, without further notice, until a quorum shall attend, and when a quorum shall attend, any business may be transacted which might have been transacted at the meeting had the same been held on the day on which it was originally appointed or called.

         Section 11. Each director shall receive for each regular and special meeting of the board of directors which he attends such amount, if any, as the board of directors may from time to time determine.

         Section 12. The board of directors need not cause any annual reports to be sent to shareholders, and. the making of annual reports and financial statements to the shareholders shall not be required.


                                  ARTICLE III

                                    Officers

         Section 1. The executive officers of this corporation shall be a president, a vice-president, a secretary and a treasurer.

         Section 2. The officers of this corporation need not be members of the board of directors, and shall be elected by said board of directors at their first meeting immediately following the annual election of directors. They shall hold office for one year and until their successors are elected.

         Section 3. The board of directors may also appoint and remove a general manager and all other agents and employees and fix their duties and compensation. The Board may delegate said powers to any officer of the corporation or to the general manager.

         Section 4. Except as herein otherwise provided, the compensation of the executive officers, and of the general manager, agents and employees of the corporation, shall be fixed by the Board of Directors.

                                   ARTICLE IV

                                   President

         Section 1. The president shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and of the board or directors, or he may appoint a chairman to preside at any or all of such meetings, who need not be an officer, director or shareholder, subject to the approval of the board of directors. He shall have general charge of the business of the corporation, subject to the control of the board of directors, shall execute, with the secretary, in the name of the corporation, all deeds, bonds, contracts, and other obligations and instruments authorized by the board of directors to be executed, and with the secretary shall sign all certificates of the shares of the corporation.

         Section 2. The president shall also have such other powers and shall perform such other duties as may be assigned to him by the board of directors.

                                   ARTICLE V

                                 Vice-President

         Section 1. The vice-president shall be vested with all the powers and shall perform all the duties of the president, in case of the absence of the president, and it shall be his duty to assist the president insofar as practicable.

         Section 2. The vice-president shall also have such other powers and shall perform such other duties as may be assigned to him by the board of directors.


                                   ARTICLE VI

                                   Secretary

         Section 1. The Secretary shall keep or supervise the keeping of the minutes of all proceedings of the shareholders and the board of directors in book provided for that purpose. He shall attend to the giving and serving of notices of all meetings of the shareholders and of the board of directors and otherwise. He shall execute with the president in the name of the corporation all deeds, bonds, contracts, and other obligations and instruments, and with the president shall sign all certificates for shares of the corporation. He shall be the custodian of the corporate seal of the corporation, and shall affix the seal to deeds, bonds, contracts, and other obligations and instruments of the corporation. He shall keep and have charge of the journal of the meetings of the board of directors and of the shareholders, and the share and transfer book, the book of share certificates, the book of by-laws, and such other books and records as the board of directors may direct. He shall in general perform all the duties incident to the office of secretary, subject to the control of the board of directors.

         Section 2. In case of the absence of the secretary or his refusal or neglect to act, notices may be given and served by the president, vice-president, or by such person thereunto authorized by any of such officers or by the board of directors.


                                  ARTICLE VII

                                   Treasurer

         Section 1. The treasurer shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books to be kept for that purpose. He shall receive and deposit, or cause to be received and deposited, all money and other valuables of the corporation. in the name and to the credit, of the corporation, in such depositories as may be designated by the board of directors. He shall disburse, or cause to be disbursed, the funds of the corporation as may be directed by the board of directors, taking proper vouchers for such disbursements.

He shall render to any officer and to the board of directors, whenever they may require, accounts of all his transactions as treasurer and of the financial condition of the corporation. He shall in general perform all of the duties incident to the office of treasurer, subject to the control of the board of directors.


                                  ARTICLE VIII

                                   Vacancies

         Section 1. If the office of the president, vice-president, secretary becomes vacant, or the office of the treasurer, becomes vacant, by reason of the death, resignation, removal or otherwise of such officer, the board of directors shall elect a successor, who shall hold office for the unexpired term and until his successor is elected.


                                   ARTICLE IX

                       Shares and Certificates of Shares

         Section 1. Certificates for shares of the corporation shall be issued when fully paid up, and may be issued prior to full payment under such restrictions as the Board of Directors may deem proper.

         Section 2. The certificates shall be in such form and device as shall be provided by the board of directors, and shall fully comply with the provisions of section 2401 of the Corporations Code of California or any statute amendatory thereto. The certificates shall be signed by the president or vice-president and by the secretary, and the seal of the corporation shall be affixed thereon.

         Section 3. No new certificate shall be issued until the former certificate for the shares represented thereby, shall have been surrendered and cancelled, except in the case of lost or destroyed certificates, and in that case only after receipt of a bond satisfactory to the board of directors indemnifying the corporation and all persons affected against loss in consequence of such loss or the issuance of the new certificates.

         Section 4. Shares of the corporation may be transferred by the endorsement of the signature of the owner, his agent, attorney or legal representative, and the delivery of the certificate; but such transfer is not valid except as to the parties thereto until the same is so entered upon the books of the corporation as to show the names of the parties by whom and to whom transferred, the number of the certificate, and the number or designation of the shares and the date of the transfer, and until the old certificates are surrendered and cancelled. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the articles and by-laws of this corporation to the same extent as if he had signed a written assent thereto.

         Section 5. The board of directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates.

         Section 6. The board of directors of this corporation may, subject to the consent and control of the Commissioner of Corporations of the State of California, and to the provisions of the Corporations Code, dispose of the shares of this corporation in such amounts and at such times as shall be determined by the said board of directors, and in the discretion of the said board of directors accept in full or part payment therefor such property, services, or other considerations and at such valuations as the Board of Directors may determine.


                                   ARTICLE X

                                      Seal

         Section 1. The board of directors shall provide a suitable seal for the corporation, which shall be in circular form and shall contain, among other things, the name of the corporation, the state and date of its incorporation.


                                   ARTICLE XI

                                   Amendments

         Section 1. These by-laws may be repealed or amended, or new by-laws may be adopted, at any annual meeting or at any special meeting of the shareholders.

         KNOW ALL MEN BY THESE PRESENTS:

         That we, the undersigned, being all the directors of JACUZZI RESEARCH, INC., a corporation incorporated, organized, and existing under the laws of the State of California, do hereby certify that the foregoing by-laws, consisting of eleven (11) articles, were duly adopted as the by-laws of said corporation on the 12th day of March, 1959.

         IN WITNESS WHEREOF, we have hereunto subscribed our names this 12th day of March, 1959.


                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------
                                          Directors of JACUZZI RESEARCH, INC.

KNOW ALL MEN BY THESE PRESENTS:

         That I, the undersigned, secretary of JACUZZI RESEARCH, INC., a corporation incorporated, organized and existing under the laws of the State of California, do hereby certify that the foregoing by-laws, consisting of eleven
(11) articles, were duly adopted as the by-laws of said corporation on the 12th day of March, 1959.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the official seal of said corporation this 12th day of March, 1959.


                                          /s/ Giocondo Jacuzzi
                                          --------------------------------------
                                          Giocondo Jacuzzi, Secretary
                                          of JACUZZI RESEARCH, INC.

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION


         ROY JACUZZI and GRANT G. CALHOUN certify:

         1. That they are the President and Secretary, respectively, of Jacuzzi Research, Inc., a California Corporation.

         2. That at a meeting of the board of directors of said corporation duly held at Walnut Creek, California on February 26, 1976, the following resolution was adopted:

                  "RESOLVED, that Article First of the Articles of Incorporation of this Corporation is amended to read as follows:

                  'FIRST: The name of this Corporation is Jacuzzi Whirlpool Bath, Inc.'

                  "RESOLVED FURTHER, that Article Second of the Articles of Incorporation of this Corporation is amended to read as follows:

                  'SECOND: The County in the State of California where the principal office for the transaction of the business of this Corporation is located is Contra Costa County.'"

         3. That the shareholders have adopted said amendment by resolution at a meeting held at Walnut Creek, California, on February 26, 1976. That the wording of the amended articles, as set forth in the shareholders' resolution, is the same as that set forth in the directors' resolution in paragraph two above.

         4. That the number of shares which voted affirmatively for adoption of said resolution is 50,000, and that the total number of shares entitled to vote on or consent to the amendment is 50,000 shares.


                                                  /s/ ROY JACUZZI
                                                  ------------------------------
                                                  ROY JACUZZI, President


                                                  /s/ GRANT G. CALHOUN
                                                  ------------------------------
                                                  GRANT G. CALHOUN, Secretary


         Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.

         Executed at Walnut Creek, California, this 26th day of February, 1976.


                                                  /s/ ROY JACUZZI
                                                  ------------------------------
                                                  ROY JACUZZI


                                                  /s/ GRANT G. CALHOUN
                                                  ------------------------------
                                                  GRANT G. CALHOUN

                       CERTIFICATE OF AMENDMENT OF BY-LAWS

                        OF JACUZZI WHIRLPOOL BATH, INC.

     I, the undersigned, being the Secretary of Jacuzzi Whirlpool Bath, Inc. a corporation organized and existing under the laws of the State of California hereby certify:

     1. That on the 17th day of May 1978, the regular annual meeting of the shareholders of Jacuzzi Whirlpool Bath, Inc. was held at 335 Fischer Avenue, Costa Mesa, California.

     2. That at said meeting, a resolution providing for the amendment of the By-Laws of said corporation was adopted by the shareholders: and the following is a copy of said resolution:

     "BE IT RESOLVED: That Article III, Officers, Section 1 of the By-Laws be amended, and as amended shall read as follows

     "Section 1. The executive officers of this Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer (who shall be the Chief Financial Officer)."


                                       -----------------------------------------
                                       Terry T. Witt, Secretary
                                       JACUZZI WHIRLPOOL BATH, INC.

                       CERTIFICATE OF AMENDMENT OF BY-LAWS

                        OF JACUZZI WHIRLPOOL BATH, INC.

     I, the undersigned, being the Secretary of Jacuzzi Whirlpool Bath, Inc. a corporation organized and existing under the laws of the State of California hereby certify:

     1. That on the 14th day of December 1979, a special meeting of the shareholders of Jacuzzi Whirlpool Bath, Inc. was held at 11511 New Benton Highway, Little Rock, Arkansas.

     2. That at said meeting, a resolution providing for the amendment of the Bylaws of said corporation was adopted by the shareholders; and the following is a copy of said resolution:

     "BE IT RESOLVED: That Article III, Officers, Section 1 of the Bylaws of this Corporation be amended, and as amended shall read as follows: "The executive officers of this Corporation shall be a President, one or more Vice Presidents, Secretary, Assistant Secretary, Treasurer (who shall be the chief financial officer) and one or more Assistant Treasurers."

                                       /s/ Terry Witt Goss
                                       -----------------------------------------
                                       Terry T. Goss, Secretary
                                       JACUZZI WHIRLPOOL BATH, INC.

                                     BY-LAWS

                                       OF

                              JUSI HOLDINGS, INC.
                            (a Delaware corporation)

                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any

Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of

Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the

President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers. (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate thereof or and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses") . Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated: March 15, 1995.

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              OUTDOOR PRODUCTS LLC

     By execution of this Limited Liability Company Agreement (this Agreement") of Outdoor Products LLC, entered into as of this 24th day of February 000, JUSI Holdings, Inc. (the "Member") hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. ss. 18-101, et seq.), as amended from time to time (the "Act"), and hereby certifies and agrees as follows:

     1. Name. The name of the limited liability company formed hereby is Outdoor Products LLC (the "Company").

     2. Certificates. Steven C. Barre, as an authorized person within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware. Upon the execution of this Agreement, his powers as an authorized person shall cease and the Member shall thereafter be designated as an authorized person within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

     3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in all lawful activities for which limited liability companies may be formed under the Act.

     4. Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

     a. acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property (including, but not limited to, shares of stock, general and limited partnership interests and any other tangible or intangible interests) that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

     b. act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

     c. take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

     d. operate, purchase, maintain, finance, improve, own, sell, convey. assign, mortgage, lease or demolish or otherwise dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

     e. borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

     f. invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

     g. prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

     h. enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Member, necessary to, in connection with, convenient to or incidental to the accomplishment of the purposes of the Company;

     i. employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

     j. enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purposes of the Company; and

     k. do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

     5. Principal Business Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

     6. Name and Mailing Address of the Member. The name and the mailing address of the Member are as follows:

          Name                       Address

          JUSI Holdings, Inc.        101 Wood Avenue South
                                     Iselin, New Jersey 08830

     7. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

     8. Units. A Member's interest in the Company shall be represented by one or more "Units." The Company is authorized to issue 100 Class A Common Units. The Member, as of the date of this Agreement, owns 100 Class A Common Units, which amount represents all issued and outstanding Units. Certificates, in the form set forth attached hereto, shall be issued to represent the Class A Common Units.

     9. Capital Contributions. The Member is deemed admitted as a Member of the Company upon his execution and delivery of this Agreement. The initial contribution of the Member is $1.00. The total capital of the Member in the Company from time to time shall be referred to as the Member's "Capital."

     10. Additional Contributions. The Member is not required to make additional Capital contributions to the Company.

     11. Capital Account. A Capital account shall be maintained for the Member on the books of the Company, which account shall set forth the Capital of the Member in the Company. Such Capital account shall be adjusted to reflect the Member's shares of allocations and distributions as provided in Section 12 of this Agreement, and any additional Capital contributions to the Company or withdrawals of Capital from the Company. Such Capital account shall further be adjusted to conform to the Treasury Regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"), as interpreted in good faith by the Member.

     12. Profits and Losses. The Profits or Losses incurred by the Company for each taxable year shall be determined on an annual basis. For each taxable year in which the Company realizes Profits or Losses, such Profits or Losses, respectively, shall be allocated to the Member. As used herein, "Profits" and "Losses" mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss; or

          (ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i). and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss.

     13. Allocations and Distributions.

     a. Whenever a proportionate part of the Company's Profit and Loss is allocated to the Member, every item of income, gain, loss, deduction and credit entering into the computation of such Profit or Loss applicable to the period during which such Profit or Loss was realized shall be allocated to the Member.

     b. Distributions shall be made to the Member at such times and in such amounts as may be determined in the sole discretion of the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

     14. Management.

     a. The business and affairs of the Company shall be managed by the Member. Subject to the express limitations contained in any provision of this Agreement, the Member shall have complete and absolute control of the affairs and business of the Company, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Company, including, without limitation, doing all things and taking all actions necessary to carrying out the terms and provisions of this Agreement.

     b. Subject to the rights and powers of the Member and the limitations thereon contained herein, the Member may delegate to any person any or all of his powers, rights and obligations under this Agreement and may appoint, contract or otherwise deal with any person to perform any acts or services for the Company as the Member may reasonably determine.

     c. The Member shall have the powers set forth above until the earliest to occur of his death, disability or other inability to act in such capacity, at which time the legal representative of the Member shall appoint a successor to the interest of the Member for the purpose of settling the estate or administering the property of the Member.

     d. The Member may be compensated for his services to the Company, as determined in his sole discretion.

     15. Officers.

     a. The Member may, from time to time as he deems advisable, appoint officers of the Company (the "Officers") and assign in writing titles (including, without limitation, President, Vice President, Secretary and Treasurer) to any such person. Any number of offices may be held by the same person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 14 may be revoked at any time by the Member.

     b. The initial Officers of the Company shall be as set forth below:

         Name                         Position
         ----                         --------

         James O'Leary                President

         George H. MacLean            Vice President and Secretary

         John W. Dean III             Vice President and Treasurer

         Dorothy E. Sander            Vice President

         Steven C. Barre              Vice President and Assistant Secretary

     16. Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

     17. Exculpation and Indemnification. Nether the Member nor any Officer (each an "Indemnified Party") shall be liable to the Company, any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party's gross negligence or willful misconduct. To the full extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that no Indemnified Party shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Party by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 16 shall be provided out of and to the extent of Company assets only, and the Member shall have no personal liability on account thereof.

     18. Admission of Additional Members. One (1) or more additional Members of the Company may be admitted to the Company with the written consent of each Member.

     19. Termination of Membership. The rights of the Member to share in the Profits and Losses of the Company, to receive distributions and to assign his interest in the Company pursuant to Section 19 shall, on its dissolution, devolve on its legal successor.

     20. Assignments. The Member may transfer, assign, pledge or hypothecate, in whole or in part, its limited liability company interest, as determined in its sole discretion.

     21. Dissolution.

     a. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) the dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the business of the Company is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     b. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner).

     22. Tax Matters Partner. The Member shall be the tax matters partner within the meaning of Section 6231(a)(7) of the Code. All expenses incurred by the tax matters partner in connection with its duties as tax matters partner shall be expenses of the Company.

     23. Elections. The Member shall determine the accounting methods and conventions under the tax laws of any and all applicable jurisdictions as to the treatment of income, gain, loss, deduction and credit of the Company or any other method or procedure related to the preparation of such tax returns. The Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws, and the Member shall not be liable for any consequences to any previously admitted or subsequently admitted Members resulting from their making or failing to make any such elections.

     24. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

     25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

     26. Entire Agreement. This Agreement constitutes the entire Agreement of the Member with respect to the subject matter hereof.

     27. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), and all rights and remedies shall be governed by such laws.

     28. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound by, has duly executed this Agreement as of the date first written above.


                                        JUSI HOLDINGS, INC.


                                        By: /s/ George H. MacLean
                                           -------------------------------------
                                           Name:  George H. MacLean
                                           Title: Vice President

                                     BY-LAWS

                                       OF

                         PRESCOLITE LITE CONTROLS, INC.


                                    ARTICLE I

                                     OFFICES

     SECTION 1. REGISTERED OFFICE AND AGENT.--The registered office of the corporation shall be maintained at Littlefield Building, Texas, and the United States Corporation Company shall be the registered agent therein and in charge thereof. The registered office or the registered agent, or both, may be changed by resolution of the Board of Directors, upon filing the statement required by law.

     SECTION 2. OTHER OFFICES. --The corporation may also maintain other offices at such places within or without the State of Texas as the Board of Directors may from time to time appoint or as the business of the corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. --All meetings of shareholders, both regular and special, shall be held either at the registered office of the corporation in Texas or at such other places, either within or without the state, as shall be designated in the notice of the meeting.

     SECTION 2. ANNUAL MEETING. --The annual meeting of shareholders for the election of directors and for the transaction of all other business which may come before the meeting shall be held on , (if not a legal holiday and, if a legal holiday, then on the next secular day following) at the hour specified in the notice of meeting.

     If the election of directors shall not be held on the day above designated for the annual meeting, the Board of Directors shall cause the election to be held as soon thereafter as conveniently may be at a special meeting of the shareholders called for the purpose of holding such election.

     Unless otherwise prescribed by statute, the annual meeting of shareholders need not be limited to the purpose of electing directors but may be held for any other purpose in addition thereto which may be specified in a call for such meeting made by resolution of the Board of Directors or made by a writing filed with the Secretary signed either by a majority of the directors or by shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote at any such meeting.

     SECTION 3. NOTICE OF SHAREHOLDERS' MEETING. Written or printed notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which it is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     SECTION 4. VOTING OF SHARES. --Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by law.

     Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of its own stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

     At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. Any shareholder who intends to cumulate his votes as herein authorized shall give written notice of such intention to the secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

     SECTION 5. CLOSING TRANSFER BOOKS AND FIXING RECORD DATE. --For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the by-laws or in the absence of an applicable by-law the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     SECTION 6. QUORUM OF SHAREHOLDERS. --Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or the by-laws.

     SECTION 7. VOTING LISTS. --The officer or agent having charge of the stock transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     SECTION 8. ACTION WITHOUT MEETING: TELEPHONE PARTICIPATION. --Any action required by the Articles of Incorporation, these By-Laws or any provision of law to be taken at a meeting or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote, and may be stated as such in any articles or document.

     Shareholders may participate in a meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. BOARD OF DIRECTORS. --The business and affairs of the corporation shall be managed by a Board of Directors. Directors need not be residents of the State of Texas or shareholders in the corporation.

     SECTION 2. ELECTION OF DIRECTORS. --The number of directors shall be one
(1) provided that the number may be increased or decreased from time to time by an amendment to these By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director. At each annual election the shareholders shall elect directors to hold office until the next succeeding annual meeting.

     SECTION 3. VACANCIES. --Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the remaining directors, though less than a quorum of the Board. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     SECTION 4. QUORUM OF DIRECTORS. --A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 5. ANNUAL MEETING OF DIRECTORS. --Within thirty days after each annual meeting of shareholders the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting.

     SECTION 6. REGULAR MEETINGS OF DIRECTORS. --A regular meeting of the Board of Directors may be held at such time as shall be determined from time to time by resolution of the Board of Directors.

     SECTION 7. SPECIAL MEETINGS OF DIRECTORS. --The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by the President or by two directors. Such special meeting shall be held at the time specified in the notice of meeting.

     SECTION 8. PLACE OF DIRECTORS' MEETINGS. --All meetings of the Board of Directors (annual, regular or special) shall be held either at the principal office of the corporation or at such other place, either within or without the State of Texas, as shall be specified in the notice of meeting.

     SECTION 9. NOTICE OF DIRECTORS' MEETINGS. --All meetings of the Board of Directors (annual, regular or special) shall be held upon five (5) days' written notice stating the date, place and hour of meeting delivered to each director either personally or by mail or at the direction of the President or the Secretary or the person calling the meeting.

     In any case where all of the directors execute a waiver of notice of the time and place of any meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Texas) specified in the waiver of notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 10. COMPENSATION. --Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board, provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 11. ACTION WITHOUT A MEETING. --Any action required by the Articles of Incorporation, these By-Laws or any provision of law to be taken at a meeting or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of a committee thereof entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote, and may be stated as such in any articles or document.

     SECTION 12. TELEPHONE PARTICIPATION. --Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 13. COMMITTEES. --The Board of Directors, by resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Directors except as otherwise provided by statute.

     SECTION 14. REMOVAL. --Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the shareholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the shareholders entitled to vote. If less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. OFFICERS: ELECTION. --The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer. All such officers shall be elected at the annual meeting of the Board of Directors provided for in ARTICLE III, SECTION 5. If any office is not filled at such annual meeting, it may be filled at any subsequent regular or special meeting of the Board. The Board of Directors at such annual meeting, or at any subsequent regular or special meeting may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary. Any two or more offices may be held by the same person.

     All officers and assistant officers shall be elected to serve until the next annual meeting of directors (following the next annual meeting of shareholders) or until their successors are elected; provided, that any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the Board whenever in the judgment of the Board of Directors the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent appointed shall serve f or such term, not longer than the next annual meeting of the Board of Directors, as shall be specified, subject to like right of removal by the Board of Directors.

     SECTION 2. VACANCIES. --If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     SECTION 3. POWERS OF OFFICERS. --Each officer shall have, subject to these By-Laws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to his office and such duties and powers as the Board of Directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the Board of Directors. The President may secure the fidelity of any and all officers by bond or otherwise.

     SECTION 4. PRESIDENT. --The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the directors and shareholders. He shall see that all orders and resolutions of the Board are carried out, subject however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation.

     He or any Vice President shall execute bonds, mortgages and other instruments requiring a seal, in the name of the corporation, and, when authorized by the Board, he or any Vice President may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the Secretary or an Assistant Secretary. He or any Vice President shall sign certificates of stock.

     The President shall be EX-OFFICIO a member of all standing committees.

     He shall submit a report of the operations of the corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

     SECTION 5. VICE PRESIDENTS. --The Vice Presidents in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and they shall perform such other duties as the Board of Directors shall prescribe.

     SECTION 6. THE SECRETARY AND ASSISTANT SECRETARIES.--The Secretary shall attend all meetings of the Board and of all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

     The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and they shall perform such other duties as the Board of Directors shall prescribe.

     In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board and of shareholders shall be recorded by such person as shall be designated by the President or by the Board of Directors.

     SECTION 7. THE TREASURER AND ASSISTANT TREASURERS.--The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall keep and maintain the corporation's books of account and shall render to the President and directors an account of all of his transactions as Treasurer and of the financial condition of the corporation and exhibit his books, records and accounts to the President or directors at any time. He shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the President, and present to the President for his attention any requests for disbursing funds if in the judgment of the Treasurer any such request is not properly authorized. He shall perform such other duties as may be directed by the Board of Directors or by the President.

     If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and they shall perform such other duties as the Board of Directors shall prescribe.

                                    ARTICLE V

                     CERTIFICATES OF STOCK: TRANSFER, ETC.

     SECTION 1. CERTIFICATES OF STOCK. --The Certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If the corporation has a transfer agent or a registrar, other than the corporation itself or an employee of the corporation, the signatures of any such officer may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before said certificate or certificates shall have been issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates of stock shall be in such form as shall in conformity to law be prescribed from time to time by the Board of Directors.

     The corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the Secretary.

     SECTION 2. TRANSFER OF STOCK. --Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     SECTION 3. REGISTERED SHAREHOLDERS. --The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

     SECTION 4. LOST CERTIFICATE. --The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost. When authorizing such issue of a new certificate or certificates, the Board of Directors in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require or to give the corporation a bond with surety and in form satisfactory to the corporation (which bond shall also name the corporation's transfer agents and registrars, if any, as obligees) in such sum as it may direct as indemnity against any claim that may be made against the corporation or other obligees with respect to the certificate alleged to have been lost or destroyed, or to advertise and also give such bond.

                                   ARTICLE VI

                                    DIVIDEND

     SECTION 1. DECLARATION. --The Board of Directors may declare at any annual, regular or special meeting of the Board and the corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Texas.

     SECTION 2. RESERVES. --Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 1. SEAL. --The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the words "CORPORATE SEAL, TEXAS". Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The corporate seal may be altered by order of the Board of Directors at any time.

     SECTION 2. CHECKS. --All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 3. FISCAL YEAR. --The fiscal year of the corporation shall

     SECTION 4. AMENDMENTS. --Subject to repeal or change by action of the shareholders, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by action of the Board of Directors.

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                  REXAIR, INC.
                            (a Delaware corporation)

                                  ARTICLE VII.

                                  Stockholders

     SECTION A. Annual Meetings. (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified. at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the

Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION B. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a Stockholder or Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from tune to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the Delaware General Corporation Law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

     SECTION 5. Voting; Proxies: Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date flied pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

     (c) Where a separate vote by a class or classes, present in person or represented by proxy. shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

     SECTION 6. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be one or such other number not greater than ten as may be fixed from time to time by the Board of Directors or the Stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders' meeting is held.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of

Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.

     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors. SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can bear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may froth time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation. Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     (b) The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and, if there is no Chairman, of the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President's duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of Stockholders of any company in which the Corporation may hold stock., and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the

Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, anti the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the

Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rats in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rats in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation available for distribution as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall not have the right to receive a pro rats share of each or any such asset available for distribution as a dividend; however, the Corporation shall not be prohibited hereby for making a pro rata distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation's Board of Directors.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in either of the following forms: (a) the letters "L.S." or (b) a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Power To Indemnify In Actions, Suits Or Proceedings Other Than Those By Or In the Right Of The Corporation. Subject to Section 3 of this
Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Power To Indemnify In Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article XIV, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action., suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) if the Board of Directors so directs, by the Stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XIV, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would not be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be.

     SECTION 5. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XIV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article XIV, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 6. Expenses Payable In Advance. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article

XIV. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other tights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XIV (as distinguished from advancement of funds pursuant to Section 6 of this Article XIV) shall be made to the fullest extent permitted by law. The provisions of this Article XIV shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The tights conferred in this
Article XIV shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 8. Meaning of "other enterprises" in connection with Employee Benefit Plans, etc. For purposes of this Article XIV (including Sections 1, 2,4 and 9 hereof), references to "other enterprises' shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "sewing at the request of the Corporation' shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIV.

     SECTION 9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XIV.

Dated:   January 22, 1993

                                     BY-LAWS

                     SANITARY-DASH MANUFACTURING CO., INC.

                                   Article I.

                            MEETING OF STOCKHOLDERS.

     Section 1. ANNUAL MEETING. The annual meeting of Stockholders shall be held at the principal office of the Corporation, in the Town of Thompson, on the 30th day of April of each year, at one o'clock in the afternoon of that day. If the day so designated falls upon a Sunday or a legal holiday, then the meeting shall be held upon the first secular day thereafter. The Secretary shall serve personally, or by mail, a written notice thereof, addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

     Section 2. QUORUM. The presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for all the transaction of business, but a lesser number may unanimously. adjourn to some future time not less than nor more than thirty (30) days later, and the Secretary shall thereupon give at least five days notice by mail to each stockholder entitled to vote who was absent from such meeting.

     Section 3. SPECIAL MEETINGS. Special Meetings of Stockholders other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail, not less than 30 days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than 2% of the capital stock of the company. No business other than that specified in the call for the meeting, shall be transacted at any meeting of the stockholders.

     Section 4. VOTING. At all meetings of the Stockholders all questions, the manner of deciding which is not specifically regulated by statute, shall be determined by a majority vote of the Stockholders present in person or by proxy; provided, however, that any qualified voter may demand a stock vote, in which case each Stockholder present, in person or by proxy, shall be entitled to cast one vote for each share of stock owned or represented by him. All voting shall be viva voce, except that a stock vote shall be ballot, each of which shall state the name of the Stockholder voting and the number of shares owned by him, and in addition, if such ballot be cast by proxy, the name of the proxy shall be stated. The casting of all votes at special meetings of stockholders shall be governed by the provisions of the Corporation Laws of this State.

     Section 5. ORDER OF BUSINESS. The order of business at all meetings of the stockholders, shall be as follows:

     1. Roll Call.

     2. Proof of notice of meeting or waiver of notice.

     3. Reading of minutes of preceding meeting.

     4. Reports of Officers.

     5. Reports of Committees.

     6. Election of Inspectors of Election.

     7. Election of Directors.

     8. Unfinished Business.

     9. New Business.

                                   Article II.

                              AMENDMENTS TO BY-LAWS

     "Section 1. NUMBER. The affairs and business of this Corporation shall be managed by a Board of not more than seven (7) Directors, who need not be stockholders of record.'

(Adopted at Special Meeting of Stockholders January 19, 1984 (page 426) effective December 1, 1981)

     "Section 2. HOW ELECTED. At the Annual Meeting of the Stockholders, any number of Directors shall be nominated and, if seven (7) or fewer persons are nominated, then each person so nominated, who shall receive a majority of the votes cast, shall be elected as a Director. Where more than seven (7) persons shall be nominated to be Directors at an Annual Meeting of the Stockholders, then each of the seven (7) persons receiving the highest plurality of the votes cast shall be elected as a Director. Those so elected at the Annual Meeting of the Stockholders shall constitute the Board of Directors for the ensuing year and until their successors are elected and qualify. Nothing herein contained shall affect the right to cumulative voting, as provided for in the Certificate of Incorporation."

(Adopted at a Special Meeting of the Stockholders, August 7, 1986 (pages 498-499) effective immediately) the annual meeting of the Stockholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of two (2) directors.

     Section 6. NOTICE OF MEETINGS. Notice of meetings, other than the regular annual meetings shall be given by service upon each Director in person, or by mailing to him at his last known post-office address, at least ten (10) days before the date therein designated for such meeting, including that day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

     Section 7. QUORUM. At any meeting of the Board of Directors, two-thirds of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, not more than thirty days later.

     Section 8. VOTING. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he may hold.

     Section 9. VACANCIES. Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.

                              AMENDMENTS TO BY-LAWS

     "Section 9. VACANCIES. Vacancies in the Board include (i) those caused by the resignation, removal, death or other cause, whereby a Director elected at the most recent Annual Meeting of the Stockholders no longer serves as such, and
(ii) those caused by the creation of new directorships at any time when there are fewer than seven (7) Directors. Any vacancies in the Board which occur between Annual Meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors; and in lieu of the term provided for in Sections 2 and 3 of this Article, any Director, who is so elected by a majority of the Directors to fill any vacancy which occurs between Annual Meetings, shall hold office until the next Annual Meeting of the Stockholders and thereafter until his successor has been elected and qualified.

(Adopted at a Special Meeting of the Stockholders, August 7, 1986 (pages 494-5) effective immediately)

                                  Article III.

                                    OFFICERS

         Section 1. NUMBER. The officers of this Company

        AMENDMENTS            TO BY-LAWS EFFECTIVE July 30, 1979 Originals at
                              page 297 of Minute Book

     "SECTION 1. NUMBER. The officers of this Company shall be a Chairman of the Board (of directors), a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as the Board may determine, who shall have such duties, powers and functions as hereinafter provided. All officers may be elected or appointed by the Board. Any officer may hold more than one office."; and it is further of the officers of the Company shall be as follows:

                                   PRESIDENT.

     The President shall preside at all meetings of the Board of Directors and Stockholders.

     He shall present at each annual meeting of the Stockholders and Directors a report of the condition of the business of the Company.

     He shall cause to be called regular and special meetings of the Stockholders and Directors in accordance with; these By-Laws.

     He shall appoint and remove, employ and discharge, statutes are properly kept, made and filed according to law. The President or the Chairman each shall have the power and right to sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer."

        AMENDMENTS          TO BY-LAWS EFFECTIVE July 30, 1979 Originals at
                            pages 297-299 of Minute Book

     "Section 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Company shall be as follows:

     A.   CHAIRMAN OF THE BOARD

     The Chairman of the Board shall preside at all meetings of the Board of Directors and Stockholders. He shall present at each annual meeting of the Stockholders and Directors a report of the condition of the business of the Company. He shall cause to be called regular and special meetings of the Stockholders and Directors in accordance with these By-Laws.

                                   SECRETARY.

     The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Stockholders in appropriate books.

     He shall give and serve all notices of the Corporation.

     He shall be custodian of the records and of the seal, and affix the latter when required.

     He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post-office address, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during business hours at the office of the Corporation, subject to the inspection of any Stockholder of the Corporation, and permit such Stockholder to make extracts from said books to the extent and as prescribed by lay.

     He shall sign all certificates of stock.

     He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Corporation.

     He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                   TREASURER.

     The Treasurer shall have the care and. custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

     He shall sign, make, and endorse in the name of the Corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors.

     He shall exhibit at all reasonable times his books and accounts to any director or stockholder of the Company upon application at the office of the Corporation during business hours.

     He shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders.

     He shall keep at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

     He shall do and perform all duties pertaining to the office of Treasurer.

     While the same shall in no way be binding upon the Corporation, it is anticipated that the practice of the Corporation shall be to have the same individual serving in the office of Secretary-Treasurer.

     Section 4. BOND. The Treasurer shall, if required by the Board of Directors, give to the Company such security for the faithful discharge of his duties as the Board may direct.

     Section 5. VACANCIES, HOW FILLED. All vacancies in any office, shall be filled by the Board of Directors without undue delay, at its regular meeting, or at a meeting specially called for that purpose.

     Section 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

     Section 7. The Board of Directors may remove any officer, by a two-thirds vote, at any time with or without cause.

                                   Article IV.

     Section 1. SEAL. The seal of the corporation shall be as follows:

     A ringed border with the name SANITARY-DASH MANUFACTURING CO., INC. and the Inner circle bearing the legend "Corporate Seal - l959 - Connecticut".

                                   Article V.

                             CERTIFICATES OF STOCK.

     Section 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation.

     Section 2. TRANSFER OF STOCK. The stock of the corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate be issued. No transfer shall be made upon the books of the Corporation within ten days next preceding the annual meeting of the shareholders.

                                   Article VI.

                                   DIVIDENDS.

     Section 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

                                  Article VII.

                               BILLS, NOTES, etc.

     Section 1. HOW MADE. All bills payable, notes, checks or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by any two (2) of the following officers of the Corporation: the President, the Vice-President, the Secretary and the Treasurer. (When the same person occupies the office of Secretary-Treasurer, and signs any of the foregoing, an other officer must also sign such instrument). No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable Instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name of or in behalf of the Corporation, except as herein expressly prescribed and provided.

                                  Article VIII

                                   AMENDMENTS.

Section 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by an affirmative vote of the stockholders representing two-thirds of the whole capital stock, at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each stockholder of record, which notice shall state the alterations, amendments or changes which are proposed to be made in such By-Laws. Only such changes as have been specified in the notice shall be made. If, however, all the stockholders shall be present at any regular or special meeting, these By-Laws may be amended by a unanimous vote, without any previous notice.

                                (End of By-Laws)

                                     BYLAWS

                                       OF

                              SUNDANCE SPAS, INC.

                            A California Corporation

                                    ARTICLE I

                                     OFFICES

     Section 1.01. PRINCIPAL EXECUTIVE OFFICE. The Board of Directors (the "Board") shall fix the location of the principal executive office of the corporation at arty place within or outside the State of California. If the principal executive office is located outside California and the corporation has one or more business offices in California, then the Board shall fix and designate a principal business office in California.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 2.01. PLACE OF MEETINGS. All meetings of shareholders shall be held either at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated from time to time either by the Board or by the written consent of all persons entitled to vote thereat.

     Section 2.02. ANNUAL MEETING. An annual meeting of shareholders shall be held each year on a date and at a time designated by the Board. At that meeting, directors shall be elected. Any other proper business may be transacted at the annual meeting of shareholders.

     Section 2.03. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board or by the Chief Executive Officer.

     Section 2.04. NOTICE OF ANNUAL OR SPECIAL MEETING. Written notice of any annual or special meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat; Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action.

     Section 2.05. QUORUM AND ACTION. The presence of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment. notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares required to constitute a quorum.

     Section 2.06. ADJOURNED MEETING AND NOTICE THEREOF. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 2.05) no other business may be transacted at such meeting.

     Section 2.07. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall only be persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.08.

     Section 2.08. RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or to receive payment of any dividend or other distribution or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date.

     If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for the determination of shareholders for any purpose other than set forth in this section or in Section 2.10 shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth
(60th) day prior to the date of such other action, whichever is later.

     Section 2.09. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote and not present in person or by proxy signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. Each such waiver, consent, or approval shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, except as provided in Section 601(f) of the California General Corporation Law (the "Law").

     Section 2.10. ACTION WITHOUT MEETING. Subject to Section 603 of the Law, any action which, under any provision of the Law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 2.08, the record date for determining shareholders entitled to give consent pursuant to this section, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

                                   ARTICLE III

                               BOARD OF DIRECTORS

    Section 3.01. POWERS. Subject to the limitations of the Articles of Incorporation (the "Articles"), of these Bylaws and of the Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. Without prejudice to such general powers, but subject to the same limitations, the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

     (a) To select and remove all officers, agents and employees of the corporation, prescribe the powers and duties for them that are consistent with law, with the Articles or these Bylaws; fix their compensation, and require from them security for faithful service.

     (b) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles or these Bylaws, as they may deem best.

     (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

     (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

     (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name. promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and security therefor.

     Section 3.02. NUMBER OF DIRECTORS. The authorized number of directors of the corporation shall be one (1). This number can be changed by an amendment to the Articles of Incorporation or an amendment to this Bylaw adopted by the vote or written consent of a majority of the outstanding shares entitled to vote. If the number of directors is indicated as being not less than a stated minimum and not more than a stated maximum (which in no case shall be greater than two times the stated minimum minus one), then the exact number of directors shall be fixed, within the limits specified, by approval of the Board of Directors or shareholders. However, if the fixed number or minimum number of directors is five or more, an amendment that would reduce the fixed number or minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting to an action by written consent, are equal to more than one-sixth (sixteen and two-thirds percent (16-2/3%)) of the outstanding shares entitled to vote. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     Section 3.03. ELECTION AND TERM OF OFFICE. Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is riot held, or the full authorized number of directors are not elected thereat, directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until his or her respective successor shall have been duly elected and qualified.

     Section 3.04. VACANCIES. Any director may resign effective upon giving written notice to the Chief Executive Officer or Secretary, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     A vacancy in the Board shall be deemed to exist in case of the death, resignation or removal of a director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are to be elected, to elect the full authorized number of directors at that meeting.

     The Board may declare vacant the office of any director who has been declared of unsound mind by an order of court or convicted of a felony.

     The shareholders may elect a director at any time to fill any vacancy not filled by the Board. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 3.05. PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place within or without the State of California that has been designated from time to time by the Board. In the absence of such designation. regular meetings shall be held at the principal executive office of the corporation.

     Section 3.06. REGULAR MEETINGS. Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for consideration of matters of organization, election of officers and the transaction of other business.

     Other regular meetings of the Board shall be held without call at times to be fixed by the Board from time to time. Such regular meetings of the Board may be held without notice.

     Section 3.07. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chief Executive Officer, the Secretary or any two directors.

     Section 3.08. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting. A written consent respecting such action shall be filed with the minutes of the proceedings of the Board.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01. OFFICERS. The officers of the corporation shall be a Chief Executive Officer, President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant

Treasurers, and such other officers as may be elected or appointed by the Board. Any number of offices may be held by the same person.

     Section 4.02. ELECTION. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of
Section 4.04, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

     Section 4.03. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

     Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.04. VACANCIES. A vacancy in any office because of death. resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     Section 4.05. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer has, subject to the control of the Board, supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall preside at all meetings of the Board and shareholders. The Chief Executive Officer shall have such other powers and duties as may be prescribed by the Board.

     Section 4.06. PRESIDENT. The President has, subject to the control of the Board and supervision of the Chief Executive Officer, the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

     Section 4.07. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if there be such an officer or officers, in order of their rank as fixed by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

     Section 4.08. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board and committees of the Board, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business office in accordance with the provisions of the Law.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders, the Board and any committees of the Board required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     The duties of an Assistant Secretary shall be those delegated from time to time by the Secretary of the corporation.

     Section 4.09. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                    ARTICLE V

                                OTHER PROVISIONS

     Section 5.01. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chief Executive Officer, President, any Vice President, the Chief Financial Officer or the Secretary of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power of authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

     Section 5.02. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chief Executive Officer, President or a Vice President and by the Chief Financial Officer, the Secretary, or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.

     Section 5.03. ANNUAL REPORT TO SHAREHOLDERS. Any annual report to shareholders referred to in Section 1501 of the Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

     Section 5.04. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the Law shall govern the construction of these Bylaws. All references in these Bylaws to the Law or sections thereof (or to any other statute or section thereof) shall be deemed to include references to any amendments to such code sections or any reenactment of such statutes to the extent that these Bylaws are consistent with such amendments or reenactments. In the event of any conflict between these Bylaws and any such amendment or reenactment, these Bylaws shall be construed to give effect to such amended code section or reenacted statute. In these Bylaws, the neuter gender includes the feminine and masculine, the feminine gender includes the masculine, the masculine gender includes the feminine, and singular numbers include the plural.

                                   ARTICLE VI

                                 CORPORATE FUNDS

     Section 6.01. DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the Board.

     Section 6.02. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall be determined from time to time by the Board.

     Section 6.03. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select and may make such rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VII

                                 INDEMNIFICATION

     Section 7.01. DEFINITIONS. For the purpose of this Article, "agent" includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, member or trustee of another corporation, partnership, joint venture, trust or other enterprise; "proceeding" includes any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative: and "expenses" includes attorneys' fees and any expenses of establishing a right to indemnification under this Article.

     Section 7.02. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. Each person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or a subsidiary thereof or is or was serving at the request of the corporation as a director, officer, partner, member or trustee of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than under prior law) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful. The right to indemnification conferred by this section shall be a contract right that shall inure to the benefit of a person's heirs, executors and administrators and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Law so requires, such payment of expenses shall not be made until delivery to the corporation of an undertaking by or on behalf of the person to repay such amount unless it shall be determined ultimately that such person is entitled to be indemnified.

     Section 7.03. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or a subsidiary thereof or is or was serving at the request of the corporation as a director, officer, partner, member or trustee of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than under prior law) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interest of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. The right to indemnification conferred by this section shall be a contract right that shall inure to the benefit of a person's heirs, executors and administrators and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Law so requires, such payment of expenses shall not be made until delivery to the corporation of an undertaking by or on behalf of the person to repay such amount unless it shall be determined ultimately that such person is entitled to be indemnified. No indemnification shall be made under this section:

     (a) In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

     (b) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

     (c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

     Section 7.04. REQUIRED INDEMNIFICATION AGAINST EXPENSES. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 7.02 or 7.03 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     Section 7.05. APPROVAL OF INDEMNIFICATION. Except as provided in Section 7.04, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 7.02 or 7.03 by:

     (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

     (b) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

     (c) The court in which such proceeding is or was pending upon application made by the corporation or the person to be indemnified or the attorney or other person rendering services in connection with the defense, whether or not such application by such person, attorney or other person is opposed by the corporation.

     Section 7.06. OTHER INDEMNIFICATION. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred by Sections 7.02 and 7.03 may be conferred on any employee or agent of the corporation if, and to the extent, authorized by the Board.

     Section 7.07. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

     These Bylaws may be amended or repealed and new Bylaws may be adopted by approval of the holders of a majority of the outstanding shares entitled to vote. Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a Bylaw providing for a variable number of directors), may be adopted, amended or repealed by the Board.

                                   CERTIFICATE

     I, the undersigned, do hereby certify:

     (a) That I am the duly elected and acting Secretary of Sundance Spas, Inc., a California corporation; and

     (b) That the foregoing Bylaws, comprising eleven (11) pages, constitute the original Bylaws of said corporation as duly adopted by the Sole Incorporator and approved by the Board of Directors by Unanimous Written Consent dated as of May 6, 1998.

     IN WITNESS WHEREOF, the undersigned duly executed this instrument as of this 6th day of May, 1998.


                                        /s/ Paul A. Herrmann
                                       -----------------------------------------
                                                    Paul A. Herrmann

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              UGE Liquidation Inc.
                            (a Delaware corporation)

                                   ARTICLE I.

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the

Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a Stockholder or Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the Delaware General Corporation Law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings axe filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

     (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

     SECTION 6. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be one or such other number not greater than ten as may be fixed from time to time by the Board of Directors or the Stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase entire Board herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders' meeting is held.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of

Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.

     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation.. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar. communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     (b) The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and, if there is so Chairman, of the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President's duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board o Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of Stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall sot be more than 60 days nor less than 10 days before the date of such meeting. If so record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the

Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall sot precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall sot apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if be were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the

Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rata in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rats in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation available for distribution as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall sot have the right to receive a pro rata share of each or any such asset available for distribution as a dividend however, the Corporation shall not be prohibited hereby for making a pro rats distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation's Board of Directors.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders anti shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in either of the following forms: (a) the letters "L.S." or (b) a circular inscription which contains the words Corporate Seal and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Power To Indemnify In Actions, Suits Or Proceedings Other Than Those By Or In the Right Of The Corporation. Subject to Section 3 of this
Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of solo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Power To Indemnify In Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or sot opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 3. Authorization of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article XIV, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is sot obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) if the Board of Directors so directs, by the Stockholders. To the extent, however, that a director, officer, employee or agent Of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XIV, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would sot be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term another enterprises as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall sot be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be.

     SECTION 5. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XIV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article XIV, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 6. Expenses Payable In Advance. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article

XIV. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XIV (as distinguished from advancement of funds pursuant to Section 6 of this Article XIV) shall be made to the fullest extent permitted by law. The provisions of this Article XIV shall sot be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this
Article XIV shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 8. Meaning of "other enterprises" in connection with Employee Benefit Plans, etc. For purposes of this Article XIV (including Sections 1, 2, 4 and 9 hereof), references to `other enterprises' shall include employee benefit plans; references to `fines' shall include any excise taxes assessed on a person with respect to an employee benefit plan, references to `serving at the request of the Corporation' shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner `not opposed to the best interests of the Corporation' as referred to in this Article XIV.

     SECTION 9. Insurance. The Corporation may, but shall sot be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XIV.

Dated:   January 22, 1993

                                     BY-LAWS

                                       OF

                          USI AMERICAN HOLDINGS, INC.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of

Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if .any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected Sand qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall-have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on be-half of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer Or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA -excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses") . Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:   March 15, 1995.

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               USI ATLANTIC CORP.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, a Board of Directors shall be elected or, during such time as the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") provides for a classified Board of Directors, that class of directors the term of which shall expire at the meeting shall be elected and the Stockholders shall transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders. a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting, during ordinary business hours. for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or. if not so specified. at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation, shall be called by the Chairman, President or Secretary only upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days. or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the

President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary. shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting, Proxies, Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer `period) and, unless Delaware Law or the Certificate of Incorporation (including resolutions designating any class or series of preferred stock pursuant to Article IV of the Certificate of Incorporation) provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. Except as otherwise required by law or the Certificate of Incorporation, at all elections of directors the voting may but need not be by ballot and a plurality of the votes entitled to vote thereon that are cast shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes entitled to vote thereon that are cast.

     (b) Where a separate vote by a class or classes is required on a matter by law or the Certificate of Incorporation, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, and the affirmative vote of the majority of shares of such class or classes entitled to vote thereon that are cast shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors. in advance of any meeting, may, but need not, unless required by Delaware Law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may. but need not. unless required by Delaware Law, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors shall exercise exclusive strategic control of the Corporation and shall not delegate its policy-making powers.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors, but shall be not less than three. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties. if any. as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held exclusively within the United Kingdom except that the Board of Directors may at any time meet at any place, whether or not within the United Kingdom, in order to consider whether a meeting of the Board of Directors may take place outside the United Kingdom, having regard to:

     (a) the requirements of Inland Revenue Statement of Practice 1/90 (9th January 1994); and

     (b) the agenda of the proposed meeting and the powers of the Board of Directors that will or may be exercised at such meeting.

     If, having considered the aforementioned matters, the Board of Directors determine that such meeting could take place without causing the Corporation to cease to be centrally managed and controlled in the United Kingdom, such meeting may then take place outside the United Kingdom. This procedure must be repeated on each occasion that it is proposed that a meeting shall take place outside the United Kingdom.

     The particular place of a meeting within in the United Kingdom may from time to time be fixed by resolution of the Board of Directors. or may be specified in the notice of meeting. The particular place of a meeting outside the United Kingdom may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier, to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting; provided, however, that if less than five days' notice is provided and one third of the members of the Board of Directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this
Section 7. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation and Removal. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman or Secretary, unless otherwise specified in the resignation. Directors may be removed only in the manner provided in the Certificate of Incorporation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws or the Certificate of Incorporation, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Preferred Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Certificate of Incorporation.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall, subject to the provisions of Article II, Section 1 of these By-Laws, have and may exercise, to the extent permitted by Delaware Law, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter required to be submitted to the stockholders for approval, (ii) adopt, amend or repeal any By-Law or (iii) take any action that it is not permitted to take pursuant to Delaware Law. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors, subject to the provisions of
Section 4 of Article II. Except as otherwise provided by law. the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more

Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the flame of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed. it may be attested by the signature of the Secretary or any other officer.

     (f) The Corporate Controller, if there be one, shall be the Corporation's principal accounting officer, and shall have all duties and authority in connection with financial reporting and related matters that are incident to such position.

     (g) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. In addition, the officers may enter into, execute and deliver such undertakings in the ordinary course of business, and authorize other persons to enter into, execute and deliver such undertakings in the ordinary course of business, in connection with the officers' exercise of their powers enumerated in these By-Laws.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve (to the extent in the ordinary course of business or, in other instances, as ma be authorized by the Board of Directors), such approval to be conclusively evidenced b the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President. any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation, and shall be deemed given when delivered personally or mailed to such address.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The names and addresses of the holders of record of the shares of each class and series of the Corporation's capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person. whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock in certificated form shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the requisite majority of Stockholders, to the fullest extent permitted by Delaware Law, and if so ratified shall have the same force and. effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed. and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors. the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership. joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall he indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment. with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments. fines. ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1. such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or, being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary. the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this
Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Losses shall be reasonably documented by the officer or director and required payments shall be made promptly by the Corporation. Losses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers. directors and employees of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated: March 31, 1999

                                     BYLAWS

                                       OF

                                  ZURCO, INC.

                            (a Delaware corporation)


                                    ARTICLE I
                                Corporate Offices

     The registered office of Zurco, Inc. (the "Corporation") shall be 300
Delaware Avenue, Suite 1704, Wilmington, Delaware 19801-1612..... The
Corporation shall also have offices at such other places within or outside the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                                  Stockholders

     SECTION 1. Place of Stockholders' Meetings. All meetings of the stockholders of the Corporation shall be held at the registered office of the Corporation or at such other place or places, within the State of Delaware, as may from time to time be selected by the Board of Directors.

     SECTION 2. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at 10:00 a.m. on the first Monday in April, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or at such other date and time as the Board of Directors may determine.

     SECTION 3. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at. least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation.

     SECTION 4. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting, shall be mailed or delivered to each stockholder not less than 10 nor more than GO days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

     SECTION 5. Stockholder Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 6. Quorum. Except as otherwise provided by law or the Corporation's Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from. time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

     SECTION 7. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or, if none or in the Chairman's absence, the President, or, in the President's absence, a Vice President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

     SECTION 8. Voting; Proxies; Required Vote. (a) At each meeting -of stockholders, every stockholder shall be entitled to vote `in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) . Each stockholder shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws. At all elections of directors the voting may but need not be by ballot and all such elections shall be decided by a plurality vote. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise proxies in the Corporation's Certificate of Incorporation.

     SECTION 9. Inspectors. The Board or Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right. to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact. found by such inspector or inspectors.

                                   ARTICLE III
                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware. The number of directors constituting the entire Board shall be three (3), or such larger number as may be fixed from time to time by action of the stockholders. One of such directors may be selected by the Board of Directors to be its Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 3. Chairman of the Board. The Chairman of the Board of Directors, If any, shall preside at all meetings of the stockholders and the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     SECTION 4. Quorum and Manner of the Board. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of a majority of the directors present at. a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 5. Places of Meetings. Meetings of the Board of Directors may be held at any place within the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the notice of meeting.

     SECTION 6. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at. the same place at which such stockholders' meeting is held.

     SECTION 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President or by a majority of the directors then in office.

     SECTION 9. Notice of Meetings. Unless otherwise provided in these Bylaws, a notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman, or, In the Chairman's absence or inability to act, the President, or in the President's absence or inability to act, a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

     SECTION 11. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 12. Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

     SECTION 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 14. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE IV

                                   Committees

     SECTION 1. Appointment. From time to time the Board of Directors, by a resolution adopted by a majority of the entire Board, may appoint any committee or committees for any purpose or purposes, to the extent lawful, and each such committee shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure and shall meet, where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the committee.

     SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

                                    ARTICLE V

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President. and a Secretary, and may include, by election or appointment, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignations Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

     SECTION 4. President and Chief Executive Officer. The President shall be the chief executive officer of the Corporation and shall have such duties as customarily pertain to that office. The President shall exercise general management and Supervision of the property, business and affairs of the Corporation and over its other officers. With the approval and at. the specific direction of the Board of Directors, the President also may appoint and remove assistant officers and other agents and employees and may execute, along with a counter-signature of another officer of the Corporation, and deliver in. the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

     SECTION 5. Vice President. With the approval and at the specific direction of the Board of Directors, a Vice President may execute, along with a counter-signature of another officer of the Corporation, and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office. A Vice President shall also have such other authority as from time to time may be assigned by the Board of Directors or the President.

     SECTION 6. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the monies of the Corporation in a separate account to the credit of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board, or whenever they may require, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

     SECTION 7. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and act as secretary thereof, record all the votes of the Corporation and the minutes of its transactions in a book to be kept for that purpose and perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors under whose supervision he shall be. He shall keep in safe custody the corporate seal of the Corporation and, when authorized by the Board, affix the seal to any instrument requiring it.

     SECTION 8. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as the Board of Directors shall from time to time prescribe.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof .may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent. as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution filing the record date is adopted by the Board of

Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next. preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Deliver' made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates; however, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect. authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

     The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VIII

                                    Dividends

     Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders. The division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit or otherwise on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on March 31st of each year.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                        Contracts, Proxies, Reports, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such. person The Board of Directors, from time to time, may confer like powers upon any other person.

     SECTION 3. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

                                   ARTICLE XIV

                                 Indemnification

     (a) Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify every person who is or was a party, or is threatened to be made a party, to (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or (ii) any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in his favor, by reason of the fact that such person serves or has served at any time as a Director or officer of the Corporation, or who at the request of the Corporation serves or at any time has served as a Director or officer of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprises, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law. Such idemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate of Incorporation, other Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (b) Reimbursement for Costs of Successful Defense. To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, shall have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) of this Article XIV or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably paid or incurred by him in connection therewith.

     (c) Determination of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstance because he has met the applicable standard of conduct set forth in this Article XIV. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not. parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel, who may be one of the regular independent legal counsel of the Corporation, in a written opinion, or (iii) by the stockholders.

     (d) Advance of Expenses. Expenses (including attorneys' fees) incurred by a person in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt by the Corporation of an undertaking in writing by or on behalf of the person to be indemnified to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article XIV. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (e) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XIV.

     (f) Definitions. For purposes of this Article, the term "Corporation" shall include constituent corporations referred to in Subsection (h) of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect), and references to "other enterprises" shall include employee benefit plans.

                                   ARTICLE XV

                                   Amendments

     As set forth in the Corporation's Certificate of Incorporation, the Board of Directors shall have power to adopt, amend or repeal these Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders by amendment to such Certificate of Incorporation, and the stockholders therein may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

                           ADVANCO CONSTRUCTORS, INC.

                           (a California corporation)

                                     BY-LAWS

                                    ARTICLE I

                                CORPORATE OFFICES

     The principle executive office of Advanco Constructors, Inc., (the "Corporation") shall be at 1500 West Ninth Street, Upland, California. The Corporation may also have offices at such other places, within or outside the state of California, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                                      SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, California."

                                   ARTICLE III

                             SHAREHOLDERS' MEETINGS

     1.   PLACE OF MEETINGS.

     All meetings of the shareholders shall he held at the principal office of the Corporation or at such other place or places, either within or without the state of California, as the Board of Directors may from time to time designate.

     2.   ANNUAL MEETING.

     The annual meeting of the shareholders of the Corporation shall he held on the third Tuesday of March in each year, or on such other date within four (4) months after the end of the fiscal year as the Board of Directors may he resolution determine, at 11:00 A.M., Pacific, when they shall elect a Board of Directors, and transact such other business as may properly he brought before the meeting. If the annual meeting shall not he called and held within six (6) months after the designated time, any shareholder may call such meeting.

     2.   QUORUM.

     A shareholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person, or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, as may be directed by the shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

     Meetings of the shareholders shall be presided over by the Chairman of the Board, or in his absence, the President, or if none of the foregoing is in office and present and acting, by a chairman chosen by the shareholders. The Secretary of the corporation, or in his absence, the Assistant Secretary, shall act as secretary of every meeting, hut, if neither is present, the Chairman shall appoint a secretary of the meeting.

     4.   VOTING.

     At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact, and filed with the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven
(11) months from the date of its execution, unless a longer time is expressly provided therein, hut in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution.

     If a quorum is present, the affirmative vote of a majority of the shares of stock represented and voting at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

     In all elections for directors, every shareholder complying with section 708(h) of the California Corporations Code and entitled to vote, shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's share are normally entitled, or to distribute the votes on the same principle among as many candidates as be may see fit. As provided in section 708(h) of the California Corporation Code, no shareholder shall be entitled to cumulate votes for any candidate for the office of director unless such candidates' name have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes.

     Upon demand made by a shareholder at any election of directors before the voting begins, the election shall be by ballot. No share shall be voted at any meeting upon which any installment is due and unpaid. The registered list of shareholders certified by the Transfer Agent of the Corporation or by its Secretary shall be evidence of the right of all persons or entities named therein to vote.

     5.   NOTICE OF MEETING.

     Written notice of the annual meeting shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the corporation, at least ten (10) days prior to the meeting, and shall state the time, place and, in the case of a special meeting, the general nature of the business to be transacted, or in the case of the annual meeting, the general nature of the business and matters which the directors intend to present to the shareholders.

     6.   JUDGES OF ELECTION.

     In advance of any meeting of shareholders, the Board of Directors, may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one (1) or three (3) judges are to be appointed. On request of the Chairman of the meeting, or of any shareholder or his proxy, the judge(s) shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

     7.   SPECIAL MEETINGS.

     Special meetings of the shareholders may be called at any time by the President, or the Board of Directors, or the holders of not less than one-fifth (1/5) of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held, not less than ten (10) nor more than sixty (60) days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

     Business transacted at all special meetings shall he confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote consent thereto.

     Written notice of a special meeting of the shareholders, stating the time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat at least five (5) days before such meeting, unless a greater period of notice is required by statute in a particular case.

     8.   CERTIFIED LIST OF SHAREHOLDERS.

     The Secretary or Transfer Agent of the Corporation shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meting, arranged in alphabetical order with the address of and the number of shares held by each. The list shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours, and shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     9.   ACTIONS BY CONSENT.

     The transaction of any meeting, however called or noticed, and wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the shareholders, or his proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the California Corporation Code to be included in the notice if such objection is expressly made at the meeting.

                                   ARTICLE IV

                                    DIRECTORS

     1.   BOARD OF DIRECTORS.

     The business and affairs of the Corporation shall be managed by a Board of Directors, consisting of five (5) directors. Directors shall be natural persons of full age and need not be residents of the State of California or shareholders in the Corporation. They shall be elected by the shareholders, at the annual meeting of the shareholders of the Corporation, and each director shall be elected for the term of at least one (1) year, and until his successor shall be elected and shall qualify.

     2.   POWERS.

     In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not be statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

     3.   MEETINGS OF THE BOARD.

     The meetings of the Board of Directors may be held at such place within the State of California, or elsewhere, as a majority of the directors may from time to time designate, or as may be designated in the notice calling the meeting.

     Each newly elected Board of Directors may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

     Regular meetings of the Board shall be held without notice at the principle executive office of the Corporation, or at such other time and place as shall be determined by the Board.

     4.   SPECIAL MEETINGS.

     Special meetings of the Board of Directors may be called by the President on forty-eight (48) hours notice to each director, either personally or by mail or telegram. Special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of two (2) or more directors.

     5.   QUORUM.

     A majority of the directors in office shall he necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     6.   VACANCIES.

     Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

     7.   COMPENSATION OF DIRECTORS.

     Directors shall he compensated either by a stated annual salary or by a fixed sum and expenses for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     8.   NATIONAL CATASTROPHE.

     Notwithstanding any other provisions of law, the Articles or these By-laws, during any emergency period following a national catastrophe, a majority of the surviving members (or the sole survivor) of the Board of Directors who have not been rendered incapable of acting because of incapacity or the difficulty of communication or transportation to the place of meeting shall constitute a quorum for the sole purpose of electing directors to fill such emergency vacancies: and a majority of the directors present at such meeting may act to fill such vacancies. Directors so elected shall serve until such absent directors are able to attend meetings or until the shareholders act to elect directors for such purpose. During such an emergency period, if the Board is unable to or fails to meet, any action appropriate to the circumstances may be taken by such officers of the Corporation as may be present and able to do so.

     9.   PRESUMPTION OF ASSENT.

     Minutes of each meeting of the Board shall be made available to each director at or before the next succeeding regular meeting. Every director shall be presumed to have assented to such minutes unless his objection thereto shall be made to the Secretary within ten (10) day after such regular meeting.

     10.  RESIGNATIONS

     Any director may resign by submitting to the President his resignation, which (unless otherwise specified therein) need not be accepted to make it effective and it shall be effective immediately upon its receipt by such officer.

     11.  REMOVAL OF DIRECTORS.

     The entire Board of Directors or any individual director may be removed from office at any time without assigning any cause, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election, given at a social meeting of the shareholders called for that purpose. Unless the entire Board be removed, not more than one (1) director at a time may be removed by any one (1) vote of shareholders; and no individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal which if cumulatively voted at an annual election of the full Board would be sufficient to elect at least one (1) director.

     12.  COMMITTEES.

     Standing or temporary committees consisting of two (2) or more directors may he appointed from its own number by the Board of Directors from time to time, and the Board may from time to time invest committees with such powers, subject to such conditions, as it may see fit. An Executive Committee may be appointed by resolution adopted by a majority of the full Board and it shall have all the powers and exercise all the authority of the Board in the management of the business of the Corporation except as specifically limited by the Board. All committees so appointed shall keep such records of the transaction of their meetings as the Board shall direct. Any action taken by any committee, except the Executive Committee, shall he subject to alteration or revocation by the Board of Directors; provided however, that third parties shall not be prejudiced by such alteration or revocation.

     13.  INFORMAL ACTION.

     The transaction of any meeting of the Board of Directors, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

     14.  WRITTEN ACTION.

     Any action required or permitted to be taken may be taken without a meeting if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Any such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                                    ARTICLE V

                                    OFFICERS

     1. The executive officers of the Corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Vice President and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary. It shall not be necessary for the officers to be directors.

     The salaries of all officers and agents of the Corporation shall he fixed by the Board of Directors.

     The officers of the Corporation shall be elected annually by the Board of Directors, and shall hold office for one (1) year and until their successors are chosen and have qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the Corporation will be served thereby.

     2.   PRESIDENT.

     The President shall be the chief executive officer of the Corporation. Be shall preside at all meetings of the shareholders and directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific power, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation. Be shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation. Be shall be ex officio a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

     3.   SECRETARY.

     The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as secretary thereof, record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or President, and under whose supervision be shall be. He shall keen in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it.

     4.   TREASURER.

     The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     5.   VACANCIES.

     If the office of any officer or agent becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

     6.   DELEGATION OF DUTIES.

     In case of the absence of any officer of the Corporation, or for any other reason which the Board may deem sufficient, the Board of Directors may delegate for the time being the powers and duties, or any of them, of such officer to any other officer or director or other person whom it may select.

                                   ARTICLE VI

                                ACTION BY CONSENT

     1.   CONSENT.

     Any action which may be taken at a meeting of the shareholders, or at a meeting of the directors or members of the Executive Committee, may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose, or by all of the directors or the members of the Executive Committee, as the case may be, and shall be filed with the Secretary of the Corporation.

     2.   TELEPHONE COMMUNICATIONS.

     One or directors or shareholders may participate in a meeting of the Board of Directors or a committee of the Board or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance at the meeting.

                                   ARTICLE VII

                                CORPORATE RECORDS

     1.   RECORDS REQUIRED.

     There shall be kept at the principle executive office of the Corporation an original or duplicate copy of the minutes of the shareholders and of the directors, and the original or a copy of the Corporation's By-Laws, including all amendments or alterations thereof to date, certified by the Secretary of the Corporation. An original or duplicate share transfer book shall also be kept at the registered office, or at the office of a transfer agent or registrar within this Commonwealth, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     2.   INSPECTION.

     Every shareholder shall have a right to examine, in person or by his agent or attorney, at any reasonable time or times for any reasonable purpose, the share transfer book, books or records of account, and records of the proceedings of the shareholders and directors, and make extracts therefrom.

                                  ARTICLE VIII

                                     SHARES

     1.   CERTIFICATES.

     The share certificates of the Corporation shall be numbered and registered in the share transfer hooks of the Corporation, as they are issued. They shall be signed by the President and Secretary or Treasurer in facsimile or otherwise, as permitted by law and shall hear the corporate seal.

     2.   TRANSFERS OF SHARES.

     Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, duly endorsed, with signature or signatures guaranteed by a bank or stockbroker. No transfer shall be made inconsistent with the provisions of Article 8 of the Uniform Code approved April 6, 1953 (Act No. 1), as amended and supplemented.

     3.   CLOSING SHARE TRANSFER BOOKS OR FIXING RECORD DATE.

     The Board of Directors may fix a time, not more than fifty (50) days prior to the date of any meeting of shareholders, or the date fixed for payment of any dividend or distribution, or the date fixed for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such divided or distribution or to receive any such allotment or rights, or to exercise the rights in respect to any change, conversion, or exchange of shares. In such cases, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such divided, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the share transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of and vote at a shareholders' meting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of and vote at such meeting.

     4.   LOST CERTIFICATES.

     Any person claiming the loss, theft, destruction or mutilation of a share certificate may have a new certificate issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     5.   SHARES OF OTHER CORPORATIONS.

     Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the President, or any Vice-President or other person authorized by resolution of the Board of Directors.

                                   ARTICLE IX

                                CORPORATE FINANCE

     1.   DIVIDENDS.

     Subject to the provisions of the statutes and the Articles of Incorporation, the Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as it deems advisable.

     2.   RESERVES.

     Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

     3.   FINANCIAL REPORTS TO SHAREHOLDERS.

     The Board of Directors shall have discretion to determine whether financial reports shall be sent to shareholders, what such reports shall contain, and whether they shall be audited or accompanied by the report of an independent or certified public accountant.

     4.   CHECKS.

     All checks, demands for money or notes of the corporation shall be signed by the officer or officers as the Board of Directors may from time to time designate.

     5.   FISCAL YEAR.

     The fiscal year of the corporation shall be fixed by the Board of Directors.

                                    ARTICLE X

                          INDEMNIFICATION OF OFFICERS,

                             DIRECTORS AND EMPLOYEES

     1.   INDEMNIFICATION.

     The Corporation shall reimburse or indemnify each director, officer and employee of the Corporation (and of any other corporation which he served at the request of the Corporation) for or against all liabilities and expenses reasonably incurred by or imposed upon him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the name of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative (hereinafter called "action"), in which he may become involved as a party or otherwise by reason of his being or having been such director, officer or employee or by reason of any action taken or not taken in such capacity, whether or not he continues to be such at the time such liabilities or expenses are incurred and whether or not such action or omission to act occurred before or after the adoption of this By-Law, provided that (i) in respect of any action by or in the right of the Corporation or such other corporation, such person was not grossly negligent or guilty of misconduct to the Corporation or such other corporation, and (ii) in respect of all other actions such person acted in good faith in what he reasonably believed to be in the best interests of this Corporation or such other corporation, and in addition in any criminal action had no reasonable cause to believe that his conduct was unlawful.

     As used in this By-Law, the term "liabilities and expenses" shall include but not be limited to counsel fees and expenses and amounts of judgments, fines or penalties against and amounts paid in settlement by, a director, officer or employee.

     2.   NON-EXCLUSIVITY.

     The foregoing right of indemnification shall not be exclusive of other rights to which any such person may otherwise be entitled.

     3.   CALIFORNIA INDEMNIFICATION STATUTES.

     All rights of indemnification authorized by the section 317 of the California General Corporation Law or other applicable statutes, as from time to time amended, are hereby granted to the foregoing persons in addition to, and not in derogation of, the other provisions of this Article. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

     4.   SURVIVAL.

     All rights of indemnification set forth herein, in the event of the death of the person involved, shall extend to the legal representatives of his estate and to his heirs and beneficiaries.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     1.   NOTICES.

     Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram or telex, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegram or telex, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or when transmitted to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.

     Any shareholder or director may waive in writing and at any time, any notice required to be given under the By-Laws. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the express purpose of such attendance is to object to the transaction of any business because the meeting was not lawfully called or convened.

                                   ARTICLE XII

                                   AMENDMENTS

     Except as otherwise specified in the Articles or these By-Laws, these By-Laws may be altered, amended and repealed, and new By-Laws may be adopted, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to case, or by the vote of a majority of the full Board of Directors of the Corporation; provided, however, that the Board of Directors shall have no power to alter any By-Law which fixes or changes the authorized number of directors of the corporation; and provided also that the exercise of power by the Board of Directors shall be subject to the authority of the shareholders to amend or revise such By-Laws. In each case, notice of the specific change proposed to be made must be given to the shareholders or to the directors, as the case may be, hut in the case of a unanimous vote such notice shall be deemed to be waived.

                                BYLAWS AMENDMENT

                            ZURN CONSTRUCTORS, INC.

DATE: MARCH 21, 1995

      Article III, Section 2:

     The annual meeting of the stockholders for the election of Directors, and transaction of such other business as may properly come before the meeting, shall be held on the first Friday of August in each year.

                                     BYLAWS
                                       OF
                     NATIONAL ENERGY PRODUCTION CORPORATION
                  (incorporated Under the Laws of Washington)

                                    Section I

                             SHAREHOLDERS' MEETINGS

     1.01 Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held each year at the principal place of business of the corporation (unless a different place within or without the State of Washington is specified in the notice of the meeting) on the third Monday in November, if not a legal holiday, or, if a legal holiday, then on the next succeeding day which is not a holiday, at 2:00 p.m., unless otherwise stated in the notice of meeting. In the event of failure to hold an election of directors at the annual meeting of the shareholders or in the event the annual meeting of the shareholders shall be omitted by oversight or otherwise, a meeting of the shareholders may be held at a later date for the election of directors and for the transaction of such other business as may properly come before the meeting. Any election held or other business transacted at such later meeting shall be as valid as if done or transacted at the annual meeting of the shareholders. Any such later meeting shall be called in the same manner as a special meeting of the shareholders and notice of the time, place and purpose thereof shall be given in the same manner as notice of a special meeting of the shareholders.

     1.02 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, the Board of Directors or any two (2) shareholders entitled to vote at the meeting.

     1.03 Notices of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid, addressed to the shareholder at his or her address as it appears in the shareholder address records of the corporation.

     1.04 Waiver of Notice. Notice of any shareholders' meeting may be waived in writing by any shareholder at any time, either before or after any such meeting. Notice shall be deemed waived by the presence of a shareholder at the meeting unless such shareholder (a) shall have made his or her written objection to the transaction of business at such meeting for the reason that it is not lawfully called or convened, and (b) at or prior to the commencement of such meeting, shall have delivered such written objection to the person chairing the meeting or other officer of the corporation present at such meeting.

     1.05 Adjourned Meetings. An adjournment or adjournments of any shareholders' meeting may be taken until such time and place as those present may determine without new notice being given, whether by reason of the failure of a quorum to attend or otherwise, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors are elected.

     1.06 Quorum of Shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter under consideration shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

     1.07 Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted. All voting at shareholders' meeting shall be by voice vote, except in the case of election of directors or unless any qualified voter shall demand a vote by ballot. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in such proxy.

                                    Section 2

                               BOARD OF DIRECTORS

     2.01 Number and Qualifications. The business and affairs of the corporation shall be managed by a board of directors who need not be shareholders of the corporation nor residents of the State of Washington. The present number of directors is hereby set at one (1).

     2.02 Election - Term of Office. The directors shall be elected by the shareholders at each annual shareholders' meeting, to hold office until the next annual shareholders' meeting and until their respective successors are elected and qualified.

     2.03 Vacancies. Except as otherwise provided by law, or unless the number of directors established under Subsection 2.01, above, as amended from time to time, is less than two (2), vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors attending any regular meeting of the Board of Directors, or any special meeting if the notice of such special meeting indicates that filling such vacancy is a purpose of the meeting. A director thus elected to fill a vacancy shall hold office during the unexpired term of his or her predecessor and until his or her successor is elected and qualified.

     2.04 Annual Meeting. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held immediately after and at the same place as the annual shareholders' meeting or any later shareholders' meeting at which a Board of Directors is elected.

     2.05 Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places as the Board of Directors by resolution may decide.

     2.06 Special Meetings. Special meetings of the Board of Directors may be held at any time or at any place whenever called by the President or by the Secretary at the request of any one (1) director.

     2.07 Place of Meetings. Any meeting of the Board of Directors may be held within or without the State of Washington.

     2.08 Notice of Meetings. Notice of the annual or regular meetings of the Board of Directors shall not be required. Notice of the time and place of special meetings of the Board of Directors shall be given by or at the direction of the President, the Secretary or any person or persons calling the meeting by mail, radio, telegram or personal communication over the telephone or otherwise, at least one (1) day prior to the day upon which the meeting is to be held. No notice need be given if the time and place of the meeting shall have been fixed by resolution of the Board of Directors and a copy of such resolution has been mailed to every director at least one (1) day before the first of any meeting or meetings held in pursuance thereof.

     2.09 Waiver of Notice. Notice of any meeting of the Board of Directors need not be given to any director if such notice is waived by him or her in writing or by radio, telegram or personal communication over the telephone or otherwise, whether before or after such meeting is held. Notice of any meeting shall be deemed waived by the presence of a director at the meeting unless such director
(a) shall have made his or her written objection to the transaction of business at such meeting for the reason that it is not lawfully called or convened, and
(b) at or prior to the commencement of such meeting shall have delivered such written objection to the person chairing the meeting. Any meeting of the board shall be a legal meeting without any notice thereof having been given if all of the directors are either present, other than for the sole purpose just described, or waive notice thereof.

     2.10 Quorum of Directors. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     2.11 Committees. The Board of Directors of this corporation may, by resolution adopted at any regular or special meeting of such Board, designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the Bylaws of the corporation or in such resolution, shall have and may exercise all of the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation; adopting a plan of merger or consolidation; recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation other than in the usual and regular course of its business; recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof; or amending the Bylaws of the corporation. The designation of any such committee by the Board of Directors and the delegation to it of authority shall not operate to relieve the Board of Directors, or any of its members, of any responsibility imposed by law.

     2.12 Shareholder Certification. The Board of Directors shall have the power to adopt by resolution a procedure for certification by shareholders that they are holding shares of the corporation for the account of another, as authorized by RCW 23A.04.010(6), as the same may be amended from time to time.

                                    Section 3

                                    OFFICERS

     3.01 Officers Enumerated - Election. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, as well as such assistants to such officers as the Board of Directors may determine, all of whom shall be elected by the Board of Directors at the annual meeting thereof to hold office for the term of one (1) year and until their successors are elected and qualified.

     3.02 Qualifications. None of the officers of the corporation need be a director. Any two (2) or more offices may be held by the same person, except for the offices of President and Secretary, unless all of the issued and outstanding stock of the corporation is owned of record by one (1) shareholder, in which event one (1) person may hold all or any combination of the offices.

     3.03 President. The President shall be the chief executive and operating officer of the corporation and, subject to the authority of the Board of Directors, shall have general charge, supervision and control over the business and affairs of the corporation and shall be responsible for the management thereof. He or she shall submit a report of the operations of the corporation for the preceding year to the shareholders at their annual meeting, and shall preside at all meetings of the shareholders and, if a member, of the Board of Directors. Any shares of stock of another corporation held by this corporation shall be voted by the President, subject to such direction as the Board of Directors may provide. The President shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

     3.04 Vice President. In the event of the absence or disability of the President, the Vice President shall have and may exercise and perform the authority and duties of the President. In addition, the Vice President shall perform such other duties as the Board of Directors or President may from time to time designate.

     3.05 Secretary. The Secretary shall issue notices of meetings of shareholders and directors and shall make and keep minutes of meetings of shareholders and directors. The Secretary shall keep and, when proper, affix the seal of the corporation. The Secretary shall keep the stock book of the corporation, a record of certificates representing shares of stock issued by the corporation, and a record of transfers of such certificates. The Secretary shall exercise the usual authority pertaining to the office of Secretary, and he or she shall perform such other duties as the Board of Directors or President may from time to time designate.

     3.06 Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation. He or she shall deposit all such funds in the name of the corporation in such depositories or invest them in such investments as may be designated or approved by the Board of Directors, and shall authorize disbursement of the funds of the corporation in payment of just demands against the corporation, or as may be ordered by the Board of Directors on securing proper vouchers for such disbursements. The Treasurer shall render to the Board of Directors from time to time as may be required of him or her an account of all his or her transactions as Treasurer, and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors or President.

     3.07 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

     3.08 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient. Such other officers shall hold their offices for terms as provided in Subsection 3.01 and such other agents shall hold their positions for such period as shall be determined from time to time by the Board of Directors. Such other officers and agents shall exercise such authority and perform such duties as the Board of Directors may prescribe, which authority and duties may include, in the case of the other officers, one or more of the duties of the named officers of the corporation.

     3.09 Removal of Officers. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     3.10 Salaries. Salaries of all officers and all agents of the corporation appointed by the Board of Directors shall be fixed by the Board of Directors; provided, however, the salary of the President shall be fixed by the shareholders.

                                    Section 4

                           BUSINESS OF THE CORPORATION

     4.01 Obligations. The President or, in his or her absence or in the event of his or her disability, the Vice President shall have responsibility for and shall have authority to carry out the normal and regular business affairs of the corporation as provided in Subsection 3.03. Any and all expenditures which are not in the normal and regular course of business or constitute capital expenditures in excess of Ten Thousand Dollars ($10,000) shall be subject to approval of the Board of Directors and ratification by the shareholders. Any agreements or other documents reflecting expenditures requiring such board approval shall be signed by the President or Vice President and attested by the Secretary.

     4.02 Contracts With Related Persons. The corporation may enter into contracts for the performance of administrative services and for the leasing of office space in which to perform such administrative services, but for no other purpose, with its directors, officers and shareholders, and with corporations, associations, firms and entities in which such directors, officers and shareholders are or may become interested as directors, officers, shareholders, members or otherwise, as freely as though such adverse interest did not exist, even though the vote, action or presence of such director, officer or shareholder may be necessary to obligate the corporation upon such contract or transaction. In the absence of fraud, no such contract or transaction shall be avoided, and no such director, officer or shareholder shall be held liable to account to the corporation by reason of such adverse interest or by reason of any fiduciary relationship to the corporation arising out of such office or stock ownership for any profit or benefit realized by him or her through any such contract or transaction; provided, that in the case of directors and officers of the corporation (but not in the case of shareholders who are not directors or officers) the nature of the interest of such director or officer, although not necessarily the details or extent thereof, shall be disclosed or known to the Board of Directors of the corporation at the meeting thereof at which such contract or transaction is authorized or confirmed. A general notice that a director or an officer of the corporation is interested in any corporation, association, firm or entity shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, association, firm or entity. Any contract, transaction or act of the corporation, or of any director or officer thereof, which shall be ratified by the shareholders at any meeting of the shareholders, shall be valid and binding, insofar as permitted by law, as though ratified by every shareholder of the corporation.

                                    Section 5

                                 INDEMNIFICATION

     5.01 Third Party Suit. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, trustee, officer, employee or agent of the corporation or its predecessor, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     5.02 Corporation or Derivative Suit. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, trustee, officer, employee or agent of the corporation or its predecessor, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     5.03 Expenses. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections 5.01 and 5.02, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     5.04 Procedure. Any indemnification under Subsections 5.01 or 5.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Subsections 5.01 or
5.02. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (b) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the shareholders.

     5.05 Advances. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Subsection 5.04 upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Section 5.

         5.06 Other Rights. The indemnification provided by this Section 5 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

                                    Section 6

                                      STOCK

     6.01 Certificate of Stock. Certificates of stock shall be issued in numerical order and each shareholder shall be entitled to a certificate signed by the President or Vice President and the Secretary and sealed with the corporate seal. Every certificate of stock shall state (a) that the corporation is incorporated under the laws of the State of Washington; (b) the name of the registered holder of the shares represented thereby; (c) the number, class and par value of the shares which the certificate represents; and (d) the total number of par value shares which the corporation is authorized to issue.

     6.02 Transfer. Shares of stock may be transferred by delivery of the certificates therefor accompanied by either an assignment in writing on the back of the certificate or a separate written assignment and power of attorney to transfer the same, which in either event is signed by the record holder of the certificate. No transfer shall be valid, except as between the parties thereto, until such transfer shall have been made upon the books of the corporation. Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate or certificates therefor have been surrendered to the corporation.

     6.03 Shareholders of Record. The corporation shall be entitled to treat the holder of record on the books of the corporation of any share or shares of stock as the holder in fact thereof for all purposes, including the payment of dividends on such stock and the right to vote on such stock.

     6.04 Loss or Destruction of Certificates. In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

     6.05 Closing of Transfer Books. The Board of Directors may close the books of the corporation against transfers of stock of the corporation for such period as the directors may from time to time determine, in anticipation of shareholders' meetings, the payment of any dividend or distribution, or any change, conversion or exchange of shares of the corporation.

     6.06 Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the corporation not inconsistent with these Bylaws, the Articles of Incorporation, or the laws of the United States or State of Washington.

                                    Section 7

                                BOOKS AND RECORDS

     7.01 Records of Corporate Meetings and Share Register. The corporation shall keep at either its principal place of business, its registered office or such other place permitted by law as the Board of Directors may designate (a) complete records of all of the proceedings of the Board of Directors and shareholders; and (b) a share register giving the names of the shareholders in alphabetical order and showing their respective addresses, the number of shares held by each and the dates upon which they acquired the same.

     7.02 Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions or votes of the Board of Directors or shareholders when certified by the President, Vice President or Secretary.

                                    Section 8

                                 CORPORATE SEAL

     The corporate seal of the corporation shall consist of a flat-faced circular die producing in raised form, words, letters and figures, the design of which shall conform to the impression which appears upon this page opposite this Bylaw.

                             CERTIFICATE OF ADOPTION

     The undersigned, being the director of NATIONAL ENERGY PRODUCTION CORPORATION, hereby certifies that the foregoing are the Bylaws adopted by the Board at its organization meeting of even date.

     DATED this    day of               , 1980
               ---       ---------------

                                         /s/ Jerry M. Rise, Director
                                        ----------------------------------------
                                        Jerry M. Rise, Director

                                BYLAWS AMENDMENT
                     NATIONAL ENERGY PRODUCTION CORPORATION

DATE: JULY 10, 1995

Section 1. Paragraph 1.01

     The annual meeting of the stockholders for the election of Directors, and transaction of such other business as may properly come before the meeting, shall be held on the first Friday of August in each year.

                        By-laws of Zurn Industries, Inc.

                                    ARTICLE I
                        MEETINGS, RIGHTS AND LIABILITIES

     Section 1. Meetings of the shareholders of Zurn Industries, Inc. (hereinafter called the "Company") shall be held at the registered office of the Company in the City of Erie, Commonwealth of Pennsylvania, or at such other place within or without the Commonwealth of Pennsylvania as shall be determined by the Board of Directors and stated in the notice of such meeting.

     Section 2. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting, shall be held in the first week of August in each year on such date and at such time as the Board of Directors may prescribe. The business at each annual meeting of shareholders shaft include only (a) the election of Directors,
(b) matters contained in the notice of the meeting or any supplements thereto,
(c) matters brought before the meeting by or at the direction of the Board of Directors, (d) matters property brought before the meeting by shareholder(s) (1) in accordance with the proxy rules of the Securities and Exchange Commission relating to shareholder proposals, or (2) by written notice of such business delivered to or mailed to the Secretary of the Company and received at the principal office of the Company not less than ninety (90) days prior to the meeting and (e) matters which are incidental or germane to any of the foregoing.

     Section 3. Special meetings of shareholders may be called at any time by a majority of the Board of Directors, or by the Chairman or Chief Executive Officer of the Company. Upon the written request of any of the foregoing officers or majority of Directors to call a special meeting, It shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time as the Secretary may fix, not more than sixty (60) days after receipt of such request. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so. Only such business shall be conducted as shall have been specified in the notice of meeting (or any supplement thereto) or brought before the meeting at the direction of the Board of Directors.

     Section 4. Written notice of the time and place of each meeting of the shareholders shall be given by or at the direction of the person authorized to call the meeting to each shareholder of record at least ten (10) days prior to the date fixed for such meeting, unless a greater period of notice shall be required by law in any particular case. Such notice shall be given by sending a copy thereof by first class, or express mail, postage prepaid, or such other manner as may be prescribed by law, to the address of each shareholder of record. When notice is deposited with the United States mail, such notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail for transmission. All such notices shall specify the place, day, and hour of the meeting, and in the case of a special meeting shall specify the general nature of the business to be transacted at such meeting.

     Section 5. Any annual or special meeting of shareholders may be adjourned, except otherwise provided by law, from time to time by a majority vote of the shareholders present or represented at the meeting, whether or not a quorum is present. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at such adjourned meeting other than by an announcement at the meeting at which such adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meetings.

     Section 6. The presence in person or by proxy of the holders of a majority of the outstanding shares of voting stock shall constitute a quorum. In case an adjournment of the meeting called for the election of Directors, for lack of a quorum, shall have been taken, the shareholders who attend either personally or by proxy the adjourned meeting, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing directors. In case of an adjournment of any other meeting of shareholders for one or more periods aggregating at least 15 days, for the lack of a quorum, the shareholders who attend either personally or by proxy this adjournment meeting, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purposes of acting upon any matters set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

     Section 7. Meetings of shareholders shall be presided over by the Chairman of the Company, or in his absence, by the President. The duties of the Secretary of such meetings shall be performed by the Secretary of the Company, or in his absence by an assistant secretary.

     Section 8. At all meetings of shareholders, each shareholder shall be entitled to one vote for each share of stock held by him. In election of Directors, the candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected. Every shareholder may vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder, or by his duty authorized attorney-in-fact, and filed with the Secretary of the meeting at or before the meeting.

                                  ARTICLE II.

                                    DIRECTORS

     Section 1. The business and affairs of the Company shall be managed by a Board of not less than three (3) Directors and not more than thirteen (13) Directors, the exact number of which shall be established from time to time by resolution of the Board of Directors, divided into three (3) classes, each class being as nearly equal in number as possible. The term of office of one of the three classes shall expire in each year. At each Annual Election, the Directors of the class to be elected shall be elected for a term of three (3) years each, provided that the term of one or more Directors shall be one or two years when necessary for the purpose of making each class of Directors as nearly equal in number as possible to each other class of Directors. The Directors need not be residents of the Commonwealth of Pennsylvania.

     Section 2. Meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as the majority of the Directors may from time to time specify, or may be designated in the notice calling the meeting.

     Section 3. Regular meetings of the Board may be held without notice at such places and times as may be determined from time to time by resolution of the Board.

     Section 4. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, or the Chairman-Executive Committee. Any such meeting shall be deemed to have been duty called if notice thereof stating the time and place of such meeting shall have been given to each Director at least two (2) days prior to the date fixed for such meeting. Such notice may be given by sending a copy thereof through first class or express mail, postage prepaid, or courier service, postage prepaid or by facsimile transmission (or such other means as may be permitted by law).

     Section 5. Whenever any written notice is required to be given to any Director, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     Section 6. Meetings of the Board of Directors shall be presided over by the Chairman of the Company, or in his absence by the Chief Executive Officer or in the absence of both by the Chairman - Executive Committee. If all three (3) of said officers should be absent, then the meeting shall be presided over by a Director chosen by a majority of the Directors then present. The duties of the Secretary of meetings of the Board of Directors shall be performed by the

Secretary of the Company, or in his absence by a Director designated by the Presiding Officer.

     Section 7. A majority of the Directors who have been elected shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board of Directors; provided, that if all the Directors shall severally or collectively consent in writing to any action taken or to be taken by the Company, such action shall be valid as corporate action as though it had been authorized at a meeting of the Board of Directors. One or more Directors may participate in a meeting of the Board or of a Committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 8. Any meeting of the Board of Directors at which a quorum is present may be adjourned from time to time by a vote of a majority of the Directors present. At the adjourned meeting, any business may be transacted or other action taken which might have been transacted or taken at the meeting as originally called, and no notice need be given any adjourned meeting or of the business to be transacted at the meeting other than by announcement at the meeting at which such adjournment is taken.

     Section 9. Any Director may resign at any time by giving written notice to the Chairman, to the Chief Executive Officer, or to the Chairman-Executive Committee of the Company. The resignation of any Director shall take effect at the time specified therein and, otherwise specified therein, acceptance of such resignation shall not be necessary make it effective.

     Section 10. Vacancies on the Board of Directors, including vacancies resulting in an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board, although less than a quorum, and each person so elected shall be a Director for the term of his predecessor and until his successor is elected by the shareholders at an annual meeting of the shareholders, or at any special meeting duly called for that purpose and held prior thereto. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     Section 11. By resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed to Directors who are not employees or officers of the Company for their services, for attendance at any regular or special meeting of the Board of Directors. A Director may serve the Company in any other capacity and may also be a salaried officer of the Company.

     Section 12. Written notice of the intent to make a nomination at a meeting of shareholders must be received by the Secretary of the Company not later than

(a) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting; and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to shareholders. The notice must contain (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of the Company stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominee or nominations are to be made by the shareholders would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors of the Company: and (e) the consent of each nominee to serve as a director of the Company if so elected.

                                   ARTICLE III

                                   COMMITTEES

     Section 1. Appointment. The Board of Directors may from time to time name certain of its members to act as a committee or committees at or in the intervals between, meetings of the Board, and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.

     Section 2. Executive Committee. The Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control of the business of the Company to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

     Section 3. Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members or any committee named by the Board of Director pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all Its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors.

                                   ARTICLE IV

                               OFFICERS AND AGENTS

     Section 1. The following executive officers of the Company shall be elected annually by the Board of Directors:

                              Chairman of the Board
                             Chief Executive Officer
                         Chairman -- Executive Committee
                       Executive or Group Vice Presidents
                Senior Vice President -- Chief Financial Officer
                          Vice President -- Controller
                          General Counsel and Secretary

     Section 2. The highest ranking officers of the Company shall be the Chairman and the Chief Executive Officer. Both offices may be held by the same person. The Chairman (and in his absence the Chief Executive Officer) shall preside at all meetings of the shareholders and Directors.

     Section 3. The office of President is merged into the office of Chief Executive Officer. The Chief Executive Officer shall act as President as required by law, contract, prior resolution of the Board, or otherwise.

     Section 4. The Chairman -- Executive Committee shall be a nonmanagement director who shall preside at all meetings of the Executive Committee. In the absence of both the Chairman and the Chief Executive Officer, the Chairman -- Executive Committee shall preside at all meetings of the shareholders and Directors.

     Section 5. The Board shall elect such Executive and Group Vice Presidents as it deems appropriate. Each Executive or Group Vice President shall be responsible for the overall activities of various product groups of the Company and its subsidiaries. They shall report to the Chief Executive Officer and assist him in such duties as he shall direct from time to time.

     Section 6. The Senior Vice President -- Chief Financial Officer shall report to the Chief Executive Officer and be responsible for tax, securities law, other required filings, and all other financial affairs of the Company, including supervision of the controller and audit functions. The Senior Vice President -- Chief Financial Officer will also be responsible for human resources and any other administrative matters that the Chief Executive Officer delegates to him. The Senior Vice President -- Chief Financial Officer shall act as Treasurer of the Company and shall be responsible for conducting treasury activities, including the care and custody of funds and financial assets, for supervising banking operations and for determining the amount and source of funds required to meet outstanding and planned commitments. He shall be responsible for maintenance of banking relations, arranging for lines of credit, controlling deposit levels, bank selection, and insurance functions.

     Section 7. In addition to the Senior Vice President -- Chief Financial Officer, the Board may elect such other Senior Vice Presidents as the Board deems appropriate. Duties of such officers shall be assigned by the Board and the Chief Executive Officer.

     Section 8. The Vice President -- Controller shall be the principal accounting officer having direct supervision and control over all accounting personnel. The Vice President -- Controller shall report to the Chief Financial Officer, and shall be responsible for initiating, preparing and issuing standard practices relating to all accounting matters and procedures, and for coordinating systems throughout the Company, including clerical and office methods, reports, and procedures. He shall be responsible for the preparation of financial statements and tax returns. He shall ascertain currently that all financial transactions covered by the minutes of the Board of Directors and the Executive Committee are properly executed and recorded.

     Section 9. General Counsel and Secretary shall be a member in good standing of the Pennsylvania Bar and have responsibility for the legal affairs of the Company, including the retention of outside counsel as required to protect the Company's interests. General Counsel and Secretary shall record the minutes of the meetings of the shareholders and Board of Directors, shall advise and consult with the Chairman, the Chief Executive Officer, the Chairman -- Executive Committee, and other officers of the Company regarding matters requiring shareholder or Board action, shall attend to giving and certifying all notices of the Company, shall prepare or have prepared the fist of shareholders required in connection with shareholder meetings and supervise the solicitation of proxies, and shall perform such other duties as may be conferred upon him by the Chairman, the Chief Executive Officer, the Chairman -- Executive Committee, and the Board of Directors.

     Section 10. The foregoing responsibilities and titles of the elected executive officers may be modified by resolution of the Board.

     Section 11. Each officer elected by the Board shall hold office until the annual meeting of shareholders next succeeding his election or until his successor shall have been chosen and qualified, unless a shorter period be specified at the time of his election, or until his death, or until he has earlier been removed or has resigned. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at a regular meeting thereof or at a special meeting for that purpose whenever in its judgment the best interests of the Company will be served thereby.

     Section 12. The officers of the Company, other than the Chairman, Chief Executive Officer and Chairman-Executive Committee, need not be Directors.

     Section 13. The Chief Executive Officer may from time to time appoint additional officers having responsibility for groups, divisions, representative offices, or specific staff functions. Such officers shall report to such other officers, hold office for such periods, have such authority, and perform such duties as the Chief Executive Officer may from time to time prescribe.

     Section 14. Except to the extent limited by law; the Board may name such officers, employees and agents or representatives of the Company as it may deem desirable, or as these By-Laws otherwise require, as members of committees.

     Section 15. Compensation of officers, employees and agents of the Company elected by the Board shall be payable in such amounts and at such times as may be determined from time to time by the Board of Directors, and compensation of other officers, employees, and agents shall be payable in such amounts as may be determined by the Chief Executive Officer. Prior to the determination of any salary for any officer or agent of the Company in excess of a dollar amount specified by the Board of Directors from time to time, the Board or an authorized committee of the Board shall review and approve such salary as proposed. The determination and establishment of any such salary shall be made only as approved by the Board or its authorized committee.

                                   ARTICLE V.

                     CONTRACTS, LOANS, CHECKS, DRAFTS, ETC.

     Section 1. The Board of Directors, except as in these By-Laws otherwise provided, may authorize officers, employees and agents or any of them to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or by the provisions of these By-Laws, no officer, employee or agent shall have any power or authority to bind the Company, except as otherwise provided by the law, by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any property or to any amount. My officer or agent of the Company authorized so to act by the Board of Directors or as otherwise provided in these By-Laws may effect loans and advances of any kind for the Company from any bank, trust company or other Institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver bonds, notes or other obligations or evidences of indebtedness of the Company for money so borrowed, and as security for the payment of the same and interest thereon may mortgage, pledge, convey or assign in trust the whole or any part of the property, real or personal, of the corporation whether at the time owned or thereafter acquired, except any franchises of the Company.

                                  ARTICLE VI.

                       SHARES OF STOCK AND THEIR TRANSFER

     Section 1. Certificates for shares of the Company shall be in such form as is required by the laws of the Commonwealth of Pennsylvania and as shall be approved by the Board of Directors. Each shareholder shall be entitled to a share certificate, which shall be signed by the Chief Executive Officer, Treasurer, or Secretary of the Company. Either actual or facsimile signature may be used.

     Section 2. Transfer of shares of stock of the Company (by the registered holder thereof or by their attorneys, thereunto authorized by a power of attorney duty executed and filed with the stock transfer agent designated by the Company, or by their legal representative upon the surrender for cancellation of the certificate or certificates to be transferred) shall be made only on the books of the Company, but no shares of stock shall be transferable until all previous costs thereon of any amounts due the Company shall have been paid. A person in whose name shares of stock stand on the books of the Company may be deemed the owner thereof for alt purposes as regards the Company; provided, however, that whenever such transfer of shares of stock shall be made as collateral security, such fact, if known to the transfer agent for the Company, shall be expressed in the entry of transfer.

     Section 3. The holder of any shares of stock of the Company shall immediately the Company or its designated transfer agent of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates upon the surrender of the mutilated certificate or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Company a bond in such sum and with such surety or sureties as it may direct, to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

                                  ARTICLE VII.

                                      SEAL

     The corporate seal of the Company shall be in the form expressed hereon and such seal may be used by causing a facsimile thereof to be impressed or affixed or in any manner reproduced upon any document.

                                  ARTICLE VIII

                                   FISCAL YEAR

     The fiscal year of the company shall begin on the first day of April in each year and end on the last day of March in the following year.

                                  ARTICLE IX.

                             LIMITS OF LIABILITY AND
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987, or as thereafter amended, permit the elimination or limitation of liability of directors no director of the Company shall be personally liable for monetary damages as such for any action taken or any failure to take any action as a director. The provisions of this Article shall be deemed to be a contract with each director of the Company who serves as such at any time while such provisions are in effect, and each director shall be deemed to be serving as such in reliance on such provisions. Any amendment to or repeal of this Article, or adoption of any other Article or By-Law of the Company, which has the effect of increasing director liability shall require the affirmative vote of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in any election of directors, voting together as a single class. Any such Amendment or repeal, or other Article or By-Law, shall operate prospectively only and shall not have effect with respect to any action taken, or any failure to act, by a director prior thereto.

     Section 2. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee of the Company or In any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Pennsylvania Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director, officer or employee of the Company in his or her capacity as such in advance of the final disposition of such proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director, officer or employee, to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under this Section or otherwise.

     (b) If a claim under Section 1 is not paid in full by the Company within forty-five (45) days a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Pennsylvania Business Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Pennsylvania Business Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall bar the action or create an irrefutable resumption that claimant had not met the applicable standard of conduct.

                                   ARTICLE X.

                                    AMENDMENT

     The Board of Directors shall have the power and authority to make, adopt, alter, amend, and repeal all By-Laws of the Company, at any regular or special meeting at which a quorum is present by majority vote of the Directors at any such meeting regardless of whether the shareholders have previously adopted the By-Law being amended or repealed, except with respect to those matters that are by statute reserved exclusively to shareholders; provided, however, that all such By-Laws shall be subject to change or repeal by the shareholders at any annual meeting or at any special meeting called for such purpose at which a quorum is present by a vote of the holders of a majority of the shares of stock present in person or by proxy.

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                           UNITED STATES BRASS CORP.
                            (a Delaware corporation)

                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the

Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Director or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may beheld at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided bylaw, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of

Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures. Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same persons.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The

Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1, Certificates; Signatures, The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares, The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents; Registrants; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated: July 10, 2003.

                          BYLAWS FOR THE REGULATION OF
                          ZURNACQ OF CALIFORNIA, INC.,
                            A CALIFORNIA CORPORATION

                                    ARTICLE I

                           Principal Executive Office

     The principal executive office of the corporation shall be One Zurn Plaza, Erie, Pennsylvania 16514.

                                   ARTICLE II

                             Meeting of Shareholders

     Section 2.01 Annual Meetings. The annual meeting of the shareholders shall be held on such date as the board of directors shall determine. At each annual meeting, directors shall be elected and any other proper business may be transacted.

     Section 2.02 Special Meetings. Special meetings of shareholders may be called by the board of directors, the chairman of the board (if there be such an officer), the president, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting within the limits fixed by law.

     Section 2.03 Place of Meetings. Each annual or special meeting of shareholders shall be held at such location as may be determined by the board of directors, or if no such determination is made, at such place as may be determined by the chief executive officer, or by any other officer authorized by the board of directors or the chief executive officer to make such determination. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the corporation.

     Section 2.04 Notice of Meetings. Notice of each annual or special meeting of shareholders shall contain such information, and shall be given to such persons at such time, and in such manner, as the board of directors shall determine, or if no such determination is made, as the chief executive officer, or any other officer so authorized by the board of directors or the chief executive officer, shall determine, subject to the requirements of applicable law.

     Section 2.05 Conduct of Meetings. Subject to the requirements of applicable law, all annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the board of directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of shareholders shall be designated by the board of directors and, in the absence of any such designation, shall be the chief executive officer of the corporation.

                                   ARTICLE III

                                    Directors

     Section 3.01 Number. The number of directors of the corporation shall be three (3) until changed in accordance with applicable law.

     Section 3.02 Meetings of the Board. Each regular and special meeting of the board shall be held at a location determined as follows: The board of directors may designate any place, within or without the State of California, for the holding of any meeting. If no such designation is made, (i) any meeting called by a majority of the directors shall be held at such location, within the county of the corporation's principal executive office, as the directors calling the meeting shall designate; and (ii) any other meeting shall be held at such location, within the county of the corporation's principal executive office, as the chief executive officer may designate, or in the absence of such designation, at the corporation's principal executive office. Subject to the requirements of applicable law, all regular and special meetings of the board of directors shall be conducted in accordance with such rules and procedures as the board of directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular or special meeting shall be designated by the directors and, in the absence of any such designation, shall be the chief executive officer of the corporation.

     Members of the board of directors (or any committee appointed by the board) may participate in a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in such meeting in such manner shall constitute presence in person at such meeting.

                                   ARTICLE IV

                          Indemnification of Directors,
                      Officers, and Other Corporate Agents

     Section 4.01 Indemnification. This corporation shall indemnify and hold harmless any person who is or was a director or officer of this corporation, or is or was serving at the request of the Board of Directors of this Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise (an "Agent"), from and against any expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any "proceeding" (as defined in said
Section 317(a)) to the fullest extent permitted by applicable law. The corporation shall advance to its agents expenses incurred in defending any proceeding prior to the final disposition thereof to the fullest extent and in the manner permitted by applicable law.

     Section 4.02 Right to Indemnification. This section shall create a right of indemnification for each person referred to in Section 4.01, whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of such section and in the event of death such right shall extend to such person's legal representatives. The right of indemnification hereby given shall not be exclusive of any other rights such person may have whether by law or under any agreement, insurance policy, vote of directors or shareholders, or otherwise.

     Section 4.03 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability.

                                    ARTICLE V

                                    Officers

     Section 5.01 Officers. The corporation shall have a president, a chief financial officer, a secretary, and such other officers, including a chairman of the board, as may be designated by the board. Unless the board of directors shall otherwise determine, the president shall be the chief executive officer of the corporation. Officers shall have such powers and duties as may be specified by, or in accordance with, resolutions of the board of directors. In the absence of any contrary determination by the board of directors, the chief executive officer shall, subject to the power and authority of the board of directors, have general supervision, direction, and control of the officers, employees, business, and affairs of the corporation.

     Section 5.02 Limited Authority of Officers. No officer of the corporation shall have any power or authority outside the normal day-to-day business of the corporation to bind the corporation by any contract or engagement or to pledge its credit or to render it liable in connection with any transaction unless so authorized by the board of directors.

                                   ARTICLE VI

                            Waiver of Annual Reports

     So long as the corporation has less 100 holders of record of its shares (determined as provided in Section 605 of the California General Corporation
Law), no annual report to shareholders shall be required, and the requirement to the contrary of Section 1501 of the California General Corporation Law is hereby expressly waived.

                                   ARTICLE VII

                                   Amendments

     New bylaws may be adopted or these bylaws may be amended or repealed by the shareholders or, except for Section 3.01, by the directors.

                                BYLAWS AMENDMENT

                          ZURNACQ OF CALIFORNIA, INC.

DATE:  AUGUST 4, 1995

Article II, Section 2.01:

     The annual meeting of the stockholders for the election of Directors, and transaction of such other business as may properly come before the meeting, shall be held on the first Friday of August in each year.

                                     Form of

                                     BY-LAWS

                                USI Global Corp.
                            (a Delaware corporation)


                                    ARTICLE I

                                  Stockholders

     SECTION 1. Annual Meetings. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     SECTION 2. Special Meetings. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, may be called by the Board of Directors or by the Stockholders holding together at least a majority of all shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

     (b) Written notice of a special meeting, stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

     SECTION 3. Quorums. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

     (b) When a quorum is present at any meeting. the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

     SECTION 5. Voting; Proxies; Required Vote. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the Stockholders.

                                   ARTICLE II

                               Board of Directors

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors or the stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present. may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors shall be held at such times and such place as may be fixed from time to time by resolution of the Board of Directors, or may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     SECTION 7. Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

     SECTION 8. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

     SECTION 9. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, the President or Secretary, unless otherwise specified in the resignation.

     SECTION 10. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III

                                   Committees

     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to he affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    Officers

     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4. Powers and Duties of Officers.

     (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

     (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

     (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

     (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

     (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                    ARTICLE V

                                 Contracts, Etc.

     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 2. Proxies; Powers of Attorney; Other Instruments. (a) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President, the Treasurer or the Secretary shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

     (b) The Chairman, the President, any Vice President, the Treasurer, the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI

                                Books and Records

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                         Certificates Representing Stock

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. Record Ownership. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall he entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 3. Transfer of Record Ownership. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     SECTION 6. Transfer Agents, Registrants, Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII

                                    Dividends

     Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                  Ratification

     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" or such other text as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI

                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                   ARTICLE XII

                                Waiver of Notice

     Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII

                                   Amendments

     By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                   ARTICLE XIV

                                 Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, against all expense, liability and loss (including, without limitation, attorneys and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith (`Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

     SECTION 2. Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the

Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 3. Actions, Suits Or Proceedings By Or In The Right Of The Corporation. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 4. Authorization of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iii) by the stockholders or (iv) as Delaware Law may otherwise permit. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 5. Good Faith Defined. For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     SECTION 6. Proceedings Initiated by Indemnified Persons. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

     SECTION 7. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.

     SECTION 8. Losses Payable In Advance. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding if the Board of Directors determines that such advancement of expenses is appropriate and upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 9. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers or directors of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

     SECTION 10. Meaning of certain terms in connection with Employee Benefit Plans, etc. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 11. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:

Registered No. 4872118

                             ARTICLES OF ASSOCIATION

                                       of

                              JBI HOLDINGS LIMITED



1.       Adoption of Table A

         In these articles "Table A" means Table A scheduled to the Companies (Tables A to F) Regulations 1985 as amended prior to the date of incorporation of the company. The regulations contained in Table A shall, except where they are excluded or modified by these articles, apply to the company and, together with these articles, shall constitute the articles of the company. No other regulations set out in any statute concerning companies, or in any statutory instrument or other subordinate legislation made under any statute, shall apply as the regulations or articles of the company.

2.       Interpretation

         Words and expressions which bear particular meanings in Table A shall bear the same meanings in these articles. In these articles, "address" in relation to electronic communications includes any number or address used for the purposes of such communications. References in these articles to writing include references to any method of representing or reproducing words in a legible and non-transitory form including by way of electronic communications where specifically provided in a particular article or where permitted by the directors in their absolute discretion. Headings are for convenience only and shall not affect construction. If, and for so long as, the company has only one member, these articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to such a company.

3.       Rights Attached to Shares

         Subject to the provisions of the Act and to any rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the directors may decide. Regulation 2 of Table A shall not apply.

4.       Unissued Shares

         Subject to the provisions of the Act and to these articles, any unissued shares of the company (whether forming part of the original or any increased capital) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as they may determine.

5.       Initial Authority to Issue Relevant Securities

         Subject to any direction to the contrary which may be given by the company in general meeting, the directors are unconditionally authorised to exercise all powers of the company to allot relevant securities. The maximum nominal amount of relevant securities that may be allotted under this authority shall be the nominal amount of the unissued share capital at the date of incorporation of the company or such other amount as may from time to time be authorised by the company in general meeting. The authority conferred on the directors by this article shall remain in force for a period of five years from the date of incorporation of the company but may be revoked varied or renewed from time to time by the company in general meeting in accordance with the Act.

6.       Exclusion of Rights to Offers on a Pre-emptive Basis

         Section 89(1) of the Act shall not apply to the allotment by the company of any equity security.

7.       Transfer and Transmission of Shares

7.1 The instrument of transfer of a subscriber's share which is not fully paid need not be executed by or on behalf of the transferee. Regulation 23 of Table A shall be modified accordingly.

7.2 Notwithstanding anything contained in these articles, the directors shall not decline to register any transfer of shares where such transfer is executed by or in favour of any bank or institution to whom such shares have been charged or mortgaged (or by or in favour of any nominee of such bank or institution) or where such transfer is effected upon the enforcement of the charge or mortgage in favour of any such bank or institution, nor may the directors suspend registration of any member which is a bank or institution (or nominee thereof) to whom such shares have been charged or mortgaged. A certificate by any official of such bank or institution that the relevant shares are so charged or mortgaged shall be conclusive evidence of such fact. Regulation 24 of Table A shall be modified accordingly.

7.3 A person who becomes entitled to a share by reason of any event (other than death or bankruptcy) giving rise to its transmission by operation of law shall have the same rights of election and other rights as a person entitled by transmission to a share as a consequence of death or bankruptcy. Regulations 30 and 31 of Table A shall be modified accordingly.

8.       Notice of General Meetings

         Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the company, and also to the auditors or, if more than one, each of them. The last sentence of regulation 38 of Table A shall not apply.

9.       Proceedings at General Meetings

         For all purposes of these articles apart from when the company has only one member, a general meeting of the company or of the holders of any class of its shares shall be valid and effective for all purposes if one person being a duly authorised representative of two or more corporations each of which is a member entitled to vote upon the business to be transacted is present. If, and for so long as, the company has only one member, that member or the proxy for that member or, where that member is a corporation, its duly authorised representative shall be a quorum at any general meeting of the company or of the holders of any class of shares. Regulation 40 of Table A shall be modified accordingly.

10.      Votes of Members

         At a general meeting, but subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative and every proxy for any member (regardless of the number or the holdings of the members for whom he is a proxy) shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder. Regulation 54 of Table A shall not apply.

11.      Members May Vote When Money Payable by Them

         Regulation 57 of Table A shall not apply.

12.      Receipt of Proxies

         The appointment of a proxy must:

         (i) in the case of an appointment which is not contained in an electronic communication, be received at the office (or at such other place or by such person as may be specified or agreed by the directors) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the directors) any authority under which it is made or a copy of the authority, certified notarially or in some other manner approved by the directors;

         (ii) in the case of an appointment contained in an electronic communication, where an address has been specified or agreed by the directors for the purpose of receiving electronic communications, be received at such address before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in some other manner approved by the directors, must, if required by the directors, be received at the office (or at such other place or by such person as may be specified or agreed by the directors) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

         (iii) in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid before the time appointed for the taking of the poll, and an appointment of a proxy which is not received in a manner so permitted shall be invalid.

         Regulation 62 of Table A shall not apply.

13.      Alternate Directors

         Any director (other than an alternate director) may appoint any other director, or any other person who is willing to act, to be an alternate director and may remove from office an alternate director so appointed by him. Regulation 65 of Table A shall not apply.

14.      Power to Provide for Employees

         The directors may by resolution exercise any power conferred by the Act to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

15.      Power to Receive Uncalled Moneys

         The directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and remaining unpaid on any shares held by him.

16.      Delegation of Directors' Powers

         The directors may delegate any of their powers (with power to sub-delegate) to committees consisting of such person or persons (whether directors or not) as they think fit. Regulation 72 of Table A shall be modified accordingly and references in Table A to a committee of directors or to a director as a member of such a committee shall include a committee established under this article or such person or persons.

17.      Appointment and Removal of Directors by Majority Shareholders

         Any member holding, or any members holding in aggregate, a majority in nominal value of such of the issued share capital of the company at the relevant time as carries the right of attending and voting at general meetings of the company may by memorandum in writing signed by or on behalf of him or them and delivered to the office or tendered at a meeting of the directors or at a general meeting of the company at any time and from time to time appoint any person to be a director (either to fill a vacancy or as an additional director) or remove any director from office (no matter how he was appointed). In this article references to in writing include the use of electronic communications.

18.      Appointment of Directors by Board

         Without prejudice to the powers conferred by any other article, any person may be appointed a director by the directors, either to fill a vacancy or as an additional director.

19.      No Age Limit or Share Qualification

         No director shall be required to retire or vacate his office, and no person shall be ineligible for appointment as a director, by reason of his having attained any particular age. No shareholding qualification for directors shall be required.

20.      Exclusion of Rotation Requirements and Other Provisions

         Regulations 73 to 80 (inclusive) and the last sentence of regulation 84 of Table A shall not apply.

21.      Disqualification and Removal of Directors

         The office of a director shall be vacated not only upon the happening of any of the events mentioned in regulation 81 of Table A but also if he is removed from office pursuant to these articles. Regulation 81 of Table A shall be modified accordingly.

22.      Directors' Gratuities and Pensions

         The directors may exercise all the powers of the company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, connections or dependants of any director or former director who holds or has held any executive office or employment with the company or with any body corporate which is or has been a subsidiary of the company or with a predecessor in business of the company or of any such body corporate and may contribute to any fund and pay premiums for the purchase or provision of any such benefit. No director or former director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company. Regulation 87 of Table A shall not apply.

23.      Notice of Board Meetings

         Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose, or by any other means authorised in writing by the director concerned. Notice shall be given in this manner to all directors including any director who is absent from the United Kingdom at the relevant time. A director may waive notice of any meeting either prospectively or retrospectively. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the directors may decide. Regulation 88 of Table A shall be modified accordingly.

24.      Participation in Board Meetings by Telephone

         All or any of the members of the board may participate in a meeting of the board by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.

25.      Resolution in Writing

         A resolution in writing signed by all the directors who are at the relevant time entitled to receive notice of a meeting of the board (if that number is sufficient to constitute a quorum) shall be as valid and effectual as a resolution passed at a meeting of the board properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the directors concerned. A resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the directors may decide. Regulation 93 of Table A shall not apply.

26.      Directors May Vote When Interested

         A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company shall declare the nature of his interest at a meeting of the directors in accordance with the Act. Subject where applicable to such disclosure, a director shall be entitled to vote in respect of any contract or proposed contract in which he is interested and if he shall do so his vote shall be counted and he shall be taken into account in ascertaining whether a quorum is present. A reference in this article to a contract includes any transaction or arrangement (whether or not constituting a contract). Regulations 94 and 95 of Table A shall not apply.

27.      Official Seal

         The company may exercise all the powers conferred by the Act with regard to having any official seal and such powers shall be vested in the directors. Subject to the provisions of the Act, any instrument to which an official seal is affixed shall be signed by such persons, if any, as the directors may from time to time determine.

28.      Notices

         Any notice or other document may be served on or sent or delivered to any member by the company either personally, or by sending it by post addressed to the member at his registered address, or by leaving it at that address addressed to the member, or, where appropriate, by using electronic communications to an address notified by the member concerned to the company for that purpose, or by publication on a web site in accordance with the Act, or by any other means authorised in writing by the member concerned. In the case of joint holders of a share service, sending or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or delivery to all the joint holders. Regulation 112 of Table A shall not apply.


29.      Time of Service

         Any notice or other document, if sent by the company by post, shall be deemed to have been served or delivered twenty four hours after posting and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document left by the company at a registered address otherwise than by post, or sent by electronic communications shall be deemed to have been served or delivered when it was so left or sent. Regulation 115 of Table A shall not apply.

--------------------------------------------------------------------------------
NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS
--------------------------------------------------------------------------------



For and on behalf of
TRUCIDATOR NOMINEES LIMITED,
2 Lambs Passage,
London EC1Y 8BB

A.G. Ryde

Authorised Signatory



For and on behalf of
TREXCO LIMITED,
2 Lambs Passage,
London EC1Y 8BB

A.G. Ryde

Authorised Signatory


--------------------------------------------------------------------------------


                      DATED the sixth day of October 2003

                       WITNESS to the above signatures:-





                                 M.D.S. Corbett
                               Slaughter and May,
                                One Bunhill Row,
                                 London EC1Y 8YY